===============================================================================



                                  CWABS, INC.,
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.,
                                     Seller

                                PARK MONACO INC.,
                                     Seller

                      COUNTRYWIDE HOME LOANS SERVICING LP,
                                 Master Servicer

                      FEDERAL NATIONAL MORTGAGE ASSOCIATION
            Guarantor (with respect to the Class 1-AV-1 Certificates)

                              THE BANK OF NEW YORK,
                                     Trustee

                                       and


                    THE BANK OF NEW YORK TRUST COMPANY, N.A.
                                   Co-Trustee



                  --------------------------------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 2004

                  --------------------------------------------


                    ASSET-BACKED CERTIFICATES, SERIES 2004-15


                                Table of Contents
                                -----------------

                                                                                          Page
                                                                                          ----

ARTICLE I. DEFINITIONS                                                                      10

Section 1.01   Defined Terms................................................................10
Section 1.02   Certain Interpretive Provisions..............................................67

ARTICLE II. CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
WARRANTIES                                                                                  67

Section 2.01   Conveyance of Mortgage Loans.................................................67
Section 2.02   Acceptance by Trustee of the Mortgage Loans..................................75
Section 2.03   Representations,  Warranties  and  Covenants of the Master  Servicer and
               the Sellers..................................................................80
Section 2.04   Representations and Warranties of the Depositor.............................100
Section 2.05   Delivery of Opinion of Counsel in Connection with Substitutions and
               Repurchases.................................................................101
Section 2.06   Authentication and Delivery of Certificates.................................102
Section 2.07   Covenants of the Master Servicer............................................102
Section 2.08   Rights of the Guarantor.....................................................102

ARTICLE III. ADMINISTRATION AND SERVICING OF MORTGAGE LOANS                                103

Section 3.01   Master Servicer to Service Mortgage Loans...................................103
Section 3.02   Subservicing; Enforcement of the Obligations of Master Servicer.............105
Section 3.03   Rights of the Depositor, the Sellers, the Certificateholders, the NIM
               Insurer, the Guarantor, the Class 1-AV-1 Insurer and the Trustee in
               Respect of the Master Servicer..............................................107
Section 3.04   Trustee to Act as Master Servicer...........................................108
Section 3.05   Collection of Mortgage Loan Payments;  Certificate Account; Distribution
               Account; Pre-Funding Account; Seller Shortfall Interest Requirement.........109
Section 3.06   Collection of Taxes, Assessments and Similar Items; Escrow Accounts.........112
Section 3.07   Access to Certain Documentation and Information Regarding the Mortgage
               Loans.......................................................................112
Section 3.08   Permitted Withdrawals from the Certificate Account, Distribution
               Account, Carryover Reserve Fund and the Principal Reserve Fund..............113
Section 3.09   [Reserved]..................................................................116
Section 3.10   Maintenance of Hazard Insurance.............................................116
Section 3.11   Enforcement of Due-On-Sale Clauses; Assumption Agreements...................117
Section 3.12   Realization Upon Defaulted Mortgage Loans; Determination of Excess
               Proceeds and Realized Losses; Repurchase of Certain Mortgage Loans..........118
Section 3.13   Co-Trustee to Cooperate; Release of Mortgage Files..........................122
Section 3.14   Documents, Records and Funds in Possession of Master Servicer to be
               Held for the Trustee........................................................123
Section 3.15   Servicing Compensation......................................................124


                                       i


Section 3.16   Access to Certain Documentation.............................................124
Section 3.17   Annual Statement as to Compliance...........................................125
Section 3.18   Annual Independent Public Accountants' Servicing Statement; Financial
               Statements..................................................................125
Section 3.19   The Corridor Contracts......................................................125
Section 3.20   Prepayment Charges..........................................................126
Section 3.21   Reports to the Guarantor; Certificate Account Statements....................127

ARTICLE IV. DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER                              128

Section 4.01   Advances; Remittance Reports................................................128
Section 4.02   Reduction of Servicing Compensation in Connection with Prepayment
               Interest Shortfalls.........................................................129
Section 4.03   [Reserved]..................................................................130
Section 4.04   Distributions...............................................................130
Section 4.05   Monthly Statements to Certificateholders....................................151
Section 4.06   Fannie Mae Guaranty.........................................................154
Section 4.07   Class 1-AV-1 Policy.........................................................155
Section 4.08   Carryover Reserve Fund......................................................157
Section 4.09   Credit Comeback Excess Account..............................................159

ARTICLE V. THE CERTIFICATES                                                                160

Section 5.01   The Certificates............................................................160
Section 5.02   Certificate Register; Registration of Transfer and Exchange of
               Certificates................................................................161
Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates...........................165
Section 5.04   Persons Deemed Owners.......................................................165
Section 5.05   Access to List of Certificateholders' Names and Addresses...................166
Section 5.06   Book-Entry Certificates.....................................................166
Section 5.07   Notices to Depository.......................................................167
Section 5.08   Definitive Certificates.....................................................167
Section 5.09   Maintenance of Office or Agency.............................................168

ARTICLE VI. THE DEPOSITOR, THE MASTER SERVICER AND THE SELLERS                             168

Section 6.01   Respective Liabilities of the Depositor, the Master Servicer and the
               Sellers.....................................................................168
Section 6.02   Merger or Consolidation of the Depositor, the Master Servicer or the
               Sellers.....................................................................168
Section 6.03   Limitation on Liability of the Depositor, the Sellers, the Master
               Servicer, the NIM Insurer, the Guarantor and Others.........................169
Section 6.04   Limitation on Resignation of Master Servicer................................170
Section 6.05   Errors and Omissions Insurance; Fidelity Bonds..............................170

ARTICLE VII. DEFAULT; TERMINATION OF MASTER SERVICER                                       171

Section 7.01   Events of Default...........................................................171



                                       ii

Section 7.02   Trustee to Act; Appointment of Successor....................................172
Section 7.03   Notification to Certificateholders..........................................174

ARTICLE VIII. CONCERNING THE TRUSTEE AND THE CO-TRUSTEE                                    174

Section 8.01   Duties of Trustee...........................................................174
Section 8.02   Certain Matters Affecting the Trustee.......................................176
Section 8.03   Trustee Not Liable for Mortgage Loans.......................................177
Section 8.04   Trustee May Own Certificates................................................177
Section 8.05   Master Servicer to Pay Trustee's Fees and Expenses..........................177
Section 8.06   Eligibility Requirements for Trustee........................................178
Section 8.07   Resignation and Removal of Trustee..........................................178
Section 8.08   Successor Trustee...........................................................179
Section 8.09   Merger or Consolidation of Trustee..........................................180
Section 8.10   Appointment of Co-Trustee or Separate Trustee...............................180
Section 8.11   Tax Matters.................................................................181
Section 8.12   Co-Trustee..................................................................184
Section 8.13   Access to Records of the Trustee............................................186
Section 8.14   Suits for Enforcement.......................................................187

ARTICLE IX. TERMINATION                                                                    187

Section 9.01   Termination upon Liquidation or Repurchase of all Mortgage Loans............187
Section 9.02   Final Distribution on the Certificates......................................188
Section 9.03   Additional Termination Requirements.........................................190

ARTICLE X. MISCELLANEOUS PROVISIONS                                                        191

Section 10.01  Amendment...................................................................191
Section 10.02  Recordation of Agreement; Counterparts......................................192
Section 10.03  Governing Law...............................................................193
Section 10.04  Intention of Parties........................................................193
Section 10.05  Notices.....................................................................194
Section 10.06  Severability of Provisions..................................................195
Section 10.07  Assignment..................................................................195
Section 10.08  Limitation on Rights of Certificateholders..................................195
Section 10.09  Inspection and Audit Rights.................................................196
Section 10.10  Certificates Nonassessable and Fully Paid...................................196
Section 10.11  Rights of NIM Insurer.......................................................196
Section 10.12  The Class 1-AV-1 Insurer Rights.............................................197
Exhibits
EXHIBIT A                    Forms of Certificates
    EXHIBIT A-1              Form of Class AF-1 Certificate
    EXHIBIT A-2              Form of Class AF-2 Certificate
    EXHIBIT A-3              Form of Class AF-3 Certificate
    EXHIBIT A-4              Form of Class AF-4 Certificate
    EXHIBIT A-5              Form of Class AF-5 Certificate


                                      iii

    EXHIBIT A-6              Form of Class AF-6 Certificate
    EXHIBIT A-7              Form of Class MF-1 Certificate
    EXHIBIT A-8              Form of Class MF-2 Certificate
    EXHIBIT A-9              Form of Class MF-3 Certificate
    EXHIBIT A-10             Form of Class MF-4 Certificate
    EXHIBIT A-11             Form of Class MF-5 Certificate
    EXHIBIT A-12             Form of Class MF-6 Certificate
    EXHIBIT A-13             Form of Class MF-7 Certificate
    EXHIBIT A-14             Form of Class MF-8 Certificate
    EXHIBIT A-15             Form of Class BF Certificate
    EXHIBIT A-16             Form of Class 1-AV-1 Certificate
    EXHIBIT A-17             Form of Class 2-AV-1 Certificate
    EXHIBIT A-18             Form of Class 2-AV-2 Certificate
    EXHIBIT A-19             Form of Class 2-AV-3 Certificate
    EXHIBIT A-20             Form of Class MV-1 Certificate
    EXHIBIT A-21             Form of Class MV-2 Certificate
    EXHIBIT A-22             Form of Class MV-3 Certificate
    EXHIBIT A-23             Form of Class MV-4 Certificate
    EXHIBIT A-24             Form of Class MV-5 Certificate
    EXHIBIT A-25             Form of Class MV-6 Certificate
    EXHIBIT A-26             Form of Class MV-7 Certificate
    EXHIBIT A-27             Form of Class MV-8 Certificate
    EXHIBIT A-28             Form of Class BV Certificate
EXHIBIT B                    Forms of Class P Certificates
    EXHIBIT B-1              Form of Class PF Certificate
    EXHIBIT B-2              Form of Class PV Certificate
EXHIBIT C                    Forms of Class C Certificates
    EXHIBIT C-1              Form of Class CF Certificate
    EXHIBIT C-2              Form of Class CV Certificate
EXHIBIT D                    Form of Class A-R Certificate
EXHIBIT E                    Form of Tax Matters Person Certificate (Class A-R)
EXHIBIT F                    Mortgage Loan Schedule
    EXHIBIT F-1              List of Initial Mortgage Loans
    EXHIBIT F-2              Mortgage Loans for which All or a Portion
                                 of a Related Mortgage File is not Delivered to
                                 the Trustee on or prior to the Closing Date
EXHIBIT G                    Forms of Certification of Trustee
    EXHIBIT G-1              Form of Initial Certification of Trustee
                             (Initial Mortgage Loans)
    EXHIBIT G-2              Form of Interim Certification of Trustee
    EXHIBIT G-3              Form of Delay Delivery Certification
    EXHIBIT G-4              Form of Initial Certification of Trustee
                                 (Subsequent Mortgage Loans)
EXHIBIT H                    Form of Final Certification of Trustee
EXHIBIT I-1                  Transfer Affidavit for Class A-R Certificates
EXHIBIT J-1                  Form of Transferor Certificate for Class A-R
                             Certificates
EXHIBIT J-2                  Form of Transferor Certificate for Private
                             Certificates


                                       iv


EXHIBIT K                    Form of Investment Letter (Non-Rule 144A)
EXHIBIT L                    Form of Rule 144A Letter
EXHIBIT M                    Form of Request for Document Release
EXHIBIT N                    Form of Request for File Release
EXHIBIT O                    Copy of Depository Agreement
EXHIBIT P                    Form of Subsequent Transfer Agreement
EXHIBIT Q                    Form of Corridor Contracts
    EXHIBIT Q-1              Form of Class AF-1 Corridor Contract
    EXHIBIT Q-2              Form of Class 1-AV-1 Corridor Contract
    EXHIBIT Q-3              Form of Class 2-AV Corridor Contract
    EXHIBIT Q-4              Form of Adjustable Rate Subordinate Corridor
                             Contract
EXHIBIT R                    [Reserved]
EXHIBIT S                    Form of Corridor Contract Assignment Agreement
EXHIBIT T                    Officer's Certificate with respect to Prepayments
EXHIBIT U                    Form of Class 1-AV-1 Policy
EXHIBIT V                    Form of Trustee Notice with respect to REMIC
                             Provisions
SCHEDULE I                   Prepayment Charge Schedule and Prepayment Charge
                             Summary
SCHEDULE II                  Collateral Schedule
SCHEDULE III                 Class AF-1 Target Balance Schedule

               POOLING AND SERVICING AGREEMENT, dated as of December 1, 2004, by and among CWABS, INC., a Delaware corporation, as depositor (the "Depositor"), COUNTRYWIDE HOME LOANS, INC., a New York corporation, as a seller ("CHL" or a "Seller"), PARK MONACO INC., a Delaware corporation, as a seller ("Park Monaco" or a "Seller", and together with CHL, the "Sellers"), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership, as master servicer (the "Master Servicer"), FEDERAL NATIONAL MORTGAGE ASSOCIATION, as Guarantor of the Class 1-AV-1 Certificates (the "Guarantor"), THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national association, as co-trustee (the "Co-Trustee").

                              PRELIMINARY STATEMENT

               The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund (excluding the Corridor Contracts, the Credit Comeback Excess Account, the Carryover Reserve Fund and the assets held in the Pre-Funding Account) for federal income tax purposes will consist of four REMICs ("REMIC 1", "REMIC 2", "REMIC 3" and the "Master REMIC"). Each Certificate, other than the Class A-R Certificate, will represent ownership of one or more regular interests in the Master REMIC for purposes of the REMIC Provisions. The Class A-R Certificates represent ownership of the sole class of residual interest in REMIC 1, REMIC 2, REMIC 3 and the Master REMIC. The Master REMIC will hold as assets the several classes of uncertificated REMIC 3 Interests. Each REMIC 3 Interest (other than the R-3-R Interest) is hereby designated as a regular interest in REMIC 3. REMIC 3 will hold as assets the several classes of REMIC 2 Interests (other than the R-2-R Interest). Each REMIC 2 Interest (other than the R-2-R Interest) is hereby designated as a regular interest in REMIC 2. REMIC 2 will hold as assets the several classes of REMIC 1 Interests (other than the R-1-R Interest). Each REMIC 1 Interest (other than the R-1-R Interest) is hereby designated as a regular interest in REMIC 1. REMIC 1 will hold as assets all property of the Trust Fund (excluding the Corridor Contracts, the Credit Comeback Excess Account, the Carryover Reserve Fund and the assets held in the Pre-Funding Account). The latest possible maturity date of all REMIC regular interests created in this Agreement shall be the Latest Possible Maturity Date.

        REMIC 1:

               The REMIC 1 Interests will have the principal balances, pass-through rates and Corresponding Loan Groups as set forth below.


                                               Initial         Pass-Through      Corresponding
REMIC 1 Interests                              Balance             Rate          Loan Group(s)
----------------------------------------- -------------------  --------------  ------------------
R-1-1-I...............................           (1)                (5)                1
R-1-1-S...............................           (2)                (6)                1
R-1-2-I...............................           (1)                (5)                2
R-1-2-S...............................           (2)                (6)                2
R-1-3-I...............................           (1)                (5)                3
R-1-3-S...............................           (2)                (6)                3
R-1-XF................................           (3)                (7)                1
R-1-XV................................           (3)                (7)             2 and 3
R-1-R.................................           (4)                (4)               N/A


---------------
(1) The principal balance of each REMIC 1 Interest having an "I" designation is the principal balance of all the Initial Mortgage Loans in the Corresponding Loan Group.

(2) The principal balance of each REMIC 1 Interest having an "S" designation is the principal balance of all the Subsequent Mortgage Loans in the Corresponding Loan Group.

(3)   This REMIC 1 Interest pays no principal.

(4) The R-1-R Interest is the sole class of residual interest in REMIC 1. It has no principal balance and pays no principal or interest.

(5) The interest rate for this REMIC 1 Interest with respect to any Distribution Date (and the related Accrual Period) through the Distribution Date in February 2005 is a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Initial Mortgage Loans in the Corresponding Loan Group. For any Distribution Date (and the related Accrual Period) following the Distribution Date in February 2005, the interest rate for this REMIC 1 Interest is a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of all the Mortgage Loans in the Corresponding Loan Group.

(6) The interest rate for this REMIC 1 Interest with respect to any Distribution Date (and the related Accrual Period) through the Distribution Date in February 2005 is a per annum rate equal to 0.00%. For any Distribution Date (and the related Accrual Period) following the Distribution Date in February 2005, the interest rate for this REMIC 1 Interest is a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of all the Mortgage Loans in the Corresponding Loan Group.

(7) For any Distribution Date (and the related Accrual Period) through the Distribution Date in February 2005, this REMIC 1 Interest is entitled to all the interest payable with respect to the Subsequent Mortgage Loans in the Corresponding Loan Group (or Groups). For any Distribution Date (and the related Accrual Period) following the Distribution Date in February 2005, the interest rate for this REMIC 1 Interest is a per annum rate equal to 0.00%.

               On each Distribution Date, the Interest Funds and the Principal Distribution Amount of the Corresponding Loan Groups shall be distributed with respect to the REMIC 1 Interests in the following manner:

               (1) Interest. Interest is to be distributed with respect to each REMIC 1 Interest at the rate, or according to the formulas, described above.

               (2) Principal. For any Distribution Date (and the related Accrual Period) through the Distribution Date in February 2005, the Principal Distribution Amount with respect to the Initial Mortgage Loans in a Loan Group shall be allocated to its corresponding "I" REMIC 1 Interests, and the Principal Distribution Amount with respect to the Subsequent Mortgage Loans in a Loan Group shall be allocated to its corresponding "S" REMIC 1 Interests. For any Distribution Date (and the related Accrual Period) after the Distribution Date in February 2005, the Principal Distribution Amount with respect to all Mortgage Loans in a Loan Group shall be allocated in proportion to its corresponding REMIC 1 Interests.

        REMIC 2:

               The REMIC 2 Interests will have the principal balances, pass-through rates and Corresponding Loan Groups as set forth below. For the purpose of the descriptions that follow, (1) Loan Group 1 and the REMIC 2 Interests that correspond to Loan Group 1 are referred to, from time to time, as the "Fixed Loan Group" and the "Fixed Interests," respectively, and (2) Loan Group 2 and Loan Group 3 and the REMIC 2 Interests corresponding to Loan Group 2 and Loan Group 3 are referrred to, from time to time, as the "Variable Loan Groups" and the "Variable Interests", respectively.


                                                               Pass-Through      Corresponding
REMIC 2 Interests                          Initial Balance         Rate            Loan Group
-------------------------------------  ----------------------  ---------------  ----------------
R-2-F..............................              (1)                (2)                1
R-2-A-2 (0.9% of SCB Group 2)......              (3)                (4)                2
R-2-B-2 (0.1% of SCB Group 2)......              (3)                (4)                2
R-2-C-2 (0.9% of ASCB Group 2).....              (3)                (4)                2
R-2-D-2 (0.1% of ASCB Group 2).....              (3)                (4)                2
R-2-E-2 (Excess of Group 2)........              (3)                (4)                2
R-2-A-3 (0.9% of SCB Group 3)......              (3)                (5)                3
R-2-B-3 (0.1% of SCB Group 3)......              (3)                (5)                3
R-2-C-3 (0.9% of ASCB Group 3).....              (3)                (5)                3
R-2-D-3 (0.1% of ASCB Group 3).....              (3)                (5)                3
R-2-E-3 (Excess of Group 3)........              (3)                (5)                3
R-2-PF.............................             $100                (6)               N/A
R-2-PV.............................             $100                (7)               N/A
R-2-R..............................              (8)                (8)               N/A
R-2-XF.............................              (9)               (10)               N/A
R-2-XV.............................              (9)               (11)               N/A


---------------
(1) The Class F Interest will have a principal balance equal to the principal balance of the R-1-1-I and R-1-1-S Interests.

(2) A rate equal to the weighted average of the pass-through rates of the R-1-1-I and R-1-1-S Interests (the "Loan Group 1 Net Rate Cap").

(3) With respect to the Variable Interests, each REMIC 2 Interest having an "R-2-A-" designation (each, an "R-2-A Interest") will have a principal balance initially equal to 0.9% of the Subordinate Component Balance ("SCB") of its Corresponding Loan Group. Each REMIC 1 Interest having an "R-2-B-" designation (each, an "R-2-B Interest") will have a principal balance initially equal to 0.1% of the SCB of its Corresponding Loan Group. Each REMIC 2 Interest having an "R-2-C-" designation (each, an "R-2-C Interest") will have a principal balance initially equal to 0.9% of the Adjusted Subordinated Component Balance ("ASCB") of its

      Corresponding Loan Group. Each REMIC 2 Interest having an "R-2-D-" designation (each, an "R-2-D Interest") will have a principal balance initially equal to 0.1% of the ASCB of its Corresponding Loan Group. The initial principal balance of each REMIC 2 Interest having an "R-2-E-" designation (each, an "R-2-E Interest") will equal the excess of its Corresponding Loan Group over the initial aggregate principal balances of the R-2-A, R-2-B, R-2-C and R-2-D Interests corresponding to such Loan Group.

(4) A rate equal to the weighted average of the pass-through rates of the R-1-2-I and R-1-2-S Interests (the "Loan Group 2 Net Rate Cap").

(5) A rate equal to the weighted average of the pass-through rates of the R-1-3-I and R-1-3-S Interests (the "Loan Group 3 Net Rate Cap").

(6) The R-2-PF Interest is entitled to all Prepayment Charges collected with respect to the Mortgage Loans in Group 1. It pays no interest.

(7) The R-2-PV Interest is entitled to all Prepayment Charges collected with respect to the Mortgage Loans in Loan Group 2 and Loan Group 3. It pays no interest.

(8) The R-2-R Interest is the sole class of residual interest in REMIC 2. It has no principal balance and pays no principal or interest.

(9)   This REMIC 2 Interest pays no principal.

(10) This REMIC 2 Interest is entitiled to all amounts payable with respect to the R-1-XF Interest.

(11) This REMIC 2 Interest is entitiled to all amounts payable with respect to the R-1-XV Interest.

               On each Distribution Date, the Interest Funds and the Principal Distribution Amounts payable with respect to the REMIC 1 Interests shall be payable with respect to the REMIC 2 Interests in the following manner:

               (1) Interest. Interest is to be distributed with respect to each REMIC 2 Interest at the rate, or according to the formulas, described above.

               (2) Principal. All Principal Distribution Amounts arising with respect to Loan Group 1 shall be allocated to the Fixed Interests.

               (3) Principal if no Cross-Over Situation Exists. If no Cross-Over Situation exists with respect to any Variable Interest, then the Principal Distribution Amounts payable with respect to each Variable Loan Group will be payable: first to cause the Variable Loan Group's corresponding R-2-A, R-2-B, R-2-C and R-2-D Interests to equal, respectively, 0.9% of the SCB, 0.1% of the SCB, 0.9% of the ASCB and 0.1% of the ASCB, of the Corresponding Loan Group, and then to the corresponding R-2-E Interest.

               (4) Principal if a Cross-Over Situation Exists. If a Cross-Over Situation exists with respect to the R-2-A and R-2-B Interests then:

               (a) if the Calculation Rate in respect of the outstanding R-2-A and R-2-B Interests is less than the Adjustable Rate Subordinate Net Rate Cap, Principal Relocation Payments will be made proportionately to the outstanding R-2-A Interests prior to any other principal distributions from each such Variable Loan Group; and

               (b) if the Calculation Rate in respect of the outstanding R-2-A and R-2-B Interests is greater than the Adjustable Rate Subordinate Net Rate Cap, Principal Relocation

        Payments will be made proportionately to the outstanding R-2-B Interests prior to any other principal distributions from each such Variable Loan Group.

In each case, Principal Relocation Payments will be made so as to cause the Calculation Rate in respect of the outstanding R-2-A and R-2-B Interests to equal the Adjustable Rate Subordinate Net Rate Cap. With respect to each Variable Loan Group, if (and to the extent that) the sum of (a) the principal payments comprising the Principal Distribution Amount payable for the related Distribution Date and (b) the Realized Losses, are insufficient to make the necessary reductions of principal on the R-2-A and R-2-B Interests, then interest will be added to the Variable Loan Group's R-2-E Interest.

               (c) The outstanding aggregate R-2-A and R-2-B Interests for both Variable Loan Groups will not be reduced below 1 percent of the excess of (i) the aggregate outstanding Stated Principal Balances of all Variable Loan Groups as of the end of any Due Period over (ii) the Senior Certificates related to the Variable Loan Groups as of the related Distribution Date (after taking into account distributions of principal on such Distribution Date).

If (and to the extent that) the limitation in paragraph (c) prevents the distribution of principal to the R-2-A and R-2-B Interests of a Variable Loan Group, and if the Variable Loan Group's corresponding R-2-E Interest has already been reduced to zero, then the excess principal from that Variable Loan Group will be paid to the R-2-E Interest of the other Variable Loan Group, the aggregate R-2-A and R-2-B Interests of which are less than one percent of the Subordinate Component Balance. If the Variable Loan Group of the corresponding R-2-E Interest that receives such payment has a Group Net Rate Cap below the Group Net Rate Cap of the Variable Loan Group making the payment, then the payment will be treated by REMIC 2 as a Realized Loss. Conversely, if the Variable Loan Group of the R-2-E Interest that receives such payment has a Group Net Rate Cap above the Group Net Rate Cap of the Variable Loan Group making the payment, then the payment will be treated by REMIC 2 as a reimbursement for prior Realized Losses.

               If a Cross-Over Situation exists with respect to the R-2-C and R-2-D Interests then:

               (d) if the Calculation Rate in respect of the outstanding R-2-C and R-2-D Interests is less than the Adjusted Subordinate Net Rate Cap, Principal Relocation Payments will be made proportionately to the R-2-C Interests prior to any other principal distributions from each such Variable Loan Group; and

               (e) if the Calculation Rate in respect of the outstanding R-2-C and R-2-D Interests is greater than the Adjusted Subordinate Net Rate Cap, Principal Relocation Payments will be made proportionately to the outstanding R-2-D Interests prior to any other principal distributions from each such Variable Loan Group.

In each case, Principal Relocation Payments will be made so as to cause the Calculation Rate in respect of the outstanding R-2-C and R-2-D Interests to equal the Adjusted Subordinate Net Rate Cap. With respect to each Variable Loan Group, if (and to the extent that) the sum of (a) the principal payments comprising the Principal Distribution Amount payable for the related Distribution Date and (b) the Realized Losses, are insufficient to make the necessary reductions of principal on the R-2-C and R-2-D Interests, then interest will be added to the Variable Loan Group's R-2-E Interest.

               (f) The outstanding aggregate R-2-C and R-2-D Interests for all Variable Loan Groups will not be reduced below 1 percent of the excess of (i) the aggregate outstanding Stated Principal Balances of all Variable Loan Groups as of the end of any Due Period over (ii) the Senior Certificates related to the Variable Loan Groups as of the related Distribution Date (after taking into account distributions of principal on such Distribution Date).

               If (and to the extent that) the limitation in paragraph (f) prevents the distribution of principal to the R-2-C and R-2-D Interests of a Variable Loan Group, and if the Variable Loan Group's R-2-E Interest has already been reduced to zero, then the excess principal from that Variable Loan Group will be paid to the R-2-E Interests of the other Variable Loan Group, the aggregate R-2-C and R-2-D Interests of which are less than one percent of the Adjusted Subordinate Component Balance. If the Variable Loan Group of the R-2-E Interest that receives such payment has a Group Net Rate Cap below the Group Net Rate Cap of the Variable Loan Group making the payment, then the payment will be treated by REMIC 2 as a Realized Loss. Conversely, if the Variable Loan Group of the R-2- E Interest that receives such payment has a Group Net Rate Cap above the Group Net Rate Cap of the Variable Loan Group making the payment, then the payment will be treated by REMIC 2 as a reimbursement for prior Realized Losses.


        REMIC 3:

               The REMIC 3 Regular Interests will have the principal balances, pass-through rates and Corresponding Classes of Certificates as set forth in the following table:

                                           Initial         Pass-Through     Corresponding Class
REMIC 3 Interests                     Principal Balance        Rate           of Certificates
---------------------------------- ----------------------  --------------  ---------------------
R-3-AF-1...........................          (1)               (2)                 AF-1
R-3-AF-2...........................          (1)               (2)                 AF-2
R-3-AF-3...........................          (1)               (2)                 AF-3
R-3-AF-4...........................          (1)               (2)                 AF-4
R-3-AF-5...........................          (1)               (2)                 AF-5
R-3-AF-6...........................          (1)               (2)                 AF-6
R-3-MF-1...........................          (1)               (2)                 MF-1
R-3-MF-2...........................          (1)               (2)                 MF-2
R-3-MF-3...........................          (1)               (2)                 MF-3
R-3-MF-4...........................          (1)               (2)                 MF-4
R-3-MF-5...........................          (1)               (2)                 MF-5
R-3-MF-6...........................          (1)               (2)                 MF-6
R-3-MF-7...........................          (1)               (2)                 MF-7
R-3-MF-8...........................          (1)               (2)                 MF-8
R-3-BF.............................          (1)               (2)                  BF
R-3-PF.............................          $100              (3)                  PF
R-3-F-Accrual......................            $0              (2)                  N/A
R-3-1-AV-1.........................          (4)               (5)                1-AV-1
R-3-2-AV-1.........................          (4)               (6)                2-AV-1
R-3-2-AV-2.........................          (4)               (6)                2-AV-2
R-3-2-AV-3.........................          (4)               (6)                2-AV-3
R-3-MV-1...........................          (4)               (7)                 MV-1
R-3-MV-2...........................          (4)               (7)                 MV-2
R-3-MV-3...........................          (4)               (7)                 MV-3
R-3-MV-4...........................          (4)               (7)                 MV-4
R-3-MV-5...........................          (4)               (7)                 MV-5
R-3-MV-6...........................          (4)               (7)                 MV-6
R-3-MV-7...........................          (4)               (7)                 MV-7
R-3-MV-8...........................          (4)               (7)                 MV-8
R-3-BV.............................          (4)               (7)                  BV
R-3-$100...........................          $100              (8)                  A-R
R-3-V-Accrual......................           $0.00            (9)                  N/A
R-3-V-PO...........................   $6,765,000.00            (8)                  CV
R-3-PV.............................          $100              (10)                 PV
R-3-R..............................         (11)               (11)                 N/A
R-3-XF.............................         (12)               (13)                 CF
R-3-XV.............................         (12)               (14)                 CV


-------------
(1) This REMIC 3 Interest has a principal balance that is initially equal to 50% of its Corresponding Certificate Class issued by the Master REMIC. Principal payments, both scheduled and prepaid, Realized Losses,

      Subsequent Recoveries and interest accruing on the R-3-F-Accrual Interest will be allocated to this class to maintain its size relative to its Corresponding Certificate Class (that is, 50%) with any excess payments of principal, Realized Losses and Subsequent Recoveries being allocated to the R-3-F-Accrual Interest in such manner as to cause the principal balance of the R-3-F-Accrual Interest to have a principal balance equal to
      (a) 50% of the Loan Group 1 principal balance plus (b) 50% of the Fixed Rate Overcollateralized Amount for such Distribution Date.

(2) The pass-through rate with respect to any Distribution Date (and the related Accrual Period) for this REMIC 3 Interest is a per annum rate equal to the Loan Group 1 Net Rate Cap.

(3) The R-3-PF Interest is entitled to all amounts collected with respect to the R-2-PF Interest. It pays no interest.

(4) This REMIC 2 Interest has a principal balance that is initially equal to 50% of its Corresponding Certificate Class issued by the Master REMIC. Principal payments, both scheduled and prepaid, Realized Losses, Subsequent Recoveries and interest accruing on the R-3-V-Accrual Interest will be allocated to this class to maintain its size relative to its Corresponding Certificate Class (that is, 50%) with any excess payments of principal, Realized Losses and Subsequent Recoveries being allocated to the R-3-V-Accrual Interest in such manner as to cause the principal balance of the R-3-V-Accrual Interest to have a principal balance equal to
      (a) 50% of the Loan Group 2 and Loan Group 3 principal balances plus (b) 50% of the Adjustable Rate Overcollateralized Amount for such Distribution Date.

(5) The pass-through rate with respect to any Distribution Date (and the related Accrual Period) for this REMIC 3 Interest is a per annum rate equal to the Loan Group 2 Net Rate Cap.

(6) The pass-through rate with respect to any Distribution Date (and the related Accrual Period) for this REMIC 3 Interest is a per annum rate equal to the Loan Group 3 Net Rate Cap.

(7) The pass-through rate with respect to any Distribution Date (and the related Accrual Period) for this REMIC 3 Interest is a per annum rate equal to the Adjusted Subordinate Net Rate Cap. For federal income tax purposes the Adjusted Subordinate Net Rate Cap will equal the Calculation Rate with respect to the R-2-C and R-2-D Interests.

(8)   This REMIC 3 Interest pays no interest.

(9) The pass-through rate with respect to any Distribution Date (and the related Accrual Period) for this REMIC 3 Interest is a per annum rate equal to the weighted average of (i) the Loan Group 2 Net Rate Cap and
      (ii) the Loan Group 3 Net Rate Cap (the "Loan Group 2/3 Net Rate Cap").

(10) The R-3-PV Interest is entitled to all amounts collected with respect to the R-2-PV Interest. It pays no interest.

(11) The R-3-R Interest is the sole class of residual interest in REMIC 3. It has no principal balance and pays no principal or interest.

(12)  This REMIC 3 Interest pays no principal.

(13) This REMIC 3 Interest is entitled to all amounts payable with respect to the R-2-XF Interest.

(14) This REMIC 3 Interest is entitled to all amounts payable with respect to the R-2-XV Interest.

               On each Distribution Date, the Interest Funds and the Principal Distribution Amount payable with respect to the REMIC 2 Interests shall be payable with respect to the REMIC 3 Interests in the following manner:

               (1) Interest. Interest is to be distributed with respect to each REMIC 3 Interest at the rate, or according to the formulas, described above.

               (2) Principal. Principal Distribution Amounts shall be allocated among the REMIC 3 Interests in the same manner that such items are allocated among their corresponding Certificate Classes.


               The following table specifies the class designation, interest rate, and principal amount for each class of Master REMIC Interest:

                                            Original Certificate
Class                                       Principal Balance          Pass-Through Rate
--------------------------------------  ---------------------------    ------------------
Class AF-1..........................       $124,635,000.00                    (1)
Class AF-2..........................        $23,718,000.00                    (1)
Class AF-3..........................        $82,221,000.00                    (1)
Class AF-4..........................        $29,882,000.00                    (1)
Class AF-5..........................        $45,144,000.00                    (1)
Class AF-6..........................        $40,000,000.00                    (1)
Class MF-1..........................        $11,400,000.00                    (1)
Class MF-2..........................         $9,600,000.00                    (1)
Class MF-3..........................         $5,800,000.00                    (1)
Class MF-4..........................         $6,400,000.00                    (1)
Class MF-5..........................         $5,522,000.00                    (1)
Class MF-6..........................         $4,000,000.00                    (1)
Class MF-7..........................         $4,000,000.00                    (1)
Class MF-8..........................         $4,000,000.00                    (1)
Class BF............................         $4,000,000.00                    (1)
Class 1-AV-1........................       $569,880,000.00                    (1)
Class 2-AV-1........................       $160,065,000.00                    (1)
Class 2-AV-2........................       $215,572,000.00                    (1)
Class 2-AV-3........................        $28,028,000.00                    (1)
Class MV-1..........................        $63,345,000.00                    (1)
Class MV-2..........................        $46,125,000.00                    (1)
Class MV-3..........................        $25,830,000.00                    (1)
Class MV-4..........................        $22,755,000.00                    (1)
Class MV-5..........................        $22,140,000.00                    (1)
Class MV-6..........................        $19,680,000.00                    (1)
Class MV-7..........................        $19,680,000.00                    (1)
Class MV-8..........................        $15,375,000.00                    (1)
Class BV............................        $14,760,000.00                    (1)
Class CF............................              (2)                         (3)
Class CV............................              (2)                         (4)
Class PF............................               $100.00                    (5)
Class PV............................               $100.00                    (5)
Class A-R...........................               $100.00                    (6)

-------------
(1) The Certificates will accrue interest at the related Pass-Through Rates identified in this Agreement. For federal income tax purposes, the pass through rate in respect of (i) each of the Class AF, Class MF and Class BF Certificates will be subject to a cap equal to the Loan Group 1 Net Rate Cap, (ii) the Class 1-AV-1 Certificates will be subject to a cap equal to the Loan Group 2 Net Rate Cap minus the Class 1-AV-1 Guaranty Fee Rate and the Class 1-AV-1 Policy Premium Rate, (iii) the Class 2-AV Certificates will be subject to a cap equal to the Loan Group 3 Net Rate Cap, and (iv) the Class MV Certificates and the Class BV Certificates will be subject to a cap equal to the Adjusted Subordinate Net Rate Cap. Any entitlement of any class of Certificates to Net Rate Carryover will be treated as paid by the Master REMIC to the Class CF Certificates, in the case of the Class AF Certificates, the Class MF Certificates and the Class BF Certificates, and to the Class CV Certificates, in the case of the Class AV Certificates, the Class MV Certificates and the Class BV Certificates, and then paid to such Class of Certificates pursuant to a limited recourse cap contract as described in Section 8.11 herein.

(2) The Class CF and Class CV Certificates will have Certificate Principal Balances equal to the Fixed Rate Overcollateralized Amount and Adjustable Rate Overcollateralized Amount, respectively.

(3) For each Interest Accrual Period the Class CF Certificates are entitled to an amount (the "Class CF Distributable Amount") equal to the sum of (a) the interest payable on the R-3-XF Interests and (b) a specified portion of the interest on the REMIC 1 Group 1 "I" and "S" Interests equal to the excess of the Loan Group 1 Net Rate Cap over the product of two and the weighted average interest rate of the REMIC 3 Regular Interests having an "F" designated in the column entitled "REMIC 3 Interests" (other than the R-3-PF and R-3-XF Interests) with each such Class other than the R-3-F-Accrual Interest, subject to a cap equal to the Pass-Through Rate of the Corresponding Master REMIC Class and the R-3-F-Accrual Interest subject to a cap of 0.00%. The Pass-Through Rate of the Class CF Certificates shall be a rate sufficient to entitle it to all interest accrued on the REMIC 1 Group 1 "I" and "S" Interests less the interest accrued on the other F Class interests issued by the Master REMIC. The Class CF Distributable Amount for any Distribution Date is payable from current interest on the Group 1 Mortgage Loans.

(4) For each Interest Accrual Period the Class CV Certificates are entitled to an amount (the "Class CV Distributable Amount") equal to the sum of (a) the interest payable on the R-3-XV Interests and (b) a specified portion of the interest on the REMIC 1 Group 2 and Group 3 "I" and "S" Interests equal to the excess of the Loan Group 2/3 Net Rate Cap over the product of two and the weighted average interest rate of the REMIC 3 Regular Interests having an "V" designated in the column entitled "REMIC 3 Interests" (other than the R-3-PV and R-3-XV Interests) with each such Class other than the R-3-V-Accrual Interest, subject to a cap equal to the Pass-Through Rate of the Corresponding Master REMIC Class and the R-3-V-Accrual Interest subject to a cap of 0.00%. The Pass-Through Rate of the Class CV Certificates shall be a rate sufficient to entitle it to all interest accrued on the REMIC 1 Group 2 and Group 3 "I" and "S" Interests less the interest accrued on the other V Class interests issued by the Master REMIC . The Class CV Distributable Amount for any Distribution Date is payable from current interest on the Group 2 and Group 3 Mortgage Loans.

(5) For each Distribution Date the Class PF and Class PV Certificates are entitled to all Prepayment Charges distributed with respect to the R-3-PF and R-3-PV Interests, respectively.

(6) The Class A-R Certificates represent the sole class of residual interest in each REMIC created hereunder. The Class A-R Certificates are not entitled to distributions of interest.

               The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Master REMIC as cash flow on a REMIC regular interest, without creating any shortfall--actual or potential (other than for credit losses) to any REMIC regular interest. It is not intended that the Class A-R Certificates be entitled to any cash flows pursuant to this agreement except as provided in Section 3.08 hereunder (that is, its entitlement to $100).

                                   ARTICLE I.
                                  DEFINITIONS

               Section 1.01  Defined Terms.

               Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

               Accrual Period: With respect to any Distribution Date and each Class of Adjustable Rate Certificates, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date. With respect to any Distribution Date and each Class of Fixed Rate Certificates and the Class C Certificates, the calendar month preceding the month in which such Distribution Date occurs. All calculations of interest on the Adjustable Rate Certificates will be made on the basis of the actual number of days elapsed in the related Accrual
Period and on a 360-day year. All calculations of interest on the Fixed Rate Certificates and Class C Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

          Adjustable Rate Certificates: The Class AF-1 Certificates, the Class AV Certificates and the Adjustable Rate Subordinate Certificates.

          Adjustable Rate Cumulative Loss Trigger Event: With respect to a Distribution Date on or after the Adjustable Rate Stepdown Date, an Adjustable Rate Cumulative Loss Trigger Event occurs if (x) the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group 2 and Loan Group 3 from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the last day of the related Due Period reduced by the aggregate amount of any Subsequent Recoveries related to the Mortgage Loans in Loan Group 2 or Loan Group 3 received through the last day of that Due Period exceeds (y) the applicable percentage, for such Distribution Date, of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and Loan Group 3, the Group 2 Pre-Funded Amount and the Group 3 Pre-Funded Amount, as set forth below:

       Distribution Date                      Percentage

       January 2008 -- December 2008......... 3.25% with respect to January
                                              2008, plus an additional 1/12th
                                              of 1.75% for each month
                                              thereafter through December 2008
       January 2009 -- December 2009......... 5.00% with respect to January
                                              2009, plus an additional 1/12th
                                              of 1.50% for each month
                                              thereafter through December 2009
       January 2010 -- December 2010......... 6.50% with respect to January
                                              2010, plus an additional 1/12th
                                              of 0.50% for each month
                                              thereafter through December 2010
       January 2011 and thereafter........... 7.00%

          Adjustable Rate Delinquency Trigger Event: With respect to any Distribution Date on or after the Adjustable Rate Stepdown Date, an Adjustable Rate Delinquency Trigger Event exists if the Rolling Sixty-Day Delinquency Rate for Outstanding Mortgage Loans in Loan Group 2 and Loan Group 3 equals or exceeds the product of 31.00% and the Adjustable Rate Senior Enhancement Percentage for such Distribution Date.

          Adjustable Rate Loan Group Excess Cashflow: With respect to any Distribution Date the sum of (i) the amount remaining after the distribution of interest to Certificateholders, the payment of the Class 1-AV-1 Guaranty Fee and any Class 1-AV-1 Guarantor Reimbursement Amount to the Guarantor and the payment of the monthly premium for the Class 1-AV-1 Policy and any Class 1-AV-1 Policy Reimbursement Amount to the Class 1-AV-1 Insurer, in each case for such Distribution Date, pursuant to Section 4.04(b)(iii)(j), and (ii) the amount remaining after the distribution of principal to Certificateholders, the payment of any unpaid Class 1-AV-1 Guaranty Fee and any unpaid Class 1-AV-1 Guarantor Reimbursement Amount to the Guarantor and the payment of any unpaid monthly premium for the Class 1-AV-1 Policy and any unpaid Class 1-AV-1 Policy Reimbursement Amount to the Class 1-AV-1 Insurer, in each case for such Distribution Date, pursuant to Section 4.04(d)(1)(B)(x) or 4.04(d)(2)(B)(x).

          Adjustable Rate OC Floor: For any Distribution Date, an amount equal to 0.50% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and Loan Group 3, the Group 2 Pre-Funded Amount and the Group 3 Pre-Funded Amount.

          Adjustable Rate Overcollateralization Deficiency Amount: With respect to any Distribution Date, the amount, if any, by which the Adjustable Rate Overcollateralization Target Amount exceeds the Adjustable Rate Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for Loan Group 2 and Loan Group 3 on such Distribution Date).

          Adjustable Rate Overcollateralization Target Amount: With respect to any Distribution Date (a) prior to the Adjustable Rate Stepdown Date, an amount equal to 3.80% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and Loan Group 3, the Group 2 Pre-Funded Amount and the Group 3 Pre-Funded Amount and (c) on or after the Adjustable Rate Stepdown Date, the greater of (i) an amount equal to 7.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the current Distribution Date and (ii) the Adjustable Rate OC Floor; provided, however, that if an Adjustable Rate Trigger Event is in effect on any Distribution Date, the Adjustable Rate Overcollateralization Target Amount will be the Adjustable Rate Overcollateralization Target Amount as in effect for the prior Distribution Date.

          Adjustable Rate Overcollateralized Amount: With respect to any Distribution Date, the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date and any amount on deposit in the Pre-Funding Account in respect of Loan Group 2 and Loan Group 3 exceeds (y) the sum of the aggregate Certificate Principal Balance of the Class AV Certificates and the Adjustable Rate Subordinate Certificates as of such Distribution Date (after giving effect to distributions of the Principal Remittance Amount for Loan Group 2 and Loan Group 3 to be made on such Distribution Date).

          Adjustable Rate Senior Enhancement Percentage: With respect to a Distribution Date on or after the Adjustable Rate Stepdown Date, the fraction (expressed as a percentage) (1) the numerator of which is the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the preceding Distribution Date over (b)

(i) before the Certificate Principal Balances of the Class AV Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class AV Certificates, or (ii) after such time, the Certificate Principal Balance of the most senior Class of Adjustable Rate Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the preceding Distribution Date.

          Adjustable Rate Stepdown Date: The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class AV Certificates is reduced to zero, and (ii) the later to occur of (x) the Distribution Date in January 2008 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class AV Certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 51.80% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date.

          Adjustable Rate Subordinate Certificates: Any Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8 or Class BV Certificates.

          Adjustable Rate Subordinate Corridor Contract: The transaction evidenced by the related Confirmation (as assigned to the Trustee pursuant to the Corridor Contract Assignment Agreement), a form of which is attached hereto as Exhibit Q-4.

          Adjustable Rate Subordinate Corridor Contract Termination Date: With respect to the Adjustable Rate Subordinate Corridor Contract, the Distribution Date in June 2009.

          Adjustable Rate Subordinate Net Rate Cap: With respect to any Distribution Date and each Class of Adjustable Rate Subordinate Certificates, the weighted average of (a) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 on such Distribution Date (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 2 over the outstanding Certificate Principal Balance of the Class 1-AV-1 Certificates) and (b) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 3 on such Distribution Date (weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 3 over the outstanding aggregate Certificate Principal Balance of the Class 2-AV Certificates), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year.

          Adjustable Rate Trigger Event: With respect to any Distribution Date on or after the Adjustable Rate Stepdown Date, either an Adjustable Rate Delinquency Trigger Event with respect to that Distribution Date or an Adjustable Rate Cumulative Loss Trigger Event with respect to that Distribution Date.

          Adjusted Net Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate less the related Expense Fee Rate.

          Adjusted Subordinate Component Balance: With respect to any Distribution Date and each of Loan Group 2 and Loan Group 3, (i) the Stated Principal Balance of the Mortgage Loans in such Loan Group as of the first day of the related Due Period less (ii) the product of (a) the Adjustable Rate Overcollateralized Amount and (b)(I) the Stated Principal Balance of the Mortgage Loans in such Loan Group, divided by (II) the sum of the Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3, in each case, as of the first day of the related Due Period, less (iii) the principal balance of the Class 1-AV-1 Certificates in the case of Loan Group 2 and the Class 2-AV Certificates in the case of Loan Group 3.

          Adjusted Subordinate Net Rate Cap: With respect to any Distribution Date, the weighted average of the Loan Group 2 Net Rate Cap and Loan Group 3 Net Rate Cap weighted on the basis of the respective Adjusted Subordinate Component Balance of their corresponding Loan Groups. For federal income tax purposes, the Adjusted Subordinate Net Rate Cap will be the Calculation Rate in respect of the R-2-C and R-2-D Interests.

          Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

          Advance: The aggregate of the advances required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the aggregate of payments of principal and interest on the Mortgage Loans (net of the Servicing Fees) that were due on the related Due Date and not received by the Master Servicer as of the close of business on the related Determination Date including an amount equivalent to interest on each Mortgage Loan as to which the related Mortgaged Property is an REO Property; provided, however, that the net monthly rental income (if any) from such REO Property deposited in the Certificate Account for such Distribution Date pursuant to Section 3.12 may be used to offset such Advance for the related REO Property; provided, further, that for the avoidance of doubt, no Advances shall be required to be made in respect of any Liquidated Mortgage Loan.

          Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

          Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Certificate Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Date, (ii) Principal Prepayments received in respect of such Mortgage Loans after the last day of the related Prepayment Period and (iii) Liquidation Proceeds and Subsequent Recoveries received in respect of such Mortgage Loans after the last day of the related Due Period.

          Applied Realized Loss Amount: With respect to any Distribution Date and (i) Loan Group 1, the sum of the Realized Losses with respect to the Mortgage Loans in Loan

Group 1 which are to be applied in reduction of the Certificate Principal Balances of the Fixed Rate Subordinate Certificates pursuant to this Agreement, which shall equal the amount, if any, by which the aggregate Certificate Principal Balance of the Fixed Rate Certificates (after all distributions of principal on such Distribution Date) exceeds the sum of (x) the Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and (y) the amount on deposit in the Pre-Funding Account in respect of Loan Group 1, and (ii) Loan Group 2 and Loan Group 3, the sum of the Realized Losses with respect to the Mortgage Loans in Loan Group 2 and Loan Group 3 which are to be applied in reduction of the Certificate Principal Balances of the Adjustable Rate Subordinate Certificates pursuant to this Agreement, which shall equal the amount, if any, by which, the aggregate Certificate Principal Balance of the Adjustable Rate Certificates (after all distributions of principal on such Distribution Date) exceeds the sum of (x) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 and (y) the amount on deposit in the Pre-Funding Account in respect of Loan Group 2 and Loan Group 3.

          Appraised Value: The appraised value of the Mortgaged Property based upon the appraisal made for the originator of the related Mortgage Loan by an independent fee appraiser at the time of the origination of the related Mortgage Loan, or the sales price of the Mortgaged Property at the time of such origination, whichever is less, or with respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing.

          Bankruptcy Code: Title 11 of the United States Code.

          Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each Class of Interest Bearing Certificates constitutes a Class of Book-Entry Certificates.

          Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which the Class 1-AV-1 Insurer or banking institutions in the State of New York or California are authorized or obligated by law or executive order to be closed or (iii) a day on which the Federal Reserve Bank of New York authorizes banking institutions in the Second Federal Reserve District to be closed.

          Calculation Rate: For each Distribution Date, in the case of the R-2-A and R-2-B Interests, the product of (i) 10 and (ii) the weighted average rate of the outstanding R-2-A and R-2-B Interests, treating each R-2-A Interest as capped at zero or reduced by a fixed percentage of 100% of the interest accruing on such Class. For each Distribution Date, in the case of the R-2-C and R-2-D Interests, the product of (i) 10 and (ii) the weighted average rate of the outstanding R-2-C and R-2-D Interests, treating each R-2-C Interest as capped at zero or reduced by a fixed percentage of 100% of the interest accruing on such Class.

          Carryover Reserve Fund: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.08 in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York in trust for registered holders of CWABS, Inc., Asset-Backed Certificates, Series 2004-15". Funds in the Carryover Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

          Certificate: Any one of the certificates of any Class executed and authenticated by the Trustee in substantially the forms attached hereto as Exhibits A-1 through A-28, Exhibits B-1 and B-2, Exhibits C-1 and C-2, Exhibit D and Exhibit E.

          Certificate Account: The separate Eligible Account created and initially maintained by the Master Servicer pursuant to Section 3.05(b) with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of the Certificateholders and designated "Countrywide Home Loans Servicing LP in trust for registered holders of CWABS, Inc., Asset-Backed Certificates, Series 2004-15". Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

          Certificate Owner: With respect to a Book-Entry Certificate, the person that is the beneficial owner of such Book-Entry Certificate.

          Certificate Principal Balance: As to any Certificate (other than the Class C Certificates) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate (A) less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04(c) or 4.04(d), (ii) with respect to the Class 1-AV-1 Certificates only, payments under the Class 1-AV-1 Policy relating to principal and payments under the Fannie Mae Guaranty relating to principal, and (iii) with respect to any Subordinate Certificates, any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(j) or 4.04(k), and (B) increased by, with respect to the Subordinate Certificates, any Subsequent Recoveries allocated to such Subordinate Certificate pursuant to Section 4.04(l) or 4.04(m) on such Distribution Date. References herein to the Certificate Principal Balance of a Class of Certificates shall mean the Certificate Principal Balances of all Certificates in such Class. The Class C Certificates do not have a Certificate Principal Balance. With respect to any Certificate (other than the Class C Certificates) of a Class and any Distribution Date, the portion of the Certificate Principal Balance of such Class represented by such Certificate equal to the product of the Percentage Interest evidenced by such Certificate and the Certificate Principal Balance of such Class. Exclusively for the purpose of determining any subrogation rights of the Class 1-AV-1 Insurer arising under Section 4.07 hereof, the "Certificate Principal Balance" of the Class 1-AV-1 Certificates shall not be reduced by the amount of any payments made by the Class 1-AV-1 Insurer in respect of principal on such Certificates under the Class 1-AV-1 Policy, except to the extent such payment shall have been reimbursed to the Class 1-AV-1 Insurer pursuant to the provisions of this Agreement.

          Certificate Register: The register maintained pursuant to Section
5.02 hereof.

          Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Class of Book-Entry Certificates), except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Voting Interests necessary to effect such consent has been obtained; provided that if any such Person (including the Depositor) owns 100% of the Voting Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof (other than the second sentence of Section 10.01 hereof) that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

          CHL: Countrywide Home Loans, Inc., a New York corporation, and its successors and assigns.

          CHL Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule for which CHL is the applicable Seller.

          Class: All Certificates bearing the same Class designation as set forth in Section 5.01 hereof.

          Class 1-AV-1 Certificate: Any Certificate designated as a "Class 1-AV-1 Certificate" on the face thereof, in the form of Exhibit A-16 hereto, representing the right to distributions as set forth herein.

          Class 1-AV-1 Certificate Deficiency Amount: With respect to Scheduled Payments on the Insured Obligations and any Distribution Date, an amount equal to the sum of the following amounts, in each case after giving effect to distributions made on the Class 1-AV-1 Certificates on such Distribution Date from sources other than the Class 1-AV-1 Policy:

          (i) the excess of (A) the Current Interest and Interest Carry Forward Amount on the Class 1-AV-1 Certificates for such Distribution Date over (B) the Interest Remittance Amount and Principal Distribution Amount allocated to pay such amounts pursuant to Section 4.04 of the Agreement;

          (ii) the Class 1-AV-1 Principal Loss Amount, if any, for such Distribution Date; and

          (iii) without duplication of the amount specified in clause (ii), the Certificate Principal Balance of the Class 1-AV-1 Certificates on their Final Scheduled Distribution Date.

          Class 1-AV-1 Corridor Contract: The transaction evidenced by the related Confirmation (as assigned to the Trustee pursuant to the Corridor Contract Assignment Agreement), a form of which is attached hereto as Exhibit Q-1.

          Class 1-AV-1 Corridor Contract Termination Date: With respect to the Class 1-AV-1 Corridor Contract, the Distribution Date in June 2009.

          Class 1-AV-1 Final Scheduled Distribution Date: The Distribution Date occurring in June 2035.

          Class 1-AV-1 Guaranteed Interest Distribution Amount: With respect to any Distribution Date and the Guaranteed Certificates, the amount, if any, by which (i) the sum of (x) the Current Interest payable on the Guaranteed Certificates for such Distribution Date, minus the amount of Prepayment Interest Shortfalls that reduced the amount of Current Interest paid on the Guaranteed Certificates for such Distribution Date plus (y) any Unpaid Compensating Interest for such Distribution Date, exceeds (ii) the amount of interest actually paid to the Holders of the Guaranteed Certificates on such Distribution Date (after giving effect to any application of payments of Compensating Interest and payments under the Class 1-AV-1 Policy on such Distribution Date, but prior to giving effect to any Guarantor Payment on such Distribution Date and without giving effect to the payment of any related Net Rate Carryover).

          Class 1-AV-1 Guaranteed Principal Distribution Amount: With respect to any Distribution Date and the Guaranteed Certificates, the sum of (a) the amount, if any, by which (i) the Certificate Principal Balance of the Guaranteed Certificates (after giving effect to the application of payments of principal on the Guaranteed Certificates and payments under the Class 1-AV-1 Policy but prior to giving effect to any Guarantor Payment on such Distribution Date) exceeds (ii) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans for such date and (b) the remaining Certificate Principal Balance of the Guaranteed Certificates on the Last Scheduled Distribution Date (after giving effect to all other payments thereon for such Distribution Date).

          Class 1-AV-1 Guarantor Reimbursement Amount: For any Distribution Date, the sum of all amounts paid by the Guarantor in respect of the 1-AV-1 Guaranty on all prior Distribution Dates to the extent not previously reimbursed.

          Class 1-AV-1 Guaranty Fee: For any Distribution Date and with respect to the Class 1-AV-1 Certificates, the fee payable to the Guarantor in respect of its services as guarantor that accrues at the Class 1-AV-1 Guaranty Fee Rate for the Class 1-AV-1 Certificates on a balance equal to the Certificate Principal Balance of the Class 1-AV-1 Certificates immediately prior to such Distribution Date.

          Class 1-AV-1 Guaranty Fee Rate: The rate per annum specified in the letter agreement dated the date hereof from the Guarantor addressed to the Trustee, the Depositor, the CHL and the Master Servicer.

          Class 1-AV-1 Insured Payment: With respect to any Distribution Date, that portion of the Class 1-AV-1 Scheduled Payments that shall become due for payment but shall be unpaid by reason of Nonpayment on such Distribution Date (which shall equal the amount of any related Class 1-AV-1 Certificate Deficiency Amount).

          Class 1-AV-1 Insurer: XL Capital Assurance Inc., or any successor thereto.

          Class 1-AV-1 Insurer Default: A continuing default by the Class 1-AV-1 Insurer under its obligations under the Class 1-AV-1 Policy.

          Class 1-AV-1 Late Payment Rate: The lesser of (a) the greater of (i) the prime rate as published in the Wall Street Journal (or if no such rate is published thereby, in a publication selected by XLCA) (any change in such rate of interest to be effective on the date such change is published) plus 2%, and
(ii) the then applicable highest pass-through rate on any Class 1-AV-1 Certificate and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The Late Payment Rate shall be calculated by XLCA and evidenced by a certificate of XLCA delivered to the Trustee.

          Class 1-AV-1 Net Rate Cap: For any Distribution Date, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 for such Distribution Date less the sum of (a) the Class 1-AV-1 Guaranty Fee Rate and (b) the Class 1-AV-1 Policy Premium Rate, adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year.

          Class 1-AV-1 Policy: The irrevocable Certificate Guaranty Insurance Policy, No. CA01538A, including any endorsements thereto, issued by the Class 1-AV-1 Insurer with respect to the Class 1-AV-1 Certificates, attached hereto as Exhibit U.

          Class 1-AV-1 Policy Payments Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.07(a) in the name of the Trustee for the benefit of the Class 1-AV-1 Certificateholders and designated "The Bank of New York in trust for registered Holders of CWABS, Inc., Asset-Backed Certificates, Series 2004-15, Class 1-AV-1". Funds in the Class 1-AV-1 Policy Payments Account shall be held in trust for the Class 1-AV-1 Certificateholders for the uses and purposes set forth in this Agreement.

          Class 1-AV-1 Portion: For any Distribution Date, a percentage, expressed as a fraction, the numerator of which is the Certificate Principal Balance of the Class 1-AV-1 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balances of the Class AV Certificates immediately prior to such Distribution Date.

          Class 1-AV-1 Preference Amount: Any amount previously distributed to a Class 1-AV-1 Certificateholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

          Class 1-AV-1 Premium: With respect to the Class 1-AV-1 Policy and any Distribution Date, an amount equal to the product of (i) one-twelfth (1/12) of the Class 1-AV-1 Premium Rate and (ii) the Class 1-AV-1 Certificate Principal Balance immediately prior to such Distribution Date.

          Class 1-AV-1 Premium Rate: Solely for purposes of calculating the Net Rate Cap with respect to the Class 1-AV-1 Certificates, the "premium percentage" set forth in the Premium Letter, dated as of December 30, 2004, between Class 1-AV-1 Insurer, CHL, the Trustee and the Co-Trustee relating to the Class 1-AV-1 Policy.

          Class 1-AV-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (1) the Certificate Principal Balance of the Class 1-AV-1 Certificates immediately prior to such Distribution Date, over
(2) the lesser of (x) 51.80% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for such Distribution Date minus 0.50% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and the Group 2 Pre-Funded Amount.

          Class 1-AV-1 Principal Distribution Target Amount: With respect to any Distribution Date, the product of: (1) the Class AV Principal Distribution Target Amount for such Distribution Date, and (2) a fraction, the numerator of which is the Class 1-AV-1 Principal Distribution Amount for such Distribution Date and the denominator of which is the sum of the Class 1-AV-1 Principal Distribution Amount for such Distribution Date and the Class 2-AV Principal Distribution Amount for such Distribution Date.

          Class 1-AV-1 Principal Loss Amount: With respect to any Distribution Date, the excess, if any, of the Certificate Principal Balance of the Class 1-AV-1 Certificates (after taking into account all distributions of principal to the Class 1-AV-1 Certificates for such Distribution Date from sources other than the Class 1-AV-1 Policy) over the aggregate Stated Principal Balance of the Group 2 Mortgage Loans for such Distribution Date.

          Class 1-AV-1 Reimbursement Amount: With respect to any Distribution Date, (i) all Class 1-AV-1 Insured Payments paid by the Class 1-AV-1 Insurer, but for which the Class 1-AV-1 Insurer has not been reimbursed prior to such Distribution Date, plus (ii) interest accrued on such Class 1-AV-1 Insured Payments not previously repaid calculated at the Class 1-AV-1 Late Payment Rate.

          Class 1-AV-1 Scheduled Payment: Has the meaning assigned to "Scheduled Payment" under the Class 1-AV-1 Policy.

          Class 2-AV Certificate: Any Class 2-AV-1, Class 2-AV-2 or Class 2-AV-3 Certificate.

          Class 2-AV Corridor Contract: The transaction evidenced by the related Confirmation (as assigned to the Trustee pursuant to the Corridor Contract Assignment Agreement), a form of which is attached hereto as Exhibit Q-3.

          Class 2-AV Corridor Contract Termination Date: With respect to the Class 2-AV Corridor Contract, the Distribution Date in June 2009.

          Class 2-AV Net Rate Cap: For any Distribution Date, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 3 for such Distribution Date, adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year.

          Class 2-AV Principal Distribution Amount: With respect to any Distribution Date, the excess of (1) the aggregate Certificate Principal Balance of the Class 2-AV Certificates immediately prior to such Distribution Date, over (2) the lesser of (x) 51.80% of the aggregate

Stated Principal Balance of the Mortgage Loans in Loan Group 3 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 for such Distribution Date minus 0.50% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 3 and the Group 3 Pre-Funded Amount.

          Class 2-AV Principal Distribution Target Amount: With respect to any Distribution Date, the product of: (1) the Class AV Principal Distribution Target Amount for such Distribution Date, and (2) a fraction, the numerator of which is the Class 2-AV Principal Distribution Amount for such Distribution Date and the denominator of which is the sum of the Class 1-AV-1 Principal Distribution Amount for such Distribution Date and the Class 2-AV Principal Distribution Amount for such Distribution Date.

          Class 2-AV-1 Certificate: Any Certificate designated as a "Class 2-AV-1 Certificate" on the face thereof, in the form of Exhibit A-17 hereto, representing the right to distributions as set forth herein.

          Class 2-AV-2 Certificate: Any Certificate designated as a "Class 2-AV-2 Certificate" on the face thereof, in the form of Exhibit A-18 hereto, representing the right to distributions as set forth herein.

          Class 2-AV-3 Certificate: Any Certificate designated as a "Class 2-AV-3 Certificate" on the face thereof, in the form of Exhibit A-19 hereto, representing the right to distributions as set forth herein.

          Class AF Certificate: Any Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 or Class AF-6 Certificate.

          Class AF Net Rate Cap: For any Distribution Date, the weighted average Adjusted Net Mortgage Rate on the Mortgage Loans in Loan Group 1 for such Distribution Date, adjusted in the case of the Class AF-1 Certificates only, to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year.

          Class AF Principal Distribution Amount: With respect to any Distribution Date, the excess of (1) the aggregate Certificate Principal Balance of the Class AF Certificates immediately prior to such Distribution Date, over (2) the lesser of (x) 68.00% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and
(y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date minus the Fixed Rate OC Floor.

          Class AF-1 Certificate: Any Certificate designated as a "Class AF-1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

          Class AF-1 Corridor Contract: The transaction evidenced by the related Confirmation (as assigned to the Trustee pursuant to the Corridor Contract Assignment Agreement), a form of which is attached hereto as Exhibit Q-1.

          Class AF-1 Corridor Contract Termination Date: With respect to the Class AF-1 Corridor Contract, the Distribution Date in October 2006.

          Class AF-2 Certificate: Any Certificate designated as a "Class AF-2 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

          Class AF-3 Certificate: Any Certificate designated as a "Class AF-3 Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to distributions as set forth herein.

          Class AF-4 Certificate: Any Certificate designated as a "Class AF-4 Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to distributions as set forth herein.

          Class AF-5 Certificate: Any Certificate designated as a "Class AF-5 Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to distributions as set forth herein.

          Class AF-6 Certificate: Any Certificate designated as a "Class AF-6 Certificate" on the face thereof, in the form of Exhibit A-6 hereto, representing the right to distributions as set forth herein.

          Class AF-6 Portion: For any Distribution Date, a percentage, expressed as a fraction, the numerator of which is the Certificate Principal Balance of the Class AF-6 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Class AF Certificates immediately prior to such Distribution Date.

          Class A-R Certificate: Any Certificate designated as a "Class A-R Certificate" on the face thereof, in the form of Exhibit D hereto or, in the case of the Tax Matters Person Certificate, Exhibit E hereto, in either case representing the right to distributions as set forth herein.

          Class AV Certificate: Any Class 1-AV-1 or Class 2-AV Certificate.

          Class AV Principal Distribution Target Amount: With respect to any Distribution Date. the excess of: (1) the aggregate Certificate Principal Balance of the Class AV Certificates immediately prior to such Distribution Date, over (2) the lesser of (i) 51.80% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date minus the Adjustable Rate OC Floor.

          Class BF Certificate: Any Certificate designated as a "Class BF Certificate" on the face thereof, in the form of Exhibit A-15 hereto, representing the right to distributions as set forth herein.

          Class BF Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class AF Certificates (after taking into account distribution of the Class AF Principal Distribution Amount for such Distribution Date), (b) the Certificate Principal Balance of the Class MF-1 Certificates (after taking into account distribution of the Class MF-1 Principal Distribution Amount for such Distribution Date), (c) the Certificate Principal Balance of the Class MF-2 Certificates (after taking into account distribution of the Class MF-2 Principal Distribution Amount for such Distribution Date), (d) the Certificate Principal Balance of the Class MF-3 Certificates (after taking into account distribution of the Class MF-3 Principal Distribution Amount for such Distribution Date) (e) the Certificate Principal Balance of the Class MF-4 Certificates (after taking into account distribution of the Class MF-4 Principal Distribution Amount for such Distribution Date), (f) the Certificate Principal Balance of the Class MF-5 Certificates (after taking into account distribution of the Class MF-5 Principal Distribution Amount for such Distribution Date), (g) the Certificate Principal Balance of the Class MF-6 Certificates (after taking into account distribution of the Class MF-6 Principal Distribution Amount for such Distribution Date), (h) the Certificate Principal Balance of the Class MF-7 Certificates (after taking into account distribution of the Class MF-7 Principal Distribution Amount for such Distribution Date), (i) the Certificate Principal Balance of the Class MF-8 Certificates (after taking into account distribution of the Class MF-8 Principal Distribution Amount for such Distribution Date) and (i) the Certificate Principal Balance of the Class BF Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 95.20% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date minus the Fixed Rate OC Floor; provided, however, that if the Class BF Certificates are the only Class of Fixed Rate Subordinate Certificates outstanding on such Distribution Date, the Class BF Certificates will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 until the Certificate Principal Balance thereof is reduced to zero.

          Class BV Certificate: Any Certificate designated as a "Class BV Certificate" on the face thereof, in the form of Exhibit A-28 hereto, representing the right to distributions as set forth herein.

          Class BV Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class 1-AV-1 and Class 2-AV Certificates (after taking into account distributions of the Class 1-AV-1 Principal Distribution Amount and Class 2-AV Principal Distribution Amount for such Distribution
Date), (b) the Certificate Principal Balance of the Class MV-1 Certificates (after taking into account distribution of the Class MV-1 Principal Distribution Amount on such Distribution Date), (c) the Certificate Principal Balance of the Class MV-2 Certificates (after taking into account distribution of the Class MV-2 Principal Distribution Amount on such Distribution Date),
(d) the Certificate Principal Balance of the Class MV-3 Certificates (after taking into account distribution of the Class MV-3 Principal Distribution Amount on such Distribution Date), (e) the Certificate Principal Balance of the Class MV-4 Certificates (after taking into account distribution of the Class MV-4 Principal Distribution Amount on such Distribution Date), (f) the Certificate Principal Balance of the Class MV-5 Certificates (after taking into account distribution of the Class MV-5 Principal Distribution Amount on such

Distribution Date), (g) the Certificate Principal Balance of the Class MV-6 Certificates (after taking into account distribution of the Class MV-6 Principal Distribution Amount on such Distribution Date), (h) the Certificate Principal Balance of the Class MV-7 Certificates (after taking into account distribution of the Class MV-7 Principal Distribution Amount on such Distribution Date), (i) the Certificate Principal Balance of the Class MV-8 Certificates (after taking into account distribution of the Class MV-8 Principal Distribution Amount on such Distribution Date) and (j) the Certificate Principal Balance of the Class BV Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 92.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date minus the Adjustable Rate OC Floor; provided, however, that if the Class BV Certificates are the only Class of Adjustable Rate Subordinate Certificates outstanding on such Distribution Date, the Class BV Certificates will be entitled to receive the entire remaining aggregate Principal Distribution Amount for Loan Group 2 and Loan Group 3 until the Certificate Principal Balance thereof is reduced to zero.

          Class C Certificate: Any Class CF or Class CV Certificate.

          Class CF Certificate: Any Certificate designated as a "Class CF Certificate" on the face thereof, in the form of Exhibit C-1 hereto, representing the right to distributions as set forth herein.

          Class CF Distributable Amount: As defined in the Preliminary
Statement.

          Class CV Certificate: Any Certificate designated as a "Class CV Certificate" on the face thereof, in the form of Exhibit C-2 hereto, representing the right to distributions as set forth herein.

          Class CV Distributable Amount: As defined in the Preliminary
Statement.

          Class Factor: With respect to the Guaranteed Certificates and any Distribution Date, the percentage equivalent (expressed to at least eight decimal places) of a fraction, the numerator of which is equal to the Certificate Principal Balance of the Guaranteed Certificates after all distributions that are to be made on such Distribution Date, and the denominator of which is equal to the initial Certificate Principal Balance of the Guaranteed Certificates.

          Class MF-1 Certificate: Any Certificate designated as a "Class MF-1 Certificate" on the face thereof, in the form of Exhibit A-7 hereto, representing the right to distributions as set forth herein.

          Class MF-1 Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class AF Certificates (after taking into account distribution of the Class AF Principal Distribution Amount for such Distribution Date) and (b) the Certificate Principal Balance of the Class MF-1 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (x) 73.70% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date minus the Fixed Rate OC Floor; provided, however, that if the Class MF-

1 Certificates are the only Class of Fixed Rate Subordinate Certificates outstanding on such Distribution Date, the Class MF-1 Certificates will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 until the Certificate Principal Balance thereof is reduced to zero.

          Class MF-2 Certificate: Any Certificate designated as a "Class MF-2 Certificate" on the face thereof, in the form of Exhibit A-8 hereto, representing the right to distributions as set forth herein.

          Class MF-2 Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class AF Certificates (after taking into account distribution of the Class AF Principal Distribution Amount for such Distribution Date), (b) the Certificate Principal Balance of the Class MF-1 Certificates (after taking into account distribution of the Class MF-1 Principal Distribution Amount for such Distribution Date) and (c) the Certificate Principal Balance of the Class MF-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 78.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date minus the Fixed Rate OC Floor; provided, however, that if the Class MF-2 Certificates are the only Class of Fixed Rate Subordinate Certificates outstanding on such Distribution Date, the Class MF-2 Certificates will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 until the Certificate Principal Balance thereof is reduced to zero.

          Class MF-3 Certificate: Any Certificate designated as a "Class MF-3 Certificate" on the face thereof, in the form of Exhibit A-9 hereto, representing the right to distributions as set forth herein.

          Class MF-3 Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class AF Certificates (after taking into account distribution of the Class AF Principal Distribution Amount for such Distribution Date), (b) the Certificate Principal Balance of the Class MF-1 Certificates (after taking into account distribution of the Class MF-1 Principal Distribution Amount for such Distribution Date), (c) the Certificate Principal Balance of the Class MF-2 Certificates (after taking into account distribution of the Class MF-2 Principal Distribution Amount for such Distribution Date) and (d) the Certificate Principal Balance of the Class MF-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 81.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date minus the Fixed Rate OC Floor; provided, however, that if the Class MF-3 Certificates are the only Class of Fixed Rate Subordinate Certificates outstanding on such Distribution Date, the Class MF-3 Certificates will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 until the Certificate Principal Balance thereof is reduced to zero.

          Class MF-4 Certificate: Any Certificate designated as a "Class MF-4 Certificate" on the face thereof, in the form of Exhibit A-10 hereto, representing the right to distributions as set forth herein.

          Class MF-4 Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class AF Certificates (after taking into account distribution of the Class AF Principal Distribution Amount for such Distribution Date), (b) the Certificate Principal Balance of the Class MF-1 Certificates (after taking into account distribution of the Class MF-1 Principal Distribution Amount for such Distribution Date), (c) the Certificate Principal Balance of the Class MF-2 Certificates (after taking into account distribution of the Class MF-2 Principal Distribution Amount for such Distribution Date), (d) the Certificate Principal Balance of the Class MF-3 Certificates (after taking into account distribution of the Class MF-3 Principal Distribution Amount for such Distribution Date) and (e) the Certificate Principal Balance of the Class MF-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 84.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date minus the Fixed Rate OC Floor; provided, however, that if the Class MF-4 Certificates are the only Class of Fixed Rate Subordinate Certificates outstanding on such Distribution Date, the Class MF-4 Certificates will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 until the Certificate Principal Balance thereof is reduced to zero.

          Class MF-5 Certificate: Any Certificate designated as a "Class MF-5 Certificate" on the face thereof, in the form of Exhibit A-11 hereto, representing the right to distributions as set forth herein.

          Class MF-5 Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class AF Certificates (after taking into account distribution of the Class AF Principal Distribution Amount for such Distribution Date), (b) the Certificate Principal Balance of the Class MF-1 Certificates (after taking into account distribution of the Class MF-1 Principal Distribution Amount for such Distribution Date), (c) the Certificate Principal Balance of the Class MF-2 Certificates (after taking into account distribution of the Class MF-2 Principal Distribution Amount for such Distribution Date), (d) the Certificate Principal Balance of the Class MF-3 Certificates (after taking into account distribution of the Class MF-3 Principal Distribution Amount for such Distribution Date), (e) the Certificate Principal Balance of the Class MF-4 Certificates (after taking into account distribution of the Class MF-4 Principal Distribution Amount for such Distribution Date) and (f) the Certificate Principal Balance of the Class MF-5 Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 87.20% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date minus the Fixed Rate OC Floor; provided, however, that if the Class MF-5 Certificates are the only Class of Fixed Rate Subordinate Certificates outstanding on such Distribution Date, the Class MF-5 Certificates will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 until the Certificate Principal Balance thereof is reduced to zero.

          Class MF-6 Certificate: Any Certificate designated as a "Class MF-6 Certificate" on the face thereof, in the form of Exhibit A-12 hereto, representing the right to distributions as set forth herein.

          Class MF-6 Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class AF Certificates (after taking into account distribution of the Class AF Principal Distribution Amount for such Distribution Date), (b) the Certificate Principal Balance of the Class MF-1 Certificates (after taking into account distribution of the Class MF-1 Principal Distribution Amount for such Distribution Date), (c) the Certificate Principal Balance of the Class MF-2 Certificates (after taking into account distribution of the Class MF-2 Principal Distribution Amount for such Distribution Date), (d) the Certificate Principal Balance of the Class MF-3 Certificates (after taking into account distribution of the Class MF-3 Principal Distribution Amount for such Distribution Date), (e) the Certificate Principal Balance of the Class MF-4 Certificates (after taking into account distribution of the Class MF-4 Principal Distribution Amount for such Distribution Date), (f) the Certificate Principal Balance of the Class MF-5 Certificates (after taking into account distribution of the Class MF-5 Principal Distribution Amount for such Distribution Date) and (g) the Certificate Principal Balance of the Class MF-6 Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 89.20% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date minus the Fixed Rate OC Floor; provided, however, that if the Class MF-6 Certificates are the only Class of Fixed Rate Subordinate Certificates outstanding on such Distribution Date, the Class MF-6 Certificates will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 until the Certificate Principal Balance thereof is reduced to zero.

          Class MF-7 Certificate: Any Certificate designated as a "Class MF-7 Certificate" on the face thereof, in the form of Exhibit A-13 hereto, representing the right to distributions as set forth herein.

          Class MF-7 Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class AF Certificates (after taking into account distribution of the Class AF Principal Distribution Amount for such Distribution Date), (b) the Certificate Principal Balance of the Class MF-1 Certificates (after taking into account distribution of the Class MF-1 Principal Distribution Amount for such Distribution Date), (c) the Certificate Principal Balance of the Class MF-2 Certificates (after taking into account distribution of the Class MF-2 Principal Distribution Amount for such Distribution Date), (d) the Certificate Principal Balance of the Class MF-3 Certificates (after taking into account distribution of the Class MF-3 Principal Distribution Amount for such Distribution Date), (e) the Certificate Principal Balance of the Class MF-4 Certificates (after taking into account distribution of the Class MF-4 Principal Distribution Amount for such Distribution Date), (f) the Certificate Principal Balance of the Class MF-5 Certificates (after taking into account distribution of the Class MF-5 Principal Distribution Amount for such Distribution Date), (g) the Certificate Principal Balance of the Class MF-6 Certificates (after taking into account distribution of the Class MF-6 Principal Distribution Amount for such Distribution Date) and (h) the Certificate Principal Balance of the Class MF-7 Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 91.20% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date minus the Fixed Rate OC Floor; provided, however, that if the Class MF-7 Certificates are the only Class of Fixed Rate Subordinate Certificates outstanding on such Distribution Date, the Class MF-7 Certificates will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 until the Certificate Principal Balance thereof is reduced to zero.

          Class MF-8 Certificate: Any Certificate designated as a "Class MF-7 Certificate" on the face thereof, in the form of Exhibit A-14 hereto, representing the right to distributions as set forth herein.

          Class MF-8 Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class AF Certificates (after taking into account distribution of the Class AF Principal Distribution Amount for such Distribution Date), (b) the Certificate Principal Balance of the Class MF-1 Certificates (after taking into account distribution of the Class MF-1 Principal Distribution Amount for such Distribution Date), (c) the Certificate Principal Balance of the Class MF-2 Certificates (after taking into account distribution of the Class MF-2 Principal Distribution Amount for such Distribution Date), (d) the Certificate Principal Balance of the Class MF-3 Certificates (after taking into account distribution of the Class MF-3 Principal Distribution Amount for such Distribution Date), (e) the Certificate Principal Balance of the Class MF-4 Certificates (after taking into account distribution of the Class MF-4 Principal Distribution Amount for such Distribution Date), (f) the Certificate Principal Balance of the Class MF-5 Certificates (after taking into account distribution of the Class MF-5 Principal Distribution Amount for such Distribution Date), (g) the Certificate Principal Balance of the Class MF-6 Certificates (after taking into account distribution of the Class MF-6 Principal Distribution Amount for such Distribution Date, (h) the Certificate Principal Balance of the Class MF-7 Certificates (after taking into account distribution of the Class MF-7 Principal Distribution Amount for such Distribution Date) and (h) the Certificate Principal Balance of the Class MF-8 Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 93.20% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date minus the Fixed Rate OC Floor; provided, however, that if the Class MF-7 Certificates are the only Class of Fixed Rate Subordinate Certificates outstanding on such Distribution Date, the Class MF-7 Certificates will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 until the Certificate Principal Balance thereof is reduced to zero.

          Class MV-1 Certificate: Any Certificate designated as a "Class MV-1 Certificate" on the face thereof, in the form of Exhibit A-20 hereto, representing the right to distributions as set forth herein.

          Class MV-1 Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class AV Certificates (after taking into account distributions of the Class 1-AV-1 Principal Distribution

Amount and Class 2-AV Principal Distribution Amount for such Distribution
Date) and (b) the Certificate Principal Balance of the Class MV-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 62.10% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date minus the Adjustable Rate OC Floor; provided, however, that if the Class MV-1 Certificates are the only Class of Adjustable Rate Subordinate Certificates outstanding on such Distribution Date, the Class MV-1 Certificates will be entitled to receive the entire remaining aggregate Principal Distribution Amount for Loan Group 2 and Loan Group 3 until the Certificate Principal Balance thereof is reduced to zero.

          Class MV-2 Certificate: Any Certificate designated as a "Class MV-2 Certificate" on the face thereof, in the form of Exhibit A-21 hereto, representing the right to distributions as set forth herein.

          Class MV-2 Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class AV Certificates (after taking into account distributions of the Class 1-AV-1 Principal Distribution Amount and Class 2-AV Principal Distribution Amount for such Distribution Date), (b) the Certificate Principal Balance of the Class MV-1 Certificates (after taking into account distribution of the Class MV-1 Principal Distribution Amount on such Distribution Date) and (c) the Certificate Principal Balance of the Class MV-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 69.60% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date minus the Adjustable Rate OC Floor; provided, however, that if the Class MV-2 Certificates are the only Class of Adjustable Rate Subordinate Certificates outstanding on such Distribution Date, the Class MV-2 Certificates will be entitled to receive the entire remaining aggregate Principal Distribution Amount for Loan Group 2 and Loan Group 3 until the Certificate Principal Balance thereof is reduced to zero.

          Class MV-3 Certificate: Any Certificate designated as a "Class MV-3 Certificate" on the face thereof, in the form of Exhibit A-22 hereto, representing the right to distributions as set forth herein.

          Class MV-3 Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class AV Certificates (after taking into account distributions of the Class 1-AV-1 Principal Distribution Amount and Class 2-AV Principal Distribution Amount for such Distribution Date), (b) the Certificate Principal Balance of the Class MV-1 Certificates (after taking into account distribution of the Class MV-1 Principal Distribution Amount on such Distribution Date), (c) the Certificate Principal Balance of the Class MV-2 Certificates (after taking into account distribution of the Class MV-2 Principal Distribution Amount on such Distribution Date) and (d) the Certificate Principal Balance of the Class MV-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 73.80% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date minus the Adjustable Rate OC Floor; provided, however, that if the Class MV-3 Certificates are the only Class of Adjustable Rate Subordinate Certificates outstanding on such Distribution Date, the Class MV-3 Certificates will be entitled to receive the entire remaining aggregate Principal Distribution Amount for Loan Group 2 and Loan Group 3 until the Certificate Principal Balance thereof is reduced to zero.

          Class MV-4 Certificate: Any Certificate designated as a "Class MV-4 Certificate" on the face thereof, in the form of Exhibit A-23 hereto, representing the right to distributions as set forth herein.

          Class MV-4 Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class AV Certificates (after taking into account distributions of the Class 1-AV-1 Principal Distribution Amount and Class 2-AV Principal Distribution Amount for such Distribution Date), (b) the Certificate Principal Balance of the Class MV-1 Certificates (after taking into account distribution of the Class MV-1 Principal Distribution Amount on such Distribution Date), (c) the Certificate Principal Balance of the Class MV-2 Certificates (after taking into account distribution of the Class MV-2 Principal Distribution Amount on such Distribution Date), (d) the Certificate Principal Balance of the Class MV-3 Certificates (after taking into account distribution of the Class MV-3 Principal Distribution Amount on such Distribution Date) and (e) the Certificate Principal Balance of the Class MV-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 77.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date minus the Adjustable Rate OC Floor; provided, however, that if the Class MV-4 Certificates are the only Class of Adjustable Rate Subordinate Certificates outstanding on such Distribution Date, the Class MV-4 Certificates will be entitled to receive the entire remaining aggregate Principal Distribution Amount for Loan Group 2 and Loan Group 3 until the Certificate Principal Balance thereof is reduced to zero.

          Class MV-5 Certificate: Any Certificate designated as a "Class MV-5 Certificate" on the face thereof, in the form of Exhibit A-24 hereto, representing the right to distributions as set forth herein.

          Class MV-5 Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class AV Certificates (after taking into account distributions of the Class 1-AV-1 Principal Distribution Amount and Class 2-AV Principal Distribution Amount for such Distribution Date), (b) the Certificate Principal Balance of the Class MV-1 Certificates (after taking into account distribution of the Class MV-1 Principal Distribution Amount on such Distribution Date), (c) the Certificate Principal Balance of the Class MV-2 Certificates (after taking into account distribution of the Class MV-2 Principal Distribution Amount on such Distribution Date), (d) the Certificate Principal Balance of the Class MV-3 Certificates (after taking into account distribution of the Class MV-3 Principal Distribution Amount on such Distribution Date), (e) the Certificate Principal Balance of the Class MV-4 Certificates (after taking into account distribution of the Class MV-4 Principal Distribution Amount on such Distribution Date) and (f) the Certificate Principal Balance of the Class MV-5 Certificates immediately prior to such

Distribution Date over (ii) the lesser of (x) 81.10% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date minus the Adjustable Rate OC Floor; provided, however, that if the Class MV-5 Certificates are the only Class of Adjustable Rate Subordinate Certificates outstanding on such Distribution Date, the Class MV-5 Certificates will be entitled to receive the entire remaining aggregate Principal Distribution Amount for Loan Group 2 and Loan Group 3 until the Certificate Principal Balance thereof is reduced to zero.

          Class MV-6 Certificate: Any Certificate designated as a "Class MV-6 Certificate" on the face thereof, in the form of Exhibit A-25 hereto, representing the right to distributions as set forth herein.

          Class MV-6 Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class AV Certificates (after taking into account distributions of the Class 1-AV-1 Principal Distribution Amount and Class 2-AV Principal Distribution Amount for such Distribution Date), (b) the Certificate Principal Balance of the Class MV-1 Certificates (after taking into account distribution of the Class MV-1 Principal Distribution Amount on such Distribution Date), (c) the Certificate Principal Balance of the Class MV-2 Certificates (after taking into account distribution of the Class MV-2 Principal Distribution Amount on such Distribution Date), (d) the Certificate Principal Balance of the Class MV-3 Certificates (after taking into account distribution of the Class MV-3 Principal Distribution Amount on such Distribution Date), (e) the Certificate Principal Balance of the Class MV-4 Certificates (after taking into account distribution of the Class MV-4 Principal Distribution Amount on such Distribution Date), (f) the Certificate Principal Balance of the Class MV-5 Certificates (after taking into account distribution of the Class MV-5 Principal Distribution Amount on such Distribution Date) and (g) the Certificate Principal Balance of the Class MV-6 Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 84.30% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date minus the Adjustable Rate OC Floor; provided, however, that if the Class MV-6 Certificates are the only Class of Adjustable Rate Subordinate Certificates outstanding on such Distribution Date, the Class MV-6 Certificates will be entitled to receive the entire remaining aggregate Principal Distribution Amount for Loan Group 2 and Loan Group 3 until the Certificate Principal Balance thereof is reduced to zero.

          Class MV-7 Certificate: Any Certificate designated as a "Class MV-7 Certificate" on the face thereof, in the form of Exhibit A-26 hereto, representing the right to distributions as set forth herein.

          Class MV-7 Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class AV Certificates (after taking into account distributions of the Class 1-AV-1 Principal Distribution Amount and Class 2-AV Principal Distribution Amount for such Distribution Date), (b) the Certificate Principal Balance of the Class MV-1 Certificates (after taking into account distribution of the Class MV-1 Principal Distribution Amount on such Distribution Date), (c) the

Certificate Principal Balance of the Class MV-2 Certificates (after taking into account distribution of the Class MV-2 Principal Distribution Amount on such Distribution Date), (d) the Certificate Principal Balance of the Class MV-3 Certificates (after taking into account distribution of the Class MV-3 Principal Distribution Amount on such Distribution Date), (e) the Certificate Principal Balance of the Class MV-4 Certificates (after taking into account distribution of the Class MV-4 Principal Distribution Amount on such Distribution Date), (f) the Certificate Principal Balance of the Class MV-5 Certificates (after taking into account distribution of the Class MV-5 Principal Distribution Amount on such Distribution Date), (g) the Certificate Principal Balance of the Class MV-6 Certificates (after taking into account distribution of the Class MV-6 Principal Distribution Amount on such Distribution Date) and (h) the Certificate Principal Balance of the Class MV-7 Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 87.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date minus the Adjustable Rate OC Floor; provided, however, that if the Class MV-7 Certificates are the only Class of Adjustable Rate Subordinate Certificates outstanding on such Distribution Date, the Class MV-7 Certificates will be entitled to receive the entire remaining aggregate Principal Distribution Amount for Loan Group 2 and Loan Group 3 until the Certificate Principal Balance thereof is reduced to zero.

          Class MV-8 Certificate: Any Certificate designated as a "Class MV-8 Certificate" on the face thereof, in the form of Exhibit A-27 hereto, representing the right to distributions as set forth herein.

          Class MV-8 Principal Distribution Amount: With respect to any Distribution Date the excess of (i) the sum of (a) the aggregate Certificate Principal Balance of the Class AV Certificates (after taking into account distributions of the Class 1-AV-1 Principal Distribution Amount and Class 2-AV Principal Distribution Amount for such Distribution Date), (b) the Certificate Principal Balance of the Class MV-1 Certificates (after taking into account distribution of the Class MV-1 Principal Distribution Amount on such Distribution Date), (c) the Certificate Principal Balance of the Class MV-2 Certificates (after taking into account distribution of the Class MV-2 Principal Distribution Amount on such Distribution Date), (d) the Certificate Principal Balance of the Class MV-3 Certificates (after taking into account distribution of the Class MV-3 Principal Distribution Amount on such Distribution Date), (e) the Certificate Principal Balance of the Class MV-4 Certificates (after taking into account distribution of the Class MV-4 Principal Distribution Amount on such Distribution Date), (f) the Certificate Principal Balance of the Class MV-5 Certificates (after taking into account distribution of the Class MV-5 Principal Distribution Amount on such Distribution Date), (g) the Certificate Principal Balance of the Class MV-6 Certificates (after taking into account distribution of the Class MV-6 Principal Distribution Amount on such Distribution Date), (h) the Certificate Principal Balance of the Class MV-7 Certificates (after taking into account distribution of the Class MV-7 Principal Distribution Amount on such Distribution Date) and (i) the Certificate Principal Balance of the Class MV-8 Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 90.00% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for such Distribution Date minus the Adjustable Rate OC Floor; provided, however, that if the

Class MV-8 Certificates are the only Class of Adjustable Rate Subordinate Certificates outstanding on such Distribution Date, the Class MV-8 Certificates will be entitled to receive the entire remaining aggregate Principal Distribution Amount for Loan Group 2 and Loan Group 3 until the Certificate Principal Balance thereof is reduced to zero.

          Class P Certificate: Any Class PF Certificate or Class PV
Certificate.

          Class PF Certificate: Any Certificate designated as a "Class PF Certificate" on the face thereof, in the form of Exhibit B-1 hereto, representing the right to distributions as set forth herein.

          Class PF Principal Distribution Date: The first Distribution Date that occurs after the end of the latest Prepayment Charge Period for all Mortgage Loans in Loan Group 1 that have a Prepayment Charge Period.

          Class PV Certificate: Any Certificate designated as a "Class PV Certificate" on the face thereof, in the form of Exhibit B-2 hereto, representing the right to distributions as set forth herein.

          Class PV Principal Distribution Date: The first Distribution Date that occurs after the end of the latest Prepayment Charge Period for all Mortgage Loans in Loan Group 2 and Loan Group 3 that have a Prepayment Charge Period.

          Closing Date: December 30, 2004.

          Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

          Collateral Schedule: Schedule II hereto.

          Compensating Interest: With respect to the Mortgage Loans in each Loan Group and any Distribution Date, an amount equal to the lesser of (x) one-half of the Servicing Fee for such Mortgage Loans for the related Due Period and (y) the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date.

          Confirmation: Any of the Confirmations dated December 17, 2004 evidencing a transaction between the Corridor Contract Counterparty and CHL relating to the Corridor Contracts.

          Corporate Trust Office: The designated office of the Trustee in the State of New York where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 101 Barclay Street, New York, New York 10286 (Attention: Corporate Trust MBS Administration), telephone:
(212) 815-3236, facsimile: (212) 815-3986.

          Corridor Contract: The Class AF-1 Corridor Contract, the Class 1-AV-1 Corridor Contract, the Class 2-AV Corridor Contract or the Adjustable Rate Subordinate Corridor Contract, as applicable.

          Corridor Contract Assignment Agreement: The Assignment Agreement dated as of the Closing Date among CHL, the Trustee and the Corridor Contract Counterparty, the form of which is attached hereto as Exhibit S.

          Corridor Contract Counterparty: Bear Stearns Financial Products Inc. and its successors.

          Corridor Contract Termination Date: The Adjustable Rate Subordinate Corridor Contract Termination Date, Class 1-AV-1 Corridor Contract Termination Date, Class 2-AV Corridor Contract Termination Date and Class AF-1 Corridor Contract Termination Date, as applicable.

          Credit Bureau Risk Score: A statistical credit score obtained by CHL in connection with the origination of a Mortgage Loan.

          Co-Trustee: The Bank of New York Trust Company, N.A., a national association, not in its individual capacity, but solely in its capacity as co-trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party.

          Credit Comeback Excess Account: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.09 in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York in trust for registered holders of CWABS, Inc., Asset-Backed Certificates, Series 2004-15". Funds in the Credit Comeback Excess Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

          Credit Comeback Excess Cashflow: With respect to any Distribution Date, any amounts in the Credit Comeback Excess Account available for such Distribution Date.

          Credit Comeback Excess Amount: With respect to the Credit Comeback Loans in Loan Group 1 and any Master Servicer Advance Date, the portion of the sum of the following (without duplication) attributable to the excess, if any, of the actual mortgage rate on each Credit Comeback Loan and the Mortgage Rate on such Credit Comeback Loan: (i) all scheduled interest collected during the related Due Period with respect to the Credit Comeback Loans, (ii) all Advances relating to interest with respect to the Credit Comeback Loans, (iii) all Compensating Interest with respect to the Credit Comeback Loans and (iv) Liquidation Proceeds with respect to the Credit Comeback Loans collected during the related Due Period (to the extent such Liquidation Proceeds relate to interest), less all Nonrecoverable Advances relating to interest reimbursed during the related Due Period.

          Credit Comeback Loan: Any Mortgage Loan for which the related Mortgage Rate is subject to reduction (not exceeding 0.375% per annum) for good payment history of Scheduled Payments by the related Mortgagor.

          Cross-Over Situation: With respect to any Distribution Date and Loan Group 2 and Loan Group 3 (after taking into account principal distributions on such Distribution Date), a

Cross-Over Situation shall exist (i) with respect to the R-2-A and R-2-B Interests, if the R-2-A and R-2-B Interests are in the aggregate less than 1% of the Subordinate Component Balance of Loan Group 2 and Loan Group 3 and (ii) with respect to the R-2-C and R-2-D Interests, if the R-2-C and R-2-D Interests are in the aggregate less than 1% of the Adjusted Subordinate Component Balance of Loan Group 2 and Loan Group 3.

          Current Interest: With respect to each Class of Interest Bearing Certificates and each Distribution Date, the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of such Class immediately prior to such Distribution Date, plus any amount previously distributed with respect to interest for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

          Cut-off Date: In the case of any Initial Mortgage Loan, the later of
(x) December 1, 2004 and (y) the date of origination of such Mortgage Loan (the "Initial Cut-off Date"), and in the case of any Subsequent Mortgage Loan, the later of (x) the first day of the month of the related Subsequent Transfer Date and (y) the date of origination of such Subsequent Mortgage Loan (the related "Subsequent Cut-off Date"). When used with respect to any Mortgage Loan the "Cut-off Date" shall mean the related Cut-off Date.

          Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received on or prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

          Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

          Deficiency Amount: With respect to any Distribution Date, the sum of
(i) the Class 1-AV-1 Guaranteed Interest Distribution Amount and (ii) the Class 1-AV-1 Guaranteed Principal Distribution Amount.

          Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

          Definitive Certificates: As defined in Section 5.06.

          Delay Delivery Mortgage Loans: (i) The Initial Mortgage Loans identified on the schedule of Mortgage Loans hereto set forth on Exhibit F-2 hereof for which all or a portion of a related Mortgage File is not delivered to the Co-Trustee on or prior to the Closing Date, and (ii) the Subsequent Mortgage Loans identified on the schedule of Subsequent Mortgage Loans set forth in Annex A to each related Subsequent Transfer Agreement for which all or a portion of the related Mortgage File is not delivered to the Co-Trustee on or prior to the related Subsequent Transfer Date. The Depositor shall deliver (or cause delivery of) the Mortgage Files to the Co-Trustee: (A) with respect to at least 50% of the Initial Mortgage Loans, not later than the Closing Date and with respect to at least 10% of the Subsequent Mortgage Loans conveyed on a Subsequent Transfer Date, not later than such Subsequent Transfer Date, (B) with respect to at least an additional 40% of the Initial Mortgage Loans, not later than 20 days after the Closing Date, and not later than 20 days after the relevant Subsequent Transfer Date with respect to the remaining Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, and (C) with respect to the remaining Initial Mortgage Loans, not later than thirty days after the Closing Date. To the extent that Countrywide Home Loans, Inc. shall be in possession of any Mortgage Files with respect to any Delay Delivery Mortgage Loan, until delivery to of such Mortgage File to the Co-Trustee as provided in Section 2.01, Countrywide Home Loans, Inc. shall hold such files as agent and in trust for the Co-Trustee.

          Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

          Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

          Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or, if not the foregoing, the Percentage Interest appearing on the face thereof, as applicable.

          Depositor: CWABS, Inc., a Delaware corporation, or its successor in interest.

          Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

          Depository Agreement: With respect to the Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit O.

          Depository Participant: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

          Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(c) in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of CWABS, Inc., Asset-Backed Certificates, Series 2004-15". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

          Distribution Account Deposit Date: As to any Distribution Date, 1:00 p.m. Pacific time on the Business Day immediately preceding such Distribution Date.

          Distribution Date: The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in January 2005.

          Due Date: With respect to any Mortgage Loan and Due Period, the due date for Scheduled Payments of interest and/or principal on that Mortgage Loan occurring in such Due Period as provided in the related Mortgage Note.

          Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

          Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, if Moody's is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies without reduction or withdrawal of their then-current ratings of the Certificates (without regard to the Class 1-AV-1 Policy or the Fannie Mae Guaranty, in the case of the Class 1-AV-1 Certificates) as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

          Eligible Repurchase Month: As defined in Section 3.12(d) hereof.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended.

          ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the applicable requirements of the Underwriter's Exemption.

          ERISA-Restricted Certificates: The Class 1-AV-1 Certificates, Class A-R Certificates, Class P Certificates, Class C Certificates and Certificates of any Class that ceases to satisfy the applicable rating requirement under the Underwriter's Exemption.

          Escrow Account: As defined in Section 3.06.

          Event of Default: As defined in Section 7.01 hereof.

          Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries are in excess of the sum of (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the date of liquidation of such Liquidated Mortgage Loan plus (ii) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Master Servicer) up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan outstanding during each Due Period as to which such interest was not paid or advanced.

          Expense Fee Rate: With respect to any Mortgage Loan, the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

          Extra Principal Distribution Amount: With respect to any Distribution Date and (A) Loan Group 1, the lesser of (1) the Fixed Rate Overcollateralization Deficiency Amount and (2) the sum of the Fixed Rate Loan Group Excess Cashflow and the Credit Comeback Excess Amount available for payment thereof and (B) each of Loan Group 2 and Loan Group 3, the lesser of
(1) the Adjustable Rate Overcollateralization Deficiency Amount and (2) the Adjustable Rate Loan Group Excess Cashflow available for payment thereof, to be allocated between Loan Group 2 and Loan Group 3, pro rata, based on the Certificate Principal Balances of the Senior Certificates related to each such Loan Group immediately prior to such Distribution Date.

          Fannie Mae: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

          Fannie Mae Guaranty: The obligation of Fannie Mae specified in
Section 4.06.

          Fannie Mae Mortgage Loan: Any mortgage loan which is owned, securitized or serviced by Fannie Mae.

          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

          Fixed Rate Certificates: The Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class BF Certificates.

          Fixed Rate Cumulative Loss Trigger Event: With respect to a Distribution Date on or after the Fixed Rate Stepdown Date, a Fixed Rate Cumulative Loss Trigger Event occurs if (x) the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group 1 from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries related to Loan Group 1 received through the last day of that Due Period) exceeds (y) the applicable percentage, for such Distribution Date, of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the Group 1 Pre-Funded Amount, as set forth below:

     Distribution Date                      Percentage

     January 2008 -- December 2008......... 1.50% with respect to January
                                            2008, plus an additional 1/12th of
                                            0.75% for each month thereafter
                                            through December 2008
     January 2009 -- December 2009......... 2.25% with respect to January
                                            2009, plus an additional 1/12th of
                                            0.75% for each month thereafter
                                            through December 2009
     January 2010 -- December 2010......... 3.00% with respect to January
                                            2010, plus an additional 1/12th of
                                            0.50% for each month thereafter
                                            through December 2010
     January 2011 and thereafter........... 3.50%


          Fixed Rate Delinquency Trigger Event: With respect to any Distribution Date on or after the Fixed Rate Stepdown Date, a Fixed Rate Delinquency Trigger Event exists if the Rolling Sixty-Day Delinquency Rate for Outstanding Mortgage Loans in Loan Group 1 equals or exceeds the product of 46.00% and the Fixed Rate Senior Enhancement Percentage for such Distribution Date.

          Fixed Rate Loan Group Excess Cashflow: With respect to any Distribution Date the sum of (i) the amount remaining after the distribution of interest to Certificateholders for such Distribution Date, pursuant to
Section 4.04(a)(ii)(j), and (ii) the amount remaining after the distribution of principal to Certificateholders for such Distribution Date, pursuant to
Section 4.04(c)(1)(K) or 4.04(c)(2)(K).

          Fixed Rate Mortgage Loans: The Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is fixed for the life of the related Mortgage and any Credit Comeback Loans, including in each case any Mortgage Loans delivered in replacement thereof.

          Fixed Rate OC Floor: An amount equal to 0.50% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the Group 1 Pre-Funded Amount.

          Fixed Rate Overcollateralization Deficiency Amount: With respect to any Distribution Date, the amount, if any, by which the Fixed Rate Overcollateralization Target Amount exceeds the Fixed Rate Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for Loan Group 1 on such Distribution Date).

          Fixed Rate Overcollateralization Target Amount: With respect to any Distribution Date (a) prior to the Fixed Rate Stepdown Date, an amount equal to 2.40% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the Group 1 Pre-Funded Amount and
(b) on or after the Fixed Rate Stepdown Date, the greater of (i) an amount equal to 4.80% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the current Distribution Date and (ii) the Fixed Rate OC Floor; provided, however, that if a Fixed Rate Trigger Event is in effect on any Distribution Date, the Fixed Rate Overcollateralization Target Amount will be the Fixed Rate Overcollateralization Target Amount as in effect for the prior Distribution Date.

          Fixed Rate Overcollateralized Amount: With respect to any Distribution Date, the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date exceeds (y) the aggregate Certificate Principal Balance of the Class AF Certificates and the Fixed Rate Subordinate Certificates as of such Distribution Date (after giving effect to distributions of the Principal Remittance Amount for Loan Group 1 to be made on such Distribution Date).

          Fixed Rate Senior Enhancement Percentage: With respect to a Distribution Date on or after the Fixed Rate Stepdown Date, the fraction (expressed as a percentage) (1) the numerator of which is the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the preceding Distribution Date over (b) (i) before the Certificate Principal Balances of the Class AF Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class AF Certificates, or
(ii) after such time, the Certificate Principal Balance of the most senior Class of Fixed Rate Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the preceding Distribution Date.

          Fixed Rate Stepdown Date: The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class AF Certificates is reduced to zero, and (ii) the later to occur of (x) the Distribution Date in January 2008 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class AF Certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 68.00% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date.

          Fixed Rate Subordinate Certificates: The Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class BF Certificates.

          Fixed Rate Subordinate Net Rate Cap: With respect to any Distribution Date, the weighted average of the Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 for such Distribution Date.

          Fixed Rate Trigger Event: With respect to any Distribution Date on or after the Fixed Rate Stepdown Date, consists of either a Fixed Rate Delinquency Trigger Event with respect to that Distribution Date or a Fixed Rate Cumulative Loss Trigger Event with respect to that Distribution Date.

          Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

          Funding Period: The period from the Closing Date to and including the earlier to occur of (x) the date the amount in the Pre-Funding Account is less than $25,000 and (y) February 14, 2005.

          Gross Margin: The percentage set forth in the related Mortgage Note for the Adjustable Rate Mortgage Loans to be added to the Index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for the Adjustable Rate Mortgage Loans.

          Group 1 Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as "Group 1 Mortgage Loans", including in each case any Mortgage Loans delivered in replacement thereof.

          Group 1 Pre-Funded Amount: The portion of the Pre-Funded Amount allocable for purchase of Subsequent Mortgage Loans as Group 1 Mortgage Loans on the Closing Date, which shall equal $75,562,061.09.

          Group 2 Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as "Group 2 Mortgage Loans", including in each case any Mortgage Loans delivered in replacement thereof.

          Group 2 Pre-Funded Amount: The portion of the Pre-Funded Amount allocable for purchase of Subsequent Mortgage Loans as Group 2 Mortgage Loans on the Closing Date, which shall equal $105,476,625.30.

          Group 3 Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as "Group 3 Mortgage Loans", including in each case any Mortgage Loans delivered in replacement thereof.

          Group 3 Pre-Funded Amount: The portion of the Pre-Funded Amount allocable for purchase of Subsequent Mortgage Loans as Group 3 Mortgage Loans on the Closing Date, which shall equal $70,982,152.05.

          Group Net Rate Cap: With respect to Loan Group 2, the Loan Group 2 Net Rate Cap, and with respect to Loan Group 3, the Loan Group 3 Net Rate Cap.

          Guaranteed Certificates: The Class 1-AV-1 Certificates.

          Guarantor: Fannie Mae, or its successor in interest.

          Guarantor Payment: Any payment required to be made by the Guarantor in respect of a Deficiency Amount with respect to the Guaranteed Certificates.

          Index: As to any Adjustable Rate Mortgage Loan on any Adjustment Date related thereto, the index for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note, such index in general being the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, as most recently announced as of a date 45 days prior to such Adjustment Date or, if the Index ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then the Index shall be a new index selected by the Master Servicer, based on comparable information.

          Information Circular: The Information Circular dated December 20, 2004 relating to the Class 1-AV-1 Certificates.

          Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

          Initial Certificate Account Deposit: An amount equal to the aggregate of all amounts in respect of (i) principal of the Initial Mortgage Loans due after the Initial Cut-off Date and received by the Master Servicer before the Closing Date and not applied in computing the Cut-off Date Principal Balance thereof and (ii) interest on the Initial Mortgage Loans due after the Initial Cut-off Date and received by the Master Servicer before the Closing Date.

          Initial Certificate Principal Balance: With respect to any Certificate (other than the Class C Certificates) the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

          Initial Cut-off Date: As defined in the definition of Cut-off Date.

          Initial Mortgage Loan: A Mortgage Loan conveyed to the Trustee on the Closing Date pursuant to this Agreement as identified on the Mortgage Loan Schedule delivered to the Trustee on the Closing Date.

          Initial Mortgage Rate: As to each Adjustable Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

          Initial Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the percentage specified in the related Mortgage Note that limits the permissible increase or decrease in the Mortgage Rate on its initial Adjustment Date.

          Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policy.

          Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans (other than by Fannie Mae under the Fannie Mae Guaranty or by the Class 1-AV-1 Insurer under the Class 1-AV-1 Policy) pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Master Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses and received prior to such Mortgage Loan becoming a Liquidated Mortgage Loan.

          Insolvency Proceeding: As defined in Section 4.07(h).

          Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

          Interest Bearing Certificates: The Fixed Rate Certificates and the Adjustable Rate Certificates.

          Interest Carry Forward Amount: With respect to each Class of Interest Bearing Certificates and each Distribution Date, the excess of (i) the Current Interest for such Class with respect to prior Distribution Dates over (ii) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates.

          Interest Determination Date: With respect to the first Accrual Period for the Adjustable Rate Certificates, December 28, 2004. With respect to any Accrual Period for the Adjustable Rate Certificates thereafter, the second LIBOR Business Day preceding the commencement of such Accrual Period.

          Interest Funds: With respect to any Distribution Date and Loan Group, the Interest Remittance Amount for such Loan Group and Distribution Date, less the portion of the Trustee Fee for such Distribution Date allocable to such Loan Group.

          Interest Remittance Amount: With respect to the Mortgage Loans in each Loan Group and any Master Servicer Advance Date, (x) the sum, without duplication, of (i) all scheduled interest collected during the related Due Period (for the avoidance of doubt, other than Credit Comeback Excess Amounts) with respect to the related Mortgage Loans less the related Servicing Fee,
(ii) all interest on prepayments, other than Prepayment Interest Excess, (iii) all related Advances relating to interest with respect to such Mortgage Loans,
(iv) all related Compensating Interest with respect to such Mortgage Loans,
(v) Liquidation Proceeds with respect to such Mortgage Loans collected during the related Due Period (to the extent such Liquidation Proceeds relate to interest) and (vi) the related Seller Shortfall Interest Requirement, less (y) all reimbursements to the Master Servicer during the related Due Period for Advances of interest previously made allocable to such Loan Group.

          Investment Letter: As defined in Section 5.02(b).

          Last Scheduled Distribution Date: With respect to the Class 1-AV-1 Certificates and the Class 1-AV-1 Policy, the Distribution Date occurring in June 2035.

          Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

          LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

          Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Master Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

          Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property received in connection with or prior to such Mortgage Loan becoming a Liquidated Mortgage Loan, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances.

          Loan Group:  Any of Loan Group 1, Loan Group 2 or Loan Group 3.

          Loan Group 1:  The Group 1 Mortgage Loans.

          Loan Group 2:  The Group 2 Mortgage Loans.

          Loan Group 3:  The Group 3 Mortgage Loans.

          Loan Number and Borrower Identification Mortgage Loan Schedule: With respect to any Subsequent Transfer Date, the Loan Number and Borrower Identification Mortgage Loan Schedule delivered in connection with such Subsequent Transfer Date pursuant to Section 2.01(f). Each Loan Number and Borrower Identification Mortgage Loan Schedule shall contain the information specified in the definition of "Mortgage Loan Schedule" with respect to the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, and each Loan Number and Borrower Identification Mortgage Loan Schedule shall be deemed to be included in the Mortgage Loan Schedule.

          Loan-to-Value Ratio: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

          Majority Holder: The Holders of Certificates evidencing at least 51% of the Voting Rights allocated to such Class of Certificates.

          Margin: With respect to any Accrual Period and Class of Adjustable Rate Certificates, the per annum rate indicated in the following table:

     ------------------------------------ ------------ --------------
                    Class                    Margin (1)    Margin (2)
     ------------------------------------ ------------ --------------
         Class AF-1                           0.200%       0.200%
     ------------------------------------ ------------ --------------
         Class 1-AV-1                         0.160%       0.320%
     ------------------------------------ ------------ --------------
         Class 2-AV-1                         0.150%       0.300%
     ------------------------------------ ------------ --------------
         Class 2-AV-2                         0.270%       0.540%
     ------------------------------------ ------------ --------------
         Class 2-AV-3                         0.370%       0.740%
     ------------------------------------ ------------ --------------
         Class MV-1                           0.510%       0.765%
     ------------------------------------ ------------ --------------
         Class MV-2                           0.540%       0.810%
     ------------------------------------ ------------ --------------
         Class MV-3                           0.580%       0.870%
     ------------------------------------ ------------ --------------
         Class MV-4                           0.850%       1.275%
     ------------------------------------ ------------ --------------
         Class MV-5                           0.900%       1.350%
     ------------------------------------ ------------ --------------
         Class MV-6                           1.050%       1.575%
     ------------------------------------ ------------ --------------
         Class MV-7                           1.600%       2.400%
     ------------------------------------ ------------ --------------
         Class MV-8                           1.700%       2.550%
     ------------------------------------ ------------ --------------
         Class BV                             2.700%       4.050%
     ------------------------------------ ------------ --------------

(1) For any Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.
(2) For any Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

          Master Servicer: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as master servicer hereunder.

          Master Servicer Advance Date: As to any Distribution Date, the Business Day immediately preceding such Distribution Date.

          Master Servicer Prepayment Charge Payment Amount: The amounts (i) payable by the Master Servicer in respect of any Prepayment Charges waived other than in accordance with the standard set forth in the first sentence of
Section 3.20(a), or (ii) collected from the Master Servicer in respect of a remedy for the breach of the representation made by CHL set forth in Section 3.20(c).

          Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note.

          MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

          MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS(R) System.

          MERS(R) System: The system of recording transfers of mortgages electronically maintained by MERS.

          MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

          Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

          Modified Mortgage Loan: As defined in Section 3.12(a).

          MOM Loan: Any Mortgage Loan, as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

          Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

          Moody's: Moody's Investors Service, Inc. and its successors.

          Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

          Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Co-Trustee to be added to the Mortgage File pursuant to this Agreement.

          Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the deletion of Liquidated Mortgage Loans and Deleted Mortgage Loans and the addition of (x) Replacement Mortgage Loans pursuant to the provisions of this Agreement and (y) Subsequent Mortgage Loans pursuant to the provisions of this Agreement and any Subsequent Transfer Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibit F-1, setting forth in the following information with respect to each Mortgage Loan:

                   (i)    the loan number;

                   (ii)   the Loan Group;

                   (iii)  the Appraised Value;

                   (iv)   the Initial Mortgage Rate;

                   (v)    the maturity date;

                   (vi)   the original principal balance;

                   (vii)  the Cut-off Date Principal Balance;

                   (viii) the first payment date of the Mortgage Loan;

                   (ix)   the Scheduled Payment in effect as of the Cut-off
                          Date;

                   (x)    the Loan-to-Value Ratio at origination;

                   (xi) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

                   (xii) a code indicating whether the residential dwelling is either (a) a detached single-family dwelling,
                          (b) a two-family residential property, (c) a three-family residential property, (d) a four-family residential property, (e) planned unit development, (f) a low-rise condominium unit, (g) a high-rise condominium unit or (h) manufactured housing;

                   (xiii) a code indicating whether such Mortgage Loan is a
                          Credit Comeback Loan;

                   (xiv)  [Reserved];

                   (xv)   [Reserved];

                   (xvi)  the purpose of the Mortgage Loan;

                   (xvii) with respect to each Adjustable Rate Mortgage Loan:

                      (a)    the frequency of each Adjustment Date;

                      (b)    the next Adjustment Date;

                      (c)    the Maximum Mortgage Rate

                      (d)    the Minimum Mortgage Rate;

                      (e)    the Mortgage Rate as of the Cut-off Date;

                      (f) the related Initial Periodic Rate Cap and Subsequent Periodic Rate Cap; and

                      (h)    the Gross Margin;

                   (xviii) a code indicating whether the Mortgage Loan is a
                          CHL Mortgage Loan or a Park Monaco Mortgage Loan;

                   (xix) the premium rate for any lender-paid mortgage insurance, if applicable; and

                   (xx) a code indicating whether the Mortgage Loan is a Fixed Rate Mortgage Loan or an Adjustable Rate Mortgage Loan.

Such schedule shall also set forth the total of the amounts described under
(vii) above for all of the Mortgage Loans and for each Loan Group. The Mortgage Loan Schedule shall be deemed to include each Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to Section 2.01(f) and all the related Subsequent Mortgage Loans and Subsequent Mortgage Loan information included therein.

          Mortgage Loans: Such of the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof and any Subsequent Transfer Agreement as from time to time are held as part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason, including a breach of the representation contained in Section 2.02 hereof, shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

          Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

          Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

          Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time; provided, however, the Mortgage Rate for each Credit Comeback Loan shall be treated for all purposes of payments on the Certificates, including the calculation of the Pass-Through Rates and the Net Rate Cap, as reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the Mortgagor qualifies for the reduction by having a good payment history.

          Mortgaged Property: The underlying property securing a Mortgage
Loan.

          Mortgagor: The obligors on a Mortgage Note.

          NAS Factor: For any Distribution Date set forth below, the percentage set forth in the following table:

         Distribution Date                              Percentage
         January 2005 - December 2007.................      0%
         January 2008 - December 2009.................     45%
         January 2010 - December 2010.................     80%
         January 2011 - December 2011.................    100%
         January 2012 and thereafter..................    300%

          NAS Principal Distribution Amount: For any Distribution Date, an amount equal to the product of (i) the Class AF-6 Portion for such Distribution Date, (ii) any amounts distributed to the Class AF Certificates pursuant to Section 4.04(c) and 4.04(e)(1)for such Distribution Date and (iii) the NAS Factor for such Distribution Date.

          Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.

          Net Rate Cap: (i) With respect to each Class of Class AF Certificates, the Class AF Net Rate Cap, (ii) with respect to the Class 1-AV-1 Certificates, the Class 1-AV-1 Net Rate Cap, (iii) with respect to each Class of Class 2-AV Certificates, the Class 2-AV Net Rate Cap, (iv) with respect to each Class of Fixed Rate Subordinate Certificates, the Fixed Rate Subordinate Net Rate Cap and (v) with respect to each Class of Adjustable Rate Subordinate Certificates, the Adjustable Rate Subordinate Net Rate Cap.

          Net Rate Carryover: With respect to any Class of Interest Bearing Certificates and any Distribution Date, the sum of (A) the excess of (i) the amount of interest that such Class would otherwise have accrued for such Distribution Date had the Pass-Through Rate for such Class and the related Accrual Period not been determined based on the applicable Net Rate Cap, over
(ii) the amount of interest accrued on such Class at the applicable Net Rate Cap for such Distribution Date and (B) the Net Rate Carryover for such Class for all previous Distribution Dates not previously paid pursuant to Section 4.04, together with interest thereon at the then-applicable Pass-Through Rate for such Class, without giving effect to the applicable Net Rate Cap.

          NIM Insurer: Any insurer guarantying at the request of CHL certain payments under notes backed or secured by the Class C or Class P Certificates.

          Nonpayment: With respect to any Distribution Date, the failure of the Trustee to receive in full, in accordance with the terms of this Agreement, funds legally available to pay all or a portion of the Class 1-AV-1 Scheduled Payment that is due for payment with respect to such Distribution Date.

          Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

          Non-United States Person : A Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor.

          Officer's Certificate: A certificate (i) in the case of the Depositor, signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a

Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, (ii) in the case of the Master Servicer, signed by the President, an Executive Vice President, a Vice President, an Assistant Vice President, the Treasurer, or one of the Assistant Treasurers or Assistant Secretaries of Countrywide GP, Inc., its general partner or (iii) if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement.

          One-Month LIBOR: With respect to any Accrual Period for the Adjustable Rate Certificates, the rate determined by the Trustee on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that the parties hereto acknowledge that One-Month LIBOR calculated for the first Accrual Period for the Adjustable Rate Certificates shall equal 2.42000% per annum. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period for the Adjustable Rate Certificates will be the Reference Bank Rate. If no such quotations can be obtained by the Trustee and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period for the Adjustable Rate Certificates.

          Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          Optional Termination: The termination of the Trust Fund provided hereunder pursuant to the purchase of the Mortgage Loans pursuant to the last sentence of Section 9.01 hereof.

          Optional Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans and the Pre-Funded Amount.

          Order: As defined in Section 4.07(c) of this Agreement.

          Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Master Servicer or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Master Servicer.

          OTS: The Office of Thrift Supervision.

          Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

               (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

               (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

          Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Mortgage Loan, prior to the end of the related Prepayment Period.

          Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

          Park Monaco: Park Monaco Inc. a Delaware corporation, and its successors and assigns.

          Park Monaco Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule for which Park Monaco is the applicable Seller.

          Pass-Through Rate: With respect to any Accrual Period and each Class of Adjustable Rate Certificates the lesser of (x) One-Month LIBOR for such Accrual Period plus the Margin for such Class and Accrual Period and (y) the applicable Net Rate Cap for such Class and the related Distribution Date. With respect to any Accrual Period and each Class of Fixed Rate Certificates, the lesser of (x) the per annum rate set forth in the following table for such Class and Accrual Period and (y) the applicable Net Rate Cap for such Class and the related Distribution Date.

     ------------------------------- -------------------- -------------------
                                      Pass-Through Rate   Pass-Through Rate
                 Class                       (1)                 (2)
     ------------------------------- -------------------- -------------------
                 AF-2                     3.775%               3.775%
     -------------------------- -------------------- ------------------------
                 AF-3                     4.025%               4.025%
     -------------------------- -------------------- ------------------------
                 AF-4                     4.614%               4.614%
     -------------------------- -------------------- ------------------------
                 AF-5                     5.227%               5.727%
     ------------------------------- -------------------- -------------------
                 AF-6                     4.613%               4.613%
     ------------------------------- -------------------- -------------------
                 MF-1                     5.163%               5.163%
     ------------------------------- -------------------- -------------------
                 MF-2                     5.213%               5.213%
     ------------------------------- -------------------- -------------------
                 MF-3                     5.311%               5.311%
     ------------------------------- -------------------- -------------------
                 MF-4                     5.541%               5.541%
     ------------------------------- -------------------- -------------------
                 MF-5                     5.610%               5.610%
     ------------------------------- -------------------- -------------------
                 MF-6                     5.690%               5.690%
     -------------------------- -------------------- ------------------------
                 MF-7                     5.858%               5.858%
     -------------------------- -------------------- ------------------------
                 MF-8                     5.900%               5.900%
     -------------------------- -------------------- ------------------------
                 BF                       5.900%               5.900%
     ------------------------------- -------------------- -------------------
 (1) For any Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.
 (2) For any Accrual Period relating to any Distribution Date occurring after the Optional Termination Date..

          Payment Notice: As defined in the Class 1-AV-1 Policy.

          Percentage Interest: With respect to any Interest Bearing Certificate, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate Certificate Principal Balance of the related Class. With respect to the Class C, Class P and Class A-R Certificates, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate.

          Permitted Investments: At any time, any one or more of the following obligations and securities:

               (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

               (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency (without regard to the Class 1-AV-1 Policy or the Fannie Mae Guaranty, in the case of the Class 1-AV-1 Certificates);

               (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency (without regard to the Class 1-AV-1 Policy or the Fannie Mae Guaranty, in the case of the Class 1-AV-1 Certificates);

               (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency (without regard to the Class 1-AV-1 Policy or the Fannie Mae Guaranty, in the case of the Class 1-AV-1 Certificates);

               (v) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

               (vi) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency (except (x) if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of S&P for any such securities) and (y), or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency (without regard to the Class 1-AV-1 Policy or the Fannie Mae Guaranty, in the case of the Class 1-AV-1 Certificates);

               (vii) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency (without regard to the Class 1-AV-1 Policy or the Fannie Mae Guaranty, in the case of the Class 1-AV-1 Certificates);

               (viii) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency (without regard to the Class 1-AV-1 Policy or the Fannie Mae Guaranty, in the case of the Class 1-AV-1 Certificates); and

               (ix) such other relatively risk free investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency (without regard to the Class 1-AV-1 Policy or the Fannie Mae Guaranty, in the case of the Class 1-AV-1 Certificates), as evidenced by a signed writing delivered by each Rating Agency, and reasonably acceptable to the NIM Insurer and the Guarantor, as evidenced by a signed writing delivered by the NIM Insurer and the Guarantor;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vii) above); provided further that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Master Servicer but not yet deposited in the Certificate Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Master Servicer shall receive an Opinion of Counsel, at the expense of Master Servicer, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

          Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the
Code) with respect to any Class A-R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" as defined in section 775 of the Code, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have authority to control all substantial decisions of the trustor unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI, and (vii) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class A-R Certificate to such Person may cause any REMIC formed hereunder to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

          Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

          Pool Stated Principal Balance: The aggregate of the Stated Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans.

          Pre-Funded Amount: The amount deposited in the Pre-Funding Account on the Closing Date, which shall equal $252,020,845.44.

          Pre-Funding Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05 in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of CWABS, Inc., Asset-Backed Certificates, Series 2004-15." Funds in the Pre-Funding Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder, provided, however that any investment income earned from Permitted Investments made with funds in the Pre-Funding Account will be for the account of CHL.

          Prepayment Assumption: The applicable rate of prepayment, as described in the Prospectus Supplement relating to the Certificates.

          Prepayment Charge: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan within the related Prepayment Charge Period in accordance with the terms thereof (other than any Master Servicer Prepayment Charge Payment Amount).

          Prepayment Charge Period: With respect to any Mortgage Loan, the period of time during which a Prepayment Charge may be imposed.

          Prepayment Charge Schedule: As of the Initial Cut-off Date with respect to each Initial Mortgage Loan and as of the Subsequent Cut-off Date with respect to each Subsequent Mortgage Loan, a list attached hereto as
Schedule I (including the Prepayment Charge Summary attached thereto), setting forth the following information with respect to each Prepayment Charge:

               (i) the Mortgage Loan identifying number;

               (ii) a code indicating the type of Prepayment Charge;

               (iii) the state of origination of the related Mortgage
        Loan;

               (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

               (v) the term of the related Prepayment Charge; and

               (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date.

          As of the Closing Date, the Prepayment Charge Schedule shall contain the necessary information for each Initial Mortgage Loan. The Prepayment Charge Schedule shall be amended by the Master Servicer upon the sale of any Subsequent Mortgage Loans to the Trust Fund. In addition, the Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of each related amendment shall be furnished by the Master Servicer to the Class P and Class C Certificateholders, the NIM Insurer and to the Guarantor, upon its written request.

          Prepayment Interest Excess: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the period from the related Due Date to the end of the related Prepayment Period, any payment of interest received in connection therewith (net of any applicable Servicing Fee) representing interest accrued for any portion of such month of receipt.

          Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment or a Principal Prepayment in full during the period from the beginning of the related Prepayment Period to the Due Date in such Prepayment Period (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04, 3.12 or 9.01 hereof) and for each Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period, the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or Liquidation Proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such Liquidation Proceeds.

          Prepayment Period: As to any Distribution Date and related Due Date, the period beginning with the opening of business on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the period beginning on December 1, 2004) and ending on the close of business on the fifteenth day of the month in which such Distribution Date occurs.

          Prime Rate: The prime commercial lending rate of The Bank of New York, as publicly announced to be in effect from time to time. The Prime Rate shall be adjusted automatically, without notice, on the effective date of any change in such prime commercial lending rate. The Prime Rate is not necessarily The Bank of New York's lowest rate of interest.

          Principal Distribution Amount: With respect to each Distribution Date and a Loan Group, the sum of (i) the Principal Remittance Amount for such Loan Group for such Distribution Date, (ii) the Extra Principal Distribution Amount for such Loan Group for such Distribution Date, and (iii) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to such Loan Group.

          Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 2.04, 3.12 and 9.01 hereof) that is received in advance of its scheduled Due Date to the extent it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer in accordance with the terms of the related Mortgage Note.

          Principal Reduction: With respect to any Distribution Date and for each Loan Group, the sum of the Principal Remittance Amount and any Realized Losses from the Mortgage Loans in the related Loan Group, less any Subsequent Recoveries from the Mortgage Loans in the related Loan Group. Principal Reductions shall consist proportionately of principal allocations comprising the Principal Remittance Amount and Realized Losses, and the REMIC 1 Interest allocated a principal payment shall receive such payment on such Distribution Date and shall have its principal balance reduced by an allocation of Realized Losses.

          Principal Relocation Payment: In the case of the Variable Loan Groups and Variable Interests only, a payment from any Loan Group to a REMIC 2 Interest other than a Regular Interest corresponding to that Loan Group as provided in the Preliminary Statement. Principal Relocation Payments shall be made of principal allocations comprising the Principal Remittance Amount from a Loan Group and shall include a proportionate allocation of Realized Losses from the Mortgage Loans of such Loan Group.

          Principal Remittance Amount: With respect to the Mortgage Loans in each Loan Group and any Distribution Date, (a) the sum, without duplication, of: (i) the scheduled principal collected with respect to the Mortgage Loans during the related Due Period or advanced on or before 1:00 p.m. Pacific time on the related Master Servicer Advance Date, (ii) Principal Prepayments collected in the related Prepayment Period, with respect to the Mortgage Loans, (iii) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer or the Guarantor with respect to such Distribution Date, (iv) the amount, if any, by which the aggregate unpaid principal balance of any Replacement



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



Mortgage Loans is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans delivered by the Sellers in connection with a substitution of a Mortgage Loan and (v) all Liquidation Proceeds (to the extent such Liquidation Proceeds related to principal) and Subsequent Recoveries collected during the related Due Period; less (b) all Nonrecoverable Advances relating to principal and certain expenses reimbursable pursuant to Section 6.03 and reimbursed during the related Due Period.

          Principal Reserve Fund: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 3.08 in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York in trust for registered holders of CWABS, Inc., Asset-Backed Certificates, Series 2004-15". Funds in the Principal Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

          Private Certificates: The Class C and Class P Certificates.

          Prospectus: The prospectus dated October 25, 2004, relating to mortgage pass-through certificates to be sold by the Depositor.

          Prospectus Supplement: The prospectus supplement dated December 20, 2004, relating to the public offering of the certain Classes of Certificates offered thereby.

          PTCE 95-60: As defined in Section 5.02(b).

          PUD: A Planned Unit Development.

          Purchase Price: With respect to any Mortgage Loan (x) required to be
(1) repurchased by a Seller or purchased by the Master Servicer, as applicable, pursuant to Section 2.02, 2.03 or 3.12 hereof or (2) repurchased by the Depositor pursuant to Section 2.04 hereof, or (y) that the Master Servicer or the Guarantor has a right to purchase pursuant to Section 3.12 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of such purchase and (ii) accrued interest thereon at the applicable Mortgage Rate (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the Mortgagor (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced and not reimbursed by the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any costs, expenses and damages incurred by the Trust Fund resulting from any violation of any predatory or abusive lending law in connection with such Mortgage Loan.

          Rating Agency: Each of Moody's and S&P. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.



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



          Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of such Liquidated Mortgage Loan as of the date of such liquidation, minus (ii) the Liquidation Proceeds, if any, received in connection with such liquidation during the month in which such liquidation occurs, to the extent applied as recoveries of principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, (i) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the related Scheduled Payment was reduced.

          Record Date: With respect to any Distribution Date and the Adjustable Rate Certificates, the Business Day immediately preceding such Distribution Date, or if such Certificates are no longer Book-Entry Certificates, the last Business Day of the month preceding the month of such Distribution Date. With respect to the Fixed Rate Certificates and the Class A-R, Class C and Class P Certificates, the last Business Day of the month preceding the month of a Distribution Date.

          Reference Bank Rate: With respect to any Accrual Period, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding aggregate Certificate Principal Balance of the Adjustable Rate Certificates on such Interest Determination Date, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates on such Interest Determination Date.

          Reference Banks: Barclays Bank PLC, Deutsche Bank and NatWest, N.A., provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, CHL or the Master Servicer and (iii) which have been designated as such by the Trustee.

          Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

          Regular Certificate: Any Certificate other than the Class A-R Certificates.

          Relief Act: The Servicemembers Civil Relief Act.

          Relief Act Interest Shortfall: With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount of such reduction for such Due Period.

          REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

          Remittance Report: A report prepared by the Master Servicer and delivered to the Trustee, the NIM Insurer and the Guarantor in accordance with
Section 4.04.

          REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

          Replacement Mortgage Loan: A Mortgage Loan substituted by a Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for File Release, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) with respect to any Adjustable Rate Mortgage Loan: (a) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (b) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan;
(c) have the same Index and intervals between Adjustment Dates as that of the Deleted Mortgage Loan; (d) have a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; and (e) have an Initial Periodic Rate Cap and a Subsequent Periodic Rate Cap each not more than 1% lower than that of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan;
(iv) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (v) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vii) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa; (viii) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (ix) have the same occupancy type and lien priority as the Deleted Mortgage Loan; (x) comply with each representation and warranty set forth in Section 2.03 as of the date of substitution; (xii) with respect to any Group 2 Mortgage Loan, have had an original Stated Principal Balance that conformed to the loan limits of the Guarantor; (xiii) with respect to any Group 2 Mortgage Loan originated on or after January 1, 2005, not be subject to mandatory arbitration; and (xiv) with respect to any Group 2 Mortgage Loan, be otherwise acceptable to the Guarantor; provided, however, that notwithstanding the foregoing, to the extent that compliance with clause
(x) of this definition would cause a proposed Replacement Mortgage Loan to fail to comply with one or more of clauses (i), (ii), (iv), (viii), (ix) and/or (xii) of this definition, then such proposed Replacement Mortgage Loan need not comply with one or more of clauses (i), (ii), (iv), (viii), (ix) and/or (xii) to the extent, and only to the extent, necessary to assure that the Replacement Mortgage Loan otherwise complies with clause (x).

          Representing Party: As defined in Section 2.03(d).

          Request for Document Release: A Request for Document Release submitted by the Master Servicer to the Co-Trustee, substantially in the form of Exhibit M.

          Request for File Release: A Request for File Release submitted by the Master Servicer to the Co-Trustee, substantially in the form of Exhibit N.

          Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

          Required Secondary Carryover Reserve Fund Deposit: With respect to any Distribution Date, an amount equal to the excess of (i) $10,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund.

          Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          Rolling Sixty-Day Delinquency Rate: With respect to any Distribution Date on or after the Stepdown Date and any Loan Group or Loan Groups, the average of the Sixty-Day Delinquency Rates for such Loan Group or Loan Groups and such Distribution Date and the two immediately preceding Distribution Dates.

          Rule 144A: Rule 144A under the Securities Act.

          Rule 144A Letter: As defined in Section 5.02(b).

          S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

          Scheduled Payment: With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest due on any Due Date on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.05(a); and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

          Securities Act: The Securities Act of 1933, as amended.

          Sellers: CHL, in its capacity as a seller of the CHL Mortgage Loans to the Depositor, and Park Monaco, in its capacity as a seller of the Park Monaco Mortgage Loans to the Depositor.

          Seller Shortfall Interest Requirement: With respect to the Master Servicer Advance Date in each of January, February and March 2005, is the sum of:

          (a) the product of: (1) the excess of the aggregate Stated Principal Balances for such Distribution Date of the Mortgage Loans (including the Subsequent Mortgage Loans, if any) owned by the Trust Fund at the beginning of the related Due Period, over the aggregate Stated Principal Balance for such Distribution Date of such Mortgage Loans (including such Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of such Mortgage Loans (including such Subsequent Mortgage Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for such Distribution Date) and the denominator of which is 12; and

          (b) the lesser of:

               (i) the product of: (1) the amount on deposit in the Pre-Funding Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the Trust Fund at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for such Distribution Date) and the denominator of which is 12; and

               (ii) the excess of (x) the sum of the amount of Current Interest and Interest Carry Forward Amount due and payable on the Interest Bearing Certificates, the Class 1-AV-1 Premium and the Class 1-AV-1 Guaranty Fee, in each case for such Distribution Date, over (y) Interest Funds otherwise available to pay Current Interest and the Interest Carry Forward Amount on the Interest Bearing Certificates for such Distribution Date (after giving effect to the addition of any amounts in clause (a) of this definition of Seller Shortfall Interest Requirement to Interest Funds for such Distribution Date).

          Senior Certificates: The Class AF, Class AV and Class A-R
Certificates.

          Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and
(iv) compliance with the obligations under Section 3.10.

          Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

          Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

          Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

          Sixty-Day Delinquency Rate: With respect to any Distribution Date on or after the related Stepdown Date and any Loan Group or Loan Groups, a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans in such Loan Group or Loan Groups 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans in such Loan Group or Loan Groups.

          Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (i) as of the Cut-off Date, the unpaid principal balance of the Mortgage Loan as of such date (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments or Liquidation Proceeds received prior to such date and to the payment of principal due on or prior to such date and irrespective any delinquency in payment by the related Mortgagor, and (ii) as of any other Distribution Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (a) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Master Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made as of the Master Servicer Advance Date related to such Distribution Date, (b) all Principal Prepayments with respect to such Mortgage Loan received by the Master Servicer during each Prepayment Period ending prior to such Distribution Date and (c) all Liquidation Proceeds collected with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.12. The Stated Principal Balance of any Mortgage Loan that becomes a Liquidated Mortgage Loan will be zero on each date following the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan. References herein to the Stated Principal Balance of the Mortgage Loans at any time shall mean the aggregate Stated Principal Balance of all Mortgage Loans in the Trust Fund as of such time, and references herein to the Stated Principal Balance of a Loan Group at any time shall mean the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group at such time.

          Subordinate Certificates: The Fixed Rate Subordinate Certificates and the Adjustable Rate Subordinate Certificates.

          Subordinate Component Balance: With respect to any Distribution Date and for each of Loan Group 2 and Loan Group 3, the excess of the principal balance of such Loan Group as of the first day of the related Due Period (after giving effect to Principal Prepayments received in the Prepayment Period ending during such Due Period) over the Certificate Principal Balance of the Class 1-AV-1 Certificates in the case of Loan Group 2, and the Class 2-AV Certificates in the case of Loan Group 3.

          Subsequent Certificate Account Deposit: With respect to any Subsequent Transfer Date, an amount equal to the aggregate of all amounts in respect of (i) principal of the related Subsequent Mortgage Loans due after the related Subsequent Cut-off Date and received by the Master Servicer on or before such Subsequent Transfer Date and not applied in computing the Cut-off Date Principal Balance thereof and (ii) interest on the such Subsequent Mortgage Loans due after such Subsequent Cut-off Date and received by the Master Servicer on or before the Subsequent Transfer Date.

          Subsequent Cut-off Date: As defined in the definition of Cut-off
Date.

          Subsequent Mortgage Loan: Any Mortgage Loan conveyed to the Trustee on a Subsequent Transfer Date, and listed on the related Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to Section 2.01(f). When used with respect to a single Subsequent Transfer Date, "Subsequent Mortgage Loan" shall mean a Subsequent Mortgage Loan conveyed to the Trustee on such Subsequent Transfer Date.

          Subsequent Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the percentage specified in the related Mortgage Note that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date (other than the initial Adjustment Date).

          Subsequent Recoveries: As to any Distribution Date, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior calendar month, unexpected amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.08 and 3.12) specifically related to such Liquidated Mortgage Loan after the classification of such Mortgage Loan as a Liquidated Mortgage Loan.

          Subsequent Transfer Agreement: A Subsequent Transfer Agreement substantially in the form of Exhibit P hereto, executed and delivered by the Sellers, the Depositor and the Trustee as provided in Section 2.01(d).

          Subsequent Transfer Date: For any Subsequent Transfer Agreement, the "Subsequent Transfer Date" identified in such Subsequent Transfer Agreement; provided, however, the Subsequent Transfer Date for any Subsequent Transfer Agreement must be a Business Day and may not be a date earlier than the date on which the Subsequent Transfer Agreement is executed and delivered by the parties thereto pursuant to Section 2.01(d).

          Subsequent Transfer Date Purchase Amount: With respect to any Subsequent Transfer Date, the "Subsequent Transfer Date Purchase Amount" identified in the related Subsequent Transfer Agreement which shall be an estimate of the aggregate Stated Principal Balances of the Subsequent Mortgage Loans identified in such Subsequent Transfer Agreement.

          Subsequent Transfer Date Transfer Amount: With respect to any Subsequent Transfer Date, an amount equal to the lesser of (i) the aggregate Stated Principal Balances as of the related Subsequent Cut-off Dates of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, as listed on the related Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to Section 2.01(f) and (ii) the amount on deposit in the Pre-Funding Account.

          Subservicer: As defined in Section 3.02(a).

          Subservicing Agreement: As defined in Section 3.02(a).

          Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(d).

          Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(d), the excess of (x) the principal balance of the Mortgage Loan that is substituted for, over (y) the principal balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

          Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation ss. 1.860F-4(d) and temporary Treasury regulation ss. 301.6231(a)(7)-1T. Initially, this person shall be the Trustee.

          Tax Matters Person Certificate: With respect to the Master REMIC, REMIC 1 and REMIC 2, the Class A-R Certificate with a Denomination of $0.05 and in the form of Exhibit E hereto.

          Terminator: As defined in Section 9.01.

          Three-Year Hybrid Mortgage Loan: A Mortgage Loan having a Mortgage Rate that is fixed for 36 months after origination thereof before such Mortgage Rate becomes subject to adjustment.

          Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

          Transfer Affidavit: As defined in Section 5.02(c).

          Transferor Certificate: As defined in Section 5.02(b).

          Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Certificate Account pursuant to Section 3.05(b)(2);
(ii) the Certificate Account, the Distribution Account, the Principal Reserve Fund, the Carryover Reserve Fund, the Credit Comeback Excess Account, the Pre-Funding Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) each Corridor Contract, (iv) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (v) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loan; (vi) the rights of the Trustee for the benefit of the Class 1-AV-1 Certificateholders under the Class 1-AV-1 Policy; and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

          Trustee: The Bank of New York, a New York banking corporation, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

          Trustee Advance Notice: As defined in Section 4.01(d).

          Trustee Advance Rate: With respect to any Advance made by the Trustee pursuant to Section 4.01(d), a per annum rate of interest determined as of the date of such Advance equal to the Prime Rate in effect on such date plus 5.00%.

          Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the Pool Stated Principal Balance and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) with respect to such Distribution Date.

          Trustee Fee Rate: With respect to each Mortgage Loan, the per annum rate agreed upon in writing on or prior to the Closing Date by the Trustee and the Depositor, which is 0.009% per annum.

          Two-Year Hybrid Mortgage Loan: A Mortgage Loan having a Mortgage Rate that is fixed for 24 months after origination thereof before such Mortgage Rate becomes subject to adjustment.

          Underwriter's Exemption: Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

          Underwriters: Countrywide Securities Corporation, Goldman, Sachs & Co. and Greenwich Capital Markets, Inc.

          Unpaid Compensating Interest: As to any Distribution Date and the Class 1-AV-1 Certificates, any Compensating Interest required to be paid, but not paid, by the Master Servicer pursuant to Section 4.02 in respect of the Class 1-AV-1 Certificates.

          Unpaid Realized Loss Amount: For any Class of Subordinate Certificates and any Distribution Date, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that Class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that Class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that Class pursuant to Section 4.04(l) or 4.04(m).



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



          Voting Rights: The voting rights of all the Certificates that are allocated to any Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated 95% to the Certificates other than the Class A-R, Class CF, Class CV, Class PF and Class PV Certificates (with the allocation among the Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other such Classes), and 1% to each of the Class A-R, Class CF, Class CV, Class PF and Class PV Certificates. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests. Notwithstanding any of the foregoing, unless a Class 1-AV-1 Insurer Default has occurred and is continuing with respect to the Class 1-AV-1 Certificates, on any date on which the Class 1-AV-1 Certificates are outstanding or any amounts are owing to the Class 1-AV-1 Insurer, the Class 1-AV-1 Insurer will have all the Voting Rights of the Class 1-AV-1 Certificates. Moreover, unless the Guarantor defaults in its obligation under the Fannie Mae Guaranty, on any date on which a Certificate Insurer Default is continuing and either the Class I-AV-1 Certificates are outstanding or any amounts are owed to the Guarantor, the Guarantor will have all the voting rights of the holders of the Class 1-AV-1 Certificates.

          Section 1.02 Certain Interpretive Provisions.

          All terms defined in this Agreement shall have the defined meanings when used in any certificate, agreement or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate, agreement or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate, agreement or document); (c) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term "including" means "including without limitation"; (e) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (f) references to any agreement refer to that agreement as amended from time to time; and (g) references to any Person include that Person's permitted successors and assigns.

                                  ARTICLE II.
                         CONVEYANCE OF MORTGAGE LOANS;
                        REPRESENTATIONS AND WARRANTIES

          Section 2.01 Conveyance of Mortgage Loans.

          (a) Each Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of such Seller in and to the applicable Initial Mortgage Loans, including all interest and principal received and receivable by such Seller on or with respect to applicable Initial Mortgage Loans after the Initial Cut-off

Date (to the extent not applied in computing the Cut-off Date Principal Balance thereof) or deposited into the Certificate Account by the Master Servicer on behalf of such Seller as part of the Initial Certificate Account Deposit as provided in this Agreement, other than principal due on the applicable Initial Mortgage Loans on or prior to the Initial Cut-off Date and interest accruing prior to the Initial Cut-off Date. The Master Servicer confirms that, on behalf of the Sellers, concurrently with the transfer and assignment, it has deposited into the Certificate Account the Initial Certificate Account Deposit.

          Immediately upon the conveyance of the Initial Mortgage Loans referred to in the preceding paragraph, the Depositor (i) sells, transfers, assigns, sets over and otherwise conveys to the Trustee for benefit of the Certificateholders, without recourse, all right title and interest in the Initial Mortgage Loans and (ii) causes the Class 1-AV-1 Insurer to deliver the Class 1-AV-1 Policy to the Trustee.

          CHL further agrees to assign all of its right, title and interest in and to the interest rate corridor transaction evidenced by each Confirmation, and to cause all of its obligations in respect of such transaction to be assumed by, the Trustee on behalf of the Trust Fund, on the terms and conditions set forth in the Corridor Contract Assignment Agreement.

          (b) Subject to the execution and delivery of the related Subsequent Transfer Agreement as provided by Section 2.01(d) and the terms and conditions of this Agreement, each Seller sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, on each Subsequent Transfer Date, all the right, title and interest of such Seller in and to the related Subsequent Mortgage Loans, including all interest and principal received and receivable by such Seller on or with respect to such Subsequent Mortgage Loans after the related Subsequent Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance thereof) or deposited into the Certificate Account by the Master Servicer on behalf of such Seller as part of any related Subsequent Certificate Account Deposit as provided in this Agreement, other than principal due on such Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date and interest accruing prior to the related Subsequent Cut-off Date.

          Immediately upon the conveyance of the Subsequent Mortgage Loans referred to in the preceding paragraph, the Depositor sells, transfers, assigns, sets over and otherwise conveys to the Trustee for benefit of the Certificateholders, without recourse, all right title and interest in the Subsequent Mortgage Loans.

          (c) Each Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein. The Depositor, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all right title and interest in the portion of the Trust Fund not otherwise conveyed to the Trustee pursuant to Section 2.01(a) or (b).

          (d) On any Business Day during the Funding Period designated by CHL to the Trustee, the Sellers, the Depositor and the Trustee shall complete, execute and deliver a Subsequent Transfer Agreement. After the execution and delivery of such Subsequent Transfer

Agreement, on the Subsequent Transfer Date, the Trustee shall set aside in the Pre-Funding Account an amount equal to the related Subsequent Transfer Date Purchase Amount.

          (e) The transfer of Subsequent Mortgage Loans on the Subsequent Transfer Date is subject to the satisfaction of each of the following conditions:

               (1) the Trustee and the Underwriters will be provided Opinions of Counsel addressed to the Rating Agencies as with respect to the sale of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date (such opinions being substantially similar to the opinions delivered on the Closing Date to the Rating Agencies with respect to the sale of the Initial Mortgage Loans on the Closing
          Date), to be delivered as provided in Section 2.01(f);

               (2) the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Mortgage Loans does not result in a reduction or withdrawal of the any ratings assigned to the Certificates by the Ratings Agencies;

               (3) the Depositor shall deliver to the Trustee an Officer's Certificate confirming the satisfaction of each of the conditions set forth in this Section 2.01(e) required to be satisfied by such Subsequent Transfer Date;

               (4) each Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under this Agreement, provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Mortgage Loan set forth in this clause (4), the obligation under Section 2.03(d) of this Agreement of the applicable Seller, to cure, repurchase or replace such Subsequent Mortgage Loan shall constitute the sole remedy against such Seller respecting such breach available to Certificateholders, the Depositor or the Trustee;

               (5) the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

               (6) no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was 30 or more days delinquent;

               (7) following the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date, the characteristics of each Loan Group will not vary by more than the amount specified below (other than the percentage of Mortgage Loans secured by Mortgaged Properties located in the State of California, which will not exceed 50% of the Mortgage Pool and the percentage of mortgage loans in the Credit Grade Categories of "C" or below, which will not exceed 10% of the Mortgage Loans in each Loan Group) from the characteristics listed below; provided that for the purpose of making such calculations, the characteristics for any Initial Mortgage Loan made will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loans will be taken as of the Subsequent Cut-off Date;

Loan Group 1


                                                                        Permitted
Characteristic                                           Value         Variance or Range



Average Stated Principal Balance....................    $183,764              10%
Weighted Average Mortgage Rate......................     6.789%              0.10%
Weighted Average Original Loan-to-Value Ratio.......     74.23%               3%
Weighted Average Remaining Term to Maturity.........    348 months         3 months
Weighted Average Credit Bureau Risk Score...........    616 points         5 points

Loan Group 2
                                                                           Permitted
Characteristic                                           Value         Variance or Range
Average Stated Principal Balance....................      $171,760               10%
Weighted Average Mortgage Rate......................       7.00%               0.10%
Weighted Average Original Loan-to-Value Ratio.......      80.40%                3%
Weighted Average Remaining Term to Maturity.........    360 months           3 months
Weighted Average Credit Bureau Risk Score...........    597 points           5 points

Loan Group 3
                                                                           Permitted
Characteristic                                           Value         Variance or Range
Average Stated Principal Balance....................   $206,817               10%
Weighted Average Mortgage Rate......................   7.280%               0.10%
Weighted Average Original Loan-to-Value Ratio.......   81.33%                3%
Weighted Average Remaining Term to Maturity.........  359 months           3 months
Weighted Average Credit Bureau Risk Score...........  594 points           5 points


                  (8) none of the Sellers or the Depositor is insolvent and neither of the Sellers nor the Depositor will be rendered insolvent by the conveyance of Subsequent Mortgage Loans on such Subsequent Transfer Date;

                  (9) no Subsequent Mortgage Loan for Loan Group 2 conveyed on such Subsequent Transfer Date, originated on or after January 1, 2005, is subject to mandatory arbitration; and

                  (10) the Trustee and the Underwriters will be provided with an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such purchase of Subsequent Mortgage Loans will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any REMIC formed hereunder to fail to qualify as a REMIC, such opinion to be delivered as provided in Section 2.01(f).

          The Trustee shall not be required to investigate or otherwise verify compliance with these conditions, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

          (f) Within six Business Days after each Subsequent Transfer Date, upon (1) delivery to the Trustee by the Depositor of the Opinions of Counsel referred to in Section 2.01(e)(1) and (e)(9), (2) delivery to the Trustee by CHL (on behalf of each Seller) of a Loan Number and Borrower Identification Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date and the Loan Group into which each Subsequent Mortgage Loan was conveyed, (3) deposit in the Certificate Account by the Master Servicer on behalf of the Sellers of the applicable Subsequent Certificate Account Deposit, and (4) delivery to the Trustee by the Depositor of an Officer's Certificate confirming the satisfaction of each of the conditions precedent set forth in this Section 2.01(f), the Trustee shall pay the applicable Seller the Subsequent Transfer Date Transfer Amount from such funds that were set aside in the Pre-Funding Account pursuant to Section 2.01(d). The positive difference, if any, between the Subsequent Transfer Date Transfer Amount and the Subsequent Transfer Date Purchase Amount shall be re-invested by the Trustee in the Pre-Funding Account.

          The Trustee shall not be required to investigate or otherwise verify compliance with the conditions set forth in the preceding paragraph, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

          Within thirty days after each Subsequent Transfer Date, the Depositor shall deliver to the Trustee a letter of a nationally recognized firm of independent public accountants stating whether or not the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date conform to the characteristics described in Section 2.01(e)(6) and (7).

          (g) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered to, and deposited with, the Co-Trustee (or, in the case of the Delay Delivery Mortgage Loans, will deliver to, and deposit with, the Co-Trustee within the time periods specified in the definition of Delay Delivery Mortgage Loans) (except as provided in clause (vi) below) for the benefit of the Certificateholders, the following documents or instruments with respect to each such Mortgage Loan so assigned (with respect to each Mortgage Loan, clause (i) through (vi) below, together, the "Mortgage File" for each such Mortgage Loan):

               (i) the original Mortgage Note, endorsed by the applicable Seller or the originator of such Mortgage Loan, without recourse, in the following form: "Pay to the order of ________________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the applicable Seller, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the applicable Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

               (ii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

               (iii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 2004-15, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of December 1, 2004, without recourse" (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

               (iv) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage (noting the presence of a MIN in the case of each MERS Mortgage Loan);

               (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

               (vi) the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto shall be delivered within one year of the Closing Date.

          In addition, in connection with the assignment of any MERS Mortgage Loan, each Seller agrees that it will cause, at such Seller's own expense, the MERS(R) System to indicate (and provide evidence to the Trustee that it has done so) that such Mortgage Loans have been assigned by such Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code "[IDENTIFY TRUSTEE SPECIFIC CODE]" in the field "[IDENTIFY THE FIELD NAME FOR TRUSTEE]" which identifies the Trustee and (b) the code "[IDENTIFY SERIES SPECIFIC CODE NUMBER]" in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Sellers further agree that they will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

          In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan a Seller cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause (ii), (iii) or (iv) concurrently with the execution and delivery hereof, such Seller shall deliver or cause to be delivered to the Co-Trustee a true copy of such Mortgage and of each such undelivered interim assignment of the Mortgage each certified by such Seller, the applicable title company, escrow agent or attorney, or the originator of such Mortgage, as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording. For any such Mortgage Loan that is not a MERS Mortgage Loan each Seller shall promptly deliver or cause to be delivered to the Co-Trustee such original Mortgage and such assignment or assignments with evidence of recording indicated thereon upon receipt thereof from the public recording official, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery be made later than 270 days following the Closing Date; provided that in the event that by such date such Seller is unable to deliver or cause to be delivered each such Mortgage and each interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each interim assignment, because the related Mortgage has not been returned by the appropriate recording office, such Seller shall deliver or cause to be delivered such documents to the Co-Trustee as promptly as possible upon receipt thereof. If the public recording office in which a Mortgage or interim assignment thereof is recorded retains the original of such Mortgage or assignment, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office, shall satisfy a Seller's obligations in
Section 2.01. If any document submitted for recording pursuant to this Agreement is (x) lost prior to recording or rejected by the applicable recording office, the applicable Seller shall immediately prepare or cause to be prepared a substitute and submit it for recording, and shall deliver copies and originals thereof in accordance with the foregoing or (y) lost after recording, the applicable Seller shall deliver to the Co-Trustee a copy of such document certified by the applicable public recording office to be a true and complete copy of the original recorded document. Each Seller shall promptly forward or cause to be forwarded to the Co-Trustee (x) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (y) any other documents required to be delivered by the Depositor or the Master Servicer to the Co-Trustee within the time periods specified in this Section 2.01.

          With respect to each Mortgage Loan other than a MERS Mortgage Loan as to which the related Mortgaged Property and Mortgage File are located in
(a) the State of California or (b) any other jurisdiction under the laws of which the recordation of the assignment specified in clause (iii) above is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan, as evidenced by an Opinion of Counsel reasonably satisfactory to the Guarantor, delivered by CHL to the Trustee, the Guarantor and a copy to the Rating Agencies, in lieu of recording the assignment specified in clause (iii) above, the applicable Seller may deliver an unrecorded assignment in blank, in form otherwise suitable for recording to the Co-Trustee; provided that if the related Mortgage has not been returned from the applicable public recording office, such assignment, or any copy thereof, of the Mortgage may exclude the information to be provided by the recording office. As to any Mortgage Loan other than a MERS Mortgage Loan, the procedures of the preceding sentence shall be applicable only so long as the related Mortgage File is maintained in the possession of the Co-Trustee in the State or jurisdiction described in such sentence. In the event that with respect to Mortgage Loans other than MERS Mortgage Loans (i) either Seller, the Depositor, the Master Servicer, the Guarantor or the NIM Insurer gives written notice to the Trustee that recording is required to protect the right, title and interest of the Trustee on behalf of the Certificateholders in and to any Mortgage Loan, (ii) a court recharacterizes any sale of the Mortgage Loans as a financing, or
(iii) as a result of any change in or amendment to the laws of the State or jurisdiction described in the first sentence of this paragraph or any applicable political subdivision thereof, or any change in official position regarding application or interpretation of such laws, including a holding by a court of competent jurisdiction, such recording is so required, the Co-Trustee shall complete the assignment in the manner specified in clause (iii) of the second paragraph of this Section 2.01(g) and CHL shall submit or cause to be submitted for recording as specified above or, should CHL fail to perform such obligations, the Trustee shall cause the Master Servicer, at the Master Servicer's expense, to cause each such previously unrecorded assignment to be submitted for recording as specified above. In the event a Mortgage File is released to the Master Servicer as a result of the Master Servicer's having completed a Request for Document Release, the Trustee shall complete the assignment of the related Mortgage in the manner specified in clause (iii) of the second paragraph of this Section 2.01(g).

          So long as the Co-Trustee or its agent maintains an office in the State of California, the Co-Trustee or its agent shall maintain possession of and not remove or attempt to remove from the State of California any of the Mortgage Files as to which the related Mortgaged Property is located in such State. In the event that a Seller fails to record an assignment of a Mortgage Loan as herein provided within 90 days of notice of an event set forth in clause (i), (ii) or (iii) of the above paragraph, the Master Servicer shall prepare and, if required hereunder, file such assignments for recordation in the appropriate real property or other records office. Each Seller hereby appoints the Master Servicer (and any successor servicer hereunder) as its attorney-in-fact with full power and authority acting in its stead for the purpose of such preparation, execution and filing.

          In the case of Mortgage Loans that become the subject of a Principal Prepayment between the Closing Date (in the case of Initial Mortgage Loans) or related Subsequent Transfer Date (in the case of Subsequent Mortgage Loans) and the Cut-off Date, CHL shall deposit or cause to be deposited in the Certificate Account the amount required to be deposited therein with respect to such payment pursuant to Section 3.05 hereof.

          Notwithstanding anything to the contrary in this Agreement, within thirty days after the Closing Date (in the case of Initial Mortgage Loans) or within twenty days after the related Subsequent Transfer Date (in the case of Subsequent Mortgage Loans), CHL (on behalf of each Seller) shall either (i) deliver to the Co-Trustee the Mortgage File as required pursuant to this
Section 2.01 for each Delay Delivery Mortgage Loan or (ii) (A) repurchase the Delay Delivery Mortgage Loan or (B) substitute the Delay Delivery Mortgage Loan for a Replacement Mortgage Loan, which repurchase or substitution shall be accomplished in the manner and subject to the conditions set forth in
Section 2.03, provided that if CHL fails to deliver a Mortgage File for any Delay Delivery Mortgage Loan within the period provided in the prior sentence, the cure period provided for in Section 2.02 or in Section 2.03 shall not apply to the initial delivery of the Mortgage File for such Delay Delivery Mortgage Loan, but rather CHL shall have five (5) Business Days to cure such failure to deliver. CHL shall promptly provide each Rating Agency with written notice of any cure, repurchase or substitution made pursuant to the proviso of the preceding sentence. On or before the thirtieth (30th) day (or if such thirtieth day is not a Business Day, the succeeding Business Day) after the Closing Date (in the case of Initial Mortgage Loans) or within twenty days after the related Subsequent Transfer Date (in the case of Subsequent Mortgage Loans), the Trustee shall, in accordance with the provisions of Section 2.02, send a Delay Delivery Certification substantially in the form annexed hereto as Exhibit G-3 (with any applicable exceptions noted thereon) for all Delay Delivery Mortgage Loans delivered within thirty
(30) days after such date. The Trustee will promptly send a copy of such Delay Delivery Certification to the Guarantor and each Rating Agency.

          Section 2.02  Acceptance by Trustee of the Mortgage Loans.

          (a) The Co-Trustee acknowledges receipt, subject to the limitations contained in and any exceptions noted in the Initial Certification in the form annexed hereto as Exhibit G-1 and in the list of exceptions attached thereto, of the documents referred to in clauses (i) and (iii) of Section 2.01(g) above with respect to the Initial Mortgage Loans and all other assets included in the Trust Fund and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

          The Trustee agrees to execute and deliver on the Closing Date to the Depositor, the Master Servicer, the Guarantor and CHL (on behalf of each Seller) an Initial Certification substantially in the form annexed hereto as Exhibit G-1 to the effect that, as to each Initial Mortgage Loan listed in the Mortgage Loan Schedule (other than any Initial Mortgage Loan paid in full or any Initial Mortgage Loan specifically identified in such certification as not covered by such certification), the documents described in Section 2.01(g)(i) and, in the case of each Initial Mortgage Loan that is not a MERS Mortgage Loan, the documents described in Section 2.01(g)(iii) with respect to such Initial Mortgage Loans as are in the Co-Trustee's possession and based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Initial Mortgage Loan. The Trustee agrees to execute and deliver within 30 days after the Closing Date to the Depositor, the Master Servicer and CHL (on behalf of each Seller) an Interim Certification substantially in the form annexed hereto as Exhibit G-2 to the effect that, as to each Initial Mortgage Loan listed in the Mortgage Loan Schedule (other than any Initial Mortgage Loan paid in full or any Initial Mortgage Loan specifically identified in such certification as not covered by such certification) all documents required to be delivered to the Co-Trustee pursuant to the Agreement with respect to such Initial Mortgage Loans are in its possession (except those documents described in Section 2.01(g)(vi)) and based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and relate to such Initial Mortgage Loan, and (ii) the information set forth in items (i), (iv), (v), (vi), (viii), (ix) and (xvii) of the definition of the "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. On or before the thirtieth (30th) day after the Closing Date (or if such thirtieth day is not a Business Day, the succeeding Business Day), the Trustee shall deliver to the Depositor, the Master Servicer and CHL (on behalf of each Seller) a Delay Delivery Certification with respect to the Initial Mortgage Loans substantially in the form annexed hereto as Exhibit G-3, with any applicable exceptions noted thereon. The Co-Trustee or the Trustee, as applicable, shall be under no duty or obligation to inspect, review or examine such documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

          Not later than 180 days after the Closing Date, the Trustee shall deliver to the Depositor, the Master Servicer, the Guarantor, the Class 1-AV-1 Insurer and CHL (on behalf of each Seller), and to any Certificateholder that so requests, a Final Certification with respect to the Initial Mortgage Loans substantially in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

          In connection with the Trustee's completion and delivery of such Final Certification, the Co-Trustee, at the Trustee's direction, shall review each Mortgage File with respect to the Initial Mortgage Loans to determine that such Mortgage File contains the following documents:

               (i) the original Mortgage Note, endorsed by the applicable Seller or the originator of such Mortgage Loan, without recourse, in the following form: "Pay to the order of ________________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to such Seller, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from such Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

               (ii) in the case of each Initial Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, and in the case of each Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Initial Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which Mortgage has been recorded;

               (iii) in the case of each Initial Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in the form permitted by Section 2.01;

               (iv) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage (noting the presence of a MIN in the case of each MERS Mortgage Loan);

               (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

               (vi) the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto.

          If, in the course of such review, the Co-Trustee finds any document or documents constituting a part of such Mortgage File that do not meet the requirements of clauses (i)-(iv) and

(vi) above, the Trustee shall include such exceptions in such Final Certification (and the Trustee shall state in such Final Certification whether any Mortgage File does not then include the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto). If the public recording office in which a Mortgage or assignment thereof is recorded retains the original of such Mortgage or assignment, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office, shall be deemed to satisfy the requirements of clause (ii),
(iii) or (iv) above, as applicable. CHL shall promptly correct or cure such defect referred to above within 90 days from the date it was so notified of such defect and, if CHL does not correct or cure such defect within such period, CHL shall either (A) if the time to cure such defect expires prior to the end of the second anniversary of the Closing Date, substitute for the related Initial Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in
Section 2.03, or (B) purchase such Initial Mortgage Loan from the Trust Fund within 90 days from the date CHL was notified of such defect in writing at the Purchase Price of such Initial Mortgage Loan; provided that any such substitution pursuant to (A) above or repurchase pursuant to (B) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof and any substitution pursuant to (A) above shall not be effected prior to the additional delivery to the Co-Trustee of a Request for File Release. No substitution will be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Initial Mortgage Loan shall be deposited by CHL in the Certificate Account and, upon receipt of such deposit and Request for File Release with respect thereto, the Co-Trustee shall release the related Mortgage File to CHL and shall execute and deliver at CHL's request such instruments of transfer or assignment as CHL has prepared, in each case without recourse, as shall be necessary to vest in CHL, or a designee, the Trustee's interest in any Initial Mortgage Loan released pursuant hereto. If pursuant to the foregoing provisions CHL repurchases an Initial Mortgage Loan that is a MERS Mortgage Loan, the Master Servicer shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to CHL and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations.

          The Co-Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. Each Seller shall promptly deliver to the Co-Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File that come into the possession of such Seller from time to time.

          It is understood and agreed that the obligation of the Sellers to substitute for or to purchase any Mortgage Loan that does not meet the requirements of Section 2.02(a) above shall constitute the sole remedy respecting such defect available to the Trustee, the Co-Trustee, the Depositor, the Guarantor and any Certificateholder against the Sellers.

          It is understood and agreed that the obligation of a Seller to substitute for or to purchase, pursuant to Section 2.02(a), any Initial Mortgage Loan whose Mortgage File contains any document or documents that does not meet the requirements of clauses (i)-(iv) and (vi) above and which defect is not corrected or cured by such Seller within 90 days from the date it was notified of such defect, shall constitute the sole remedy respecting such defect available to




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the Trustee, the Co-Trustee, the Depositor, the Guarantor and any
Certificateholder against the Sellers.

          (b) The Trustee agrees to execute and deliver on the Subsequent Transfer Date to the Depositor, the Master Servicer and CHL (on behalf of each Seller) an Initial Certification substantially in the form annexed hereto as Exhibit G-4 to the effect that, as to each Subsequent Mortgage Loan listed in the Mortgage Loan Schedule (other than any Subsequent Mortgage Loan paid in full or any Subsequent Mortgage Loan specifically identified in such certification as not covered by such certification), the documents described in Section 2.01(g)(i) and, in the case of each Subsequent Mortgage Loan that is not a MERS Mortgage Loan, the documents described in Section 2.01(g)(iii), with respect to such Subsequent Mortgage Loan are in its possession, and based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Subsequent Mortgage Loan.

          The Trustee agrees to execute and deliver within 30 days after the Subsequent Transfer Date to the Depositor, the Master Servicer and CHL (on behalf of each Seller) an Interim Certification substantially in the form annexed hereto as Exhibit G-2 to the effect that, as to each Subsequent Mortgage Loan listed in the Mortgage Loan Schedule (other than any Subsequent Mortgage Loan paid in full or any Subsequent Mortgage Loan specifically identified in such certification as not covered by such certification), all documents required to be delivered to it pursuant to this Agreement with respect to such Subsequent Mortgage Loan are in its possession (except those described in Section 2.01(g)(vi)) and based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and relate to such Subsequent Mortgage Loan, and (ii) the information set forth in items (i), (iv), (v), (vi), (viii), (ix) and (xvii) of the definition of the "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. On or before the thirtieth (30th) day after the Subsequent Transfer Date (or if such thirtieth day is not a Business Day, the succeeding Business Day), the Trustee shall deliver to the Depositor, the Master Servicer and CHL (on behalf of each Seller) a Delay Delivery Certification with respect to the Subsequent Mortgage Loans substantially in the form annexed hereto as Exhibit G-3, with any applicable exceptions noted thereon, together with a Subsequent Certification substantially in the form annexed hereto as Exhibit G-4. The Trustee shall be under no duty or obligation to inspect, review or examine such documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

          Not later than 180 days after the Subsequent Transfer Date, the Trustee shall deliver to the Depositor, the Master Servicer, the Class 1-AV-1 Insurer, CHL (on behalf of each Seller), the Guarantor and to any Certificateholder that so requests a Final Certification with respect to the Subsequent Mortgage Loans substantially in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

          In connection with the Trustee's completion and delivery of such Final Certification, the Co-Trustee shall review each Mortgage File with respect to the Subsequent Mortgage Loans to determine that such Mortgage File contains the following documents:



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



               (i) the original Mortgage Note, endorsed by the applicable Seller or the originator of such Mortgage Loan, without recourse, in the following form: "Pay to the order of ________________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to such Seller, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

               (ii) in the case of each Subsequent Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, and in the case of each Subsequent Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Subsequent Mortgage Loan and language indicating that the Subsequent Mortgage Loan is a MOM Loan if the Subsequent Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which Mortgage has been recorded;

               (iii) in the case of each Subsequent Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in the form permitted by Section 2.01;

               (iv) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage (noting the presence of a MIN in the case of each MERS Mortgage Loan);

               (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

               (vi) the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto.

          If, in the course of such review, the Co-Trustee finds any document or documents constituting a part of such Mortgage File that do not meet the requirements of clauses (i)-(iv) and (vi) above, the Trustee shall include such exceptions in such Final Certification (and the Trustee shall state in such Final Certification whether any Mortgage File does not then include the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto). If the public recording office in which a Mortgage or assignment thereof is recorded retains the original of such Mortgage or assignment, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office, shall be deemed to satisfy the requirements of clause (ii), (iii) or (iv) above, as applicable. CHL shall promptly correct or cure such defect referred to above within 90 days from the date it was so notified of such defect and, if CHL does not correct or cure such defect within such period, CHL shall either (A) if the time to cure such defect expires prior to the end of the second anniversary of the Closing Date, substitute for the related Subsequent Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (B) purchase such Subsequent Mortgage Loan from the Trust Fund within 90 days from the date CHL was notified of such defect in writing at the Purchase Price of such Subsequent Mortgage Loan; provided that any



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



such substitution pursuant to (A) above or repurchase pursuant to (B) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof and any substitution pursuant to (A) above shall not be effected prior to the additional delivery to the Trustee of a Request for File Release. No substitution will be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Subsequent Mortgage Loan shall be deposited by CHL in the Certificate Account and, upon receipt of such deposit and Request for File Release with respect thereto, the Trustee shall release the related Mortgage File to CHL and shall execute and deliver at CHL's request such instruments of transfer or assignment as CHL has prepared, in each case without recourse, as shall be necessary to vest in CHL, or a designee, the Trustee's interest in any Subsequent Mortgage Loan released pursuant hereto. If pursuant to the foregoing provisions CHL repurchases a Subsequent Mortgage Loan that is a MERS Mortgage Loan, the Master Servicer shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to CHL and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations.

          The Co-Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. Each Seller shall promptly deliver to the Co-Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File that come into the possession of such Seller from time to time.

          It is understood and agreed that the obligation of the Sellers to substitute for or to purchase, pursuant to Section 2.02(b), any Subsequent Mortgage Loan whose Mortgage File contains any document or documents that does not meet the requirements of clauses (i)-(iv) and (vi) above and which defect is not corrected or cured by such Seller within 90 days from the date it was notified of such defect, shall constitute the sole remedy respecting such defect available to the Trustee, the Co-Trustee, the Depositor, the Guarantor and any Certificateholder against the Sellers.

          Section 2.03 Representations, Warranties and Covenants of the Master
                       Servicer and the Sellers.

          (a) The Master Servicer hereby represents and warrants to the Depositor and the Trustee as follows, as of the date hereof with respect to the Initial Mortgage Loans, and the related Subsequent Transfer Date with respect to the Subsequent Mortgage Loans:

               (1) The Master Servicer is duly organized as a Texas limited partnership and is validly existing and in good standing under the laws of the State of Texas and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.



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



               (2) The Master Servicer has the full partnership power and authority to sell and service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary partnership action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (3) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a material breach of any term or provision of the certificate of limited partnership, partnership agreement or other organizational document of the Master Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Master Servicer's ability to perform or meet any of its obligations under this Agreement.

               (4) The Master Servicer is an approved servicer of conventional mortgage loans for Fannie Mae and Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

               (5) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or any Subsequent Transfer Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement or any Subsequent Transfer Agreement in accordance with the terms hereof or thereof.

               (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the



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



     consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same.

               (7) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

          (b) CHL hereby represents and warrants to the Depositor and the Trustee as follows, as of the Initial Cut-off Date in the case of the Initial Mortgage Loans and as of the related Subsequent Cut-off Date in the case of the Subsequent Mortgage Loans (unless otherwise indicated or the context otherwise requires, percentages with respect to the Initial Mortgage Loans in the Trust Fund or in a Loan Group are measured by the Cut-off Date Principal Balance of the Initial Mortgage Loans in the Trust Fund or of the Initial Mortgage Loans in the related Loan Group, as applicable):

               (1) CHL is duly organized as a New York corporation and is validly existing and in good standing under the laws of the State of New York and is duly authorized and qualified to transact any and all business contemplated by this Agreement and each Subsequent Transfer Agreement to be conducted by CHL in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the CHL Mortgage Loans in accordance with the terms of this Agreement and each Subsequent Transfer Agreement and to perform any of its other obligations under this Agreement and each Subsequent Transfer Agreement in accordance with the terms hereof and thereof.

          (2) CHL has the full corporate power and authority to sell each CHL Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and each Subsequent Transfer Agreement and has duly authorized by all necessary corporate action on the part of CHL the execution, delivery and performance of this Agreement and each Subsequent Transfer Agreement; and this Agreement and each Subsequent Transfer Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of CHL, enforceable against CHL in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (3) The execution and delivery of this Agreement and each Subsequent Transfer Agreement by CHL, the sale of the CHL Mortgage Loans by CHL under this Agreement and each Subsequent Transfer Agreement, the consummation of any other of the transactions contemplated by this Agreement and each Subsequent Transfer Agreement, and the fulfillment of or compliance with the terms hereof and



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



     thereof are in the ordinary course of business of CHL and will not (A) result in a material breach of any term or provision of the charter or by-laws of CHL or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which CHL is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to CHL of any court, regulatory body, administrative agency or governmental body having jurisdiction over CHL; and CHL is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair CHL's ability to perform or meet any of its obligations under this Agreement and each Subsequent Transfer Agreement.

          (4) CHL is an approved seller of conventional mortgage loans for Fannie Mae and Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

          (5) No litigation is pending or, to the best of CHL's knowledge, threatened, against CHL that would materially and adversely affect the execution, delivery or enforceability of this Agreement or any Subsequent Transfer Agreement or the ability of CHL to sell the CHL Mortgage Loans or to perform any of its other obligations under this Agreement or any Subsequent Transfer Agreement in accordance with the terms hereof or thereof.

          (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by CHL of, or compliance by CHL with, this Agreement or any Subsequent Transfer Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, CHL has obtained the same.

          (7) The information set forth on Exhibit F-1 hereto with respect to each Initial Mortgage Loan is true and correct in all material respects as of the Closing Date.

          (8) CHL will treat the transfer of the CHL Mortgage Loans to the Depositor as a sale of the CHL Mortgage Loans for all tax, accounting and regulatory purposes.

          (9) None of the Mortgage Loans is delinquent in payment of principal and interest.

          (10) No Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 100.00%.

          (11) Each Mortgage Loan is secured by a valid and enforceable first lien on the related Mortgaged Property subject only to (1) the lien of non-delinquent current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of



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



     such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan and (3) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

          (12) Immediately prior to the assignment of each CHL Mortgage Loan to the Depositor, CHL had good title to, and was the sole owner of, such CHL Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement.

          (13) There is no delinquent tax or assessment lien against any Mortgaged Property.

          (14) There is no valid offset, claim, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

          (15) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property that are or may be a lien prior to, or equal with, the lien of such Mortgage, except those that are insured against by the title insurance policy referred to in item (18) below.

          (16) As of the Closing Date in the case of the Initial Mortgage Loans and as of the related Subsequent Transfer Date in the case of the Subsequent Mortgage Loans, to the best of CHL's knowledge, each Mortgaged Property is free of material damage and is in good repair.

          (17) As of the Closing Date in the case of the Initial Mortgage Loans and as of the related Subsequent Transfer Date in the case of the Subsequent Mortgage Loans, neither CHL nor any prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument that has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and the original or a copy of which has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification (except as expressly permitted above) or satisfaction with respect thereto.

          (18) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, in an amount at least equal to the Cut-off Date Principal Balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to Fannie Mae and Freddie Mac



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



     and is in a form acceptable to Fannie Mae and Freddie Mac, which policy insures the Sellers and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien, of the Mortgage subject to the exceptions set forth in paragraph (11) above; to the best of CHL's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including either Seller, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy.

          (19) No Initial Mortgage Loan was the subject of a Principal Prepayment in full between the Initial Cut-off Date and the Closing Date. No Subsequent Mortgage Loan was the subject of a Principal Prepayment in full between the Subsequent Cut-off Date and the Subsequent Transfer Date.

          (20) To the best of CHL's knowledge, all of the improvements that were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

          (21) To the best of CHL's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of CHL's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such Mortgaged Property, and the Mortgaged Property is lawfully occupied under applicable law.

          (22) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. To the best of CHL's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties.

          (23) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loan were paid.

          (24) The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the



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



     realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

          (25) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

          (26) Each Mortgage Note and each Mortgage is acceptable in form to Fannie Mae and Freddie Mac.

          (27) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Sellers have been capitalized under the Mortgage or the related Mortgage Note.

          (28) The origination, underwriting, servicing and collection practices with respect to each Mortgage Loan have been in all respects legal, proper, prudent and customary in the mortgage lending and servicing business, as conducted by prudent lending institutions which service mortgage loans of the same type in the jurisdiction in which the Mortgaged Property is located.

          (29) There is no pledged account or other security other than real estate securing the Mortgagor's obligations.

          (30) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature.

          (31) Each Mortgage Loan contains a customary "due on sale" clause.

          (32) No less than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 are secured by single family detached dwellings. No more than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 are secured by two- to four-family dwellings. No more than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 are secured by low-rise condominium units. No more than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 are secured by high-rise condominium units. No more than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 are secured by manufactured housing. No more than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 are secured by PUDs.

          (33) Each Initial Mortgage Loan in Loan Group 1, Loan Group 2 and Loan Group 3 was originated on or after the date specified in the Collateral Schedule.

          (34) Each Initial Mortgage Loan that is an Adjustable Rate Mortgage Loan, other than a Two-Year Hybrid Mortgage Loan or a Three-Year Hybrid Mortgage Loan, had an initial Adjustment Date no later than the applicable date specified on the Collateral Schedule; each Initial Mortgage Loan that is a Two-Year Hybrid Mortgage Loan had an initial Adjustment Date no later than the applicable date specified on the Collateral Schedule; and each Initial Mortgage Loan that is a Three-Year Hybrid Mortgage Loan had an initial Adjustment Date no later than the applicable date specified on the Collateral Schedule.

          (35) Approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 provide for a prepayment penalty.

          (36) On the basis of representations made by the Mortgagors in their loan applications, no more than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3, respectively, are secured by investor properties, and no less than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 respectively, are secured by owner-occupied Mortgaged Properties that are primary residences.

          (37) At the Cut-off Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium unit. All such individual insurance policies and all flood policies referred to in item
     (38) below contain a standard mortgagee clause naming the applicable Seller or the original mortgagee, and its successors in interest, as mortgagee, and the applicable Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

          (38) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property



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     with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended.

          (39) To the best of CHL's knowledge, there is no proceeding occurring, pending or threatened for the total or partial condemnation of the Mortgaged Property.

          (40) There is no material monetary default existing under any Mortgage or the related Mortgage Note and, to the best of CHL's knowledge, there is no material event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and neither Seller has waived any default, breach, violation or event of acceleration.

          (41) Each Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units and dwelling units in PUDs. To the best of CHL's knowledge, no improvement to a Mortgaged Property includes a cooperative or a mobile home or constitutes other than real property under state law.

          (42) Each Mortgage Loan is being serviced by the Master Servicer.

          (43) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Master Servicer to make future advances to the Mortgagor at the option of the Mortgagor.

          (44) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid and that has been assessed, but is not yet due and payable. Except for (A) payments in the nature of escrow payments, and
     (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is later, to the day that precedes by one month the Due Date of the first installment of principal and interest, including without limitation, taxes and insurance payments, the Master Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage.

          (45) The Mortgage Loans originated by CHL were underwritten in all material respects in accordance with CHL's underwriting guidelines for credit blemished quality mortgage loans or, with respect to Mortgage Loans purchased by CHL were



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     underwritten in all material respects in accordance with customary and prudent underwriting guidelines generally used by originators of credit blemished quality mortgage loans.

          (46) Prior to the approval of the Mortgage Loan application, an appraisal of the related Mortgaged Property was obtained from a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; such appraisal is in a form acceptable to Fannie Mae and Freddie Mac.

          (47) None of the Mortgage Loans is a graduated payment mortgage loan or a growing equity mortgage loan, and no Mortgage Loan is subject to a buydown or similar arrangement.

          (48) The Mortgage Rates borne by the Initial Mortgage Loans in Loan Group 1, Loan Group 2 and Loan Group 3 as of the Cut-off Date ranged between the approximate per annum percentages specified on the Collateral Schedule and the weighted average Mortgage Rate as of the Cut-off Date was approximately the per annum rate specified on the Collateral Schedule.

          (49) [Reserved].

          (50) The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the applicable Seller's portfolio at the Closing Date as to which the representations and warranties made as to the Mortgage Loans set forth in this Section 2.03(b) and Section 2.03(c) can be made. No selection was made in a manner that would adversely affect the interests of Certificateholders.

          (51) The Gross Margins on the Initial Mortgage Loans in Loan Group 2 and Loan Group 3 range between the approximate percentages specified on the Collateral Schedule, and the weighted average Gross Margin was approximately the percentage specified in the Collateral Schedule.

          (52) Each of the Initial Mortgage Loans in the Mortgage Pool has a Due Date on or before the date specified in the Collateral Schedule.

          (53) The Mortgage Loans, individually and in the aggregate, conform in all material respects to the descriptions thereof in the Prospectus Supplement, and with respect to the Mortgage Loans in Loan Group 2 and Loan Group 3, the Information Circular.

          (54) There is no obligation on the part of either Seller under the terms of the Mortgage or related Mortgage Note to make payments in addition to those made by the Mortgagor.

          (55) Any leasehold estate securing a Mortgage Loan has a term of not less than five years in excess of the term of the related Mortgage Loan.



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          (56) Each Mortgage Loan represents a "qualified mortgage" within the meaning of Section 860(a)(3) of the Code (but without regard to the rule in Treasury Regulation ss. 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and applicable Treasury regulations promulgated thereunder.

          (57) No Mortgage Loan was either a "consumer credit contract" or a "purchase money loan" as such terms are defined in 16 C.F.R. ss. 433 nor is any Mortgage Loan a "mortgage" as defined in 15 U.S.C. ss. 1602(aa).

          (58) To the extent required under applicable law, each originator and subsequent mortgagee or servicer of the Mortgage Loan complied with all licensing requirements and was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held or serviced the Mortgage Loan. Any and all requirements of any federal, state or local laws or regulations, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, anti-predatory lending, fair credit reporting, unfair collection practice, equal credit opportunity, fair housing and disclosure laws and regulations, applicable to the solicitation, origination, collection and servicing of such Mortgage Loan have been complied with in all material respects; and any obligations of the holder of the Mortgage Note, Mortgage and other loan documents have been complied with in all material respects; servicing of each Mortgage Loan has been in accordance with prudent mortgage servicing standards, any applicable laws, rules and regulations and in accordance with the terms of the Mortgage Notes, Mortgage and other loan documents, whether such origination and servicing was done by the applicable Seller, its affiliates, or any third party which originated the Mortgage Loan on behalf of, or sold the Mortgage Loan to, any of them, or any servicing agent of any of the foregoing;

          (59) The methodology used in underwriting the extension of credit for the Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

          (60) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan;

          (61) If the Mortgage Loan provides that the interest rate on the principal balance of the related Mortgage Loan may be adjusted, all of the terms of the related Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance have been made in accordance with the terms of the



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     related Mortgage Note and applicable law and are enforceable and such adjustments will not affect the priority of the Mortgage lien;

          (62) The Mortgaged Property complies with all applicable laws, rules and regulations relating to environmental matters, including but not limited to those relating to radon, asbestos and lead paint and neither Seller nor, to the best of CHL's knowledge, the Mortgagor, has received any notice of any violation or potential violation of such law;

          (63) There is no action, suit or proceeding pending, or to the best of CHL's knowledge, threatened or likely to be asserted with respect to the Mortgage Loan against or affecting either Seller before or by any court, administrative agency, arbitrator or governmental body;

          (64) No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by CHL or any designee of CHL or any corporation in which CHL or any officer, director, or employee had a financial interest at the time of placement of such insurance;

          (65) Each Mortgage Loan has a fully assignable life of loan tax service contract which may be assigned without the payment of any fee;

          (66) No Mortgagor has notified CHL or the Master Servicer on CHL's behalf, and CHL has no knowledge, of any relief requested or allowed to a Mortgagor under the Relief Act;

          (67) Each Mortgage Loan in Loan Group 2 and Loan Group 3 was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or mortgage banking company which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 2.03 and 2.11 of the National Housing Act;

          (68) Each Mortgage Loan in Loan Group 2 and Loan Group 3 was (A) originated no earlier than six months prior to the time the applicable Seller purchased such Mortgage Loan pursuant to a mortgage loan purchase agreement or other similar agreement and (B) underwritten or reunderwritten by the applicable Seller in accordance with the applicable Seller's underwriting guidelines in effect at the time the loan was underwritten or reunderwritten, as applicable;

          (69) Each Mortgage Loan, at the time it was originated and as of the Closing Date or the related Subsequent Transfer Date, as applicable, complied in all material respects with applicable local, state and federal laws, including, but not limited to, all predatory and abusive lending laws;



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          (70) None of the Mortgage Loans is a "high cost" mortgage loan as defined by applicable federal, state and local predatory and abusive lending laws;

          (71) Each Prepayment Charge is enforceable and was originated in compliance with all applicable federal, state and local laws;

          (72) None of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act (815 Ill. Comp. Stat. 205/0.01 (2004));

          (73) There is no Mortgage Loan in the Trust Fund that was originated on or after March 7, 2003, which is a "high cost home loan" as defined under the Georgia Fair Lending Act;

          (74) No Mortgage Loan in the Trust Fund is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then-current Standard & Poor's LEVELS(R) Glossary which is now Version
     5.6 Revised, Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

          (75) Each Mortgage Loan is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Internal Revenue Code of 1986 (as amended) (the "Code"). The fair market value of the manufactured home securing each Mortgage Loan was at least equal to 80% of the adjusted issue price of the contract at either (i) the time the contract was originated (determined pursuant to the REMIC Provisions) or (ii) the time the contract is transferred to the purchaser. Each Mortgage Loan is a "qualified mortgage" under Section 860G(a)(3) of the Code;

          (76) As of the Closing Date with respect to any Initial Mortgage Loan and as of the applicable Subsequent Transfer Date with respect to any Subsequent Mortgage Loan, the related Mortgaged Property has not been damaged by the hurricanes which struck the southeastern United States in August and September of 2004 in a manner which materially affects the value of such Mortgaged Property. For purposes of clarification, any damage to a Mortgaged Property occurring after the Closing Date as a result of the hurricanes referred to in the preceding sentence or any other hurricane, tornado or casualty shall not result in a breach of the preceding representation and warranty; and

          (77) Representations and Warranties relating to the Mortgage Loans in Loan Group 2:

                    (i) No Mortgage Loan in Loan Group 2 has an original
               principal balance that exceeds Fannie Mae's conforming loan limits as specified in Part 1, Section 310 of Fannie Mae's Selling Guide;

                    (ii) Each Mortgage Loan in Loan Group 2 is in compliance
               with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;



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                    (iii) No Mortgage Loan in Loan Group 2 is subject to the
               requirements of the Home Ownership and Equity Protection Act of 1994 ("HOEPA");

                    (iv) Each Mortgage Loan in Loan Group 2 at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

                    (v) No Mortgage Loan in Loan Group 2 is a "High-Cost Home
               Loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act"). No Mortgage Loan in Loan Group 2 subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

                    (vi) No Mortgage Loan in Loan Group 2 is a "High-Cost Home
               Loan" as defined in New York Banking Law 6-1;

                    (vii) No Mortgage Loan in Loan Group 2 is a "High-Cost
               Home Loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

                    (viii) No Mortgage Loan in Loan Group 2 is a "High-Cost
               Home Loan" as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

                    (ix) No Mortgage Loan in Loan Group 2 is a "High-Cost Home
               Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

                    (x) No Mortgage Loan in Loan Group 2 is a "High-Cost Home
               Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. ss.ss. 58-21A-1 et seq.);

                    (xi) No Mortgage Loan in Loan Group 2 is a "High-Risk Home
               Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

                    (xii) No Mortgage Loan in Loan Group 2 is a "High-Cost
               Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C);

                    (xiii) No Mortgage Loan in Loan Group 2 is a "High Cost
               Home Loan" as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9);

                    (xiv) No borrower related to a Mortgage Loan in Loan Group
               2 was encouraged or required to select a mortgage loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy



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               borrowers, unless at the time of such Mortgage Loan's
               origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan's originator or any affiliate of such Mortgage Loan's originator. If, at the time of loan application, the borrower may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the borrower's application to such affiliate for underwriting consideration;

                    (xv) The methodology used in underwriting the extension of credit for each Mortgage Loan in Loan Group 2 employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on such Mortgage Loan;

                    (xvi) With respect to any Mortgage Loan in Loan Group 2
               that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) for loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Master Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

                    (xvii) No borrower related to a Mortgage Loan in Loan
               Group 2 was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No borrower related to a Mortgage Loan in Loan Group 2 obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan in Loan Group 2; No proceeds from any Mortgage Loan in Loan Group 2 were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;



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                    (xviii)All points and fees related to each Mortgage Loan
               in Loan Group 2 were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in Loan Group 2 in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

                    (xix) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan in Loan Group 2 has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

                    (xx) No Mortgage Loan in Loan Group 2 had a Loan-to-Value
               Ratio as of the Cut-off Date in excess of 100.00%;

                    (xxi) A Credit Bureau Risk Score was obtained in
               connection with the origination of each Mortgage Loan in Loan Group 2 and no Credit Bureau Risk Score for any Mortgage Loan in Loan Group 2 was less than 500;

                    (xxii) No Mortgage Loan in Loan Group 2 has a current
               Mortgage Rate in excess of 13.00% per annum;

                    (xxiii)No Mortgage Loan in Loan Group 2 has a Gross Margin in excess of 8.00% per annum;

                    (xxiv) No Mortgage Loan in Loan Group 2 was originated
               under a no income/no asset or "NINA" underwriting program;

                    (xxv) No Mortgage Loan in Loan Group 2 has an Initial
               Periodic Rate Cap in excess of 5.000%;

                    (xxvi) No Mortgage Loan in Loan Group 2 is a balloon
               mortgage loan that has an original stated maturity of less than seven (7) years;

                    (xxvii)The Master Servicer will transmit full-file credit
               reporting data for each Mortgage Loan in Loan Group 2 pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan in Loan Group 2, Master Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

                    (xxviii) No Mortgage Loan in Loan Group 2 has a Minimum
               Mortgage Rate in excess of 13.00% per annum;



                                      95
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                    (xxix) No Mortgage Loan in Loan Group 2 has a Minimum
               Mortgage Rate in excess of the original Mortgage Rate;

                    (xxx) No Mortgaged Property in Loan Group 2 consists of
               more than four units;

                    (xxxi) No Mortgage Loan in Loan Group 2 was 30 days
               Delinquent more than once during the twelve months immediately preceding the Cut-off Date; and

                    (xxxii)No Mortgage Loan in Loan Group 2 is secured by
               manufactured housing.

          (c) Park Monaco hereby represents and warrants to the Depositor and the Trustee as follows, as of the Cut-off Date:

               (1) Park Monaco is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement and each Subsequent Transfer Agreement to be conducted by Park Monaco in any state in which a Mortgaged Property securing a Park Monaco Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Park Monaco Mortgage Loan, to sell the Park Monaco Mortgage Loans in accordance with the terms of this Agreement and each Subsequent Transfer Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

               (2) Park Monaco has the full company power and authority to sell each Park Monaco Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and each Subsequent Transfer Agreement and has duly authorized by all necessary company action on the part of Park Monaco the execution, delivery and performance of this Agreement and each Subsequent Transfer Agreement; and this Agreement and each Subsequent Transfer Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Park Monaco, enforceable against Park Monaco in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (3) The execution and delivery of this Agreement and each Subsequent Transfer Agreement by Park Monaco, the sale of the Park Monaco Mortgage Loans by Park Monaco under this Agreement and each Subsequent Transfer Agreement, the consummation of any other of the transactions contemplated by this Agreement and each Subsequent Transfer Agreement, and the fulfillment of or compliance with the terms



                                      96
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     hereof are in the ordinary course of business of Park Monaco and will not
     (A) result in a material breach of any term or provision of the certificate of incorporation or by-laws of Park Monaco or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Park Monaco is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Park Monaco of any court, regulatory body, administrative agency or governmental body having jurisdiction over Park Monaco; and Park Monaco is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair Park Monaco's ability to perform or meet any of its obligations under this Agreement.

               (4) No litigation is pending or, to the best of Park Monaco's knowledge, threatened, against Park Monaco that would materially and adversely affect the execution, delivery or enforceability of this Agreement or any Subsequent Transfer Agreement or the ability of Park Monaco to sell the Park Monaco Mortgage Loans or to perform any of its other obligations under this Agreement or any Subsequent Transfer Agreement in accordance with the terms hereof or thereof.

               (5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Park Monaco of, or compliance by Park Monaco with, this Agreement or any Subsequent Transfer Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, Park Monaco has obtained the same.

               (6) Park Monaco will treat the transfer of the Park Monaco Mortgage Loans to the Depositor as a sale of the Park Monaco Mortgage Loans for all tax, accounting and regulatory purposes.

               (7) Immediately prior to the assignment of each Park Monaco Mortgage Loan to the Depositor, Park Monaco had good title to, and was the sole owner of, such Park Monaco Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement.

          (d) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(a) through (c) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan or the Guarantor, with respect to any Mortgage Loan in Loan Group 2 or Loan Group 3, the party discovering such breach shall give prompt notice thereof to the other parties and the NIM Insurer. Each of the Master Servicer and the Sellers (each, a "Representing Party") hereby covenants with respect to the representations and warranties set forth in Sections 2.03(a) through (c) that within 90 days of the earlier of the discovery by such Representing Party or receipt of written notice by such Representing Party



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from any party of a breach of any representation or warranty set forth herein made that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan or the Class 1-AV-1 Insurer and the Guarantor, with respect to any Mortgage Loan in Loan Group 2 or Loan Group 3, it shall cure such breach in all material respects and, if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that
(a) any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee and, upon request, to the Guarantor, of the Opinion of Counsel required by Section 2.05 hereof, (b) any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for File Release and (c) any such substitution pursuant to (i) above shall include a payment by the applicable Representing Party of any amount as calculated under item (iii) of the definition of "Purchase Price". Any Representing Party liable for a breach under this Section 2.03 shall promptly reimburse the Master Servicer, the Guarantor or the Trustee for any expenses reasonably incurred by the Master Servicer, the Guarantor or the Trustee in respect of enforcing the remedies for such breach. To enable the Master Servicer to amend the Mortgage Loan Schedule, any Representing Party liable for a breach under this Section
2.03 shall, unless it cures such breach in a timely fashion pursuant to this
Section 2.03, promptly notify the Master Servicer whether such Representing Party intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties described in this Section that are made to the best of the Representing Party's knowledge, if it is discovered by any of the Depositor, the Master Servicer, the Sellers or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Representing Party's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

          With respect to any Replacement Mortgage Loan or Loans, the applicable Seller delivering such Replacement Mortgage Loan shall deliver to the Trustee for the benefit of the Certificateholders the related Mortgage Note, Mortgage and assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the applicable Seller delivering such Replacement Loan on such Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the applicable Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee with a copy to the Guarantor. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all



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respects, and the applicable Seller delivering such Replacement Mortgage Loan shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 2.03(b) or (c) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Co-Trustee shall release to the Representing Party the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and shall execute and deliver at the Master Servicer's direction such instruments of transfer or assignment as have been prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the applicable Seller, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

          For any month in which either Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") shall be forwarded by the applicable Seller to the Master Servicer and deposited by the Master Servicer into the Certificate Account not later than the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

          In the event that a Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Certificate Account pursuant to Section 3.05 on the Determination Date for the Distribution Date in the month following the month during which such Seller became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.05, if any, and the receipt of a Request for File Release, the Co-Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Seller, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by such Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee's interest to such Seller to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Sellers to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Sellers respecting such breach available to Certificateholders, the Depositor or the Trustee.

          (e) The representations and warranties set forth in this Section
2.03 shall survive delivery of the respective Mortgage Files to the Co-Trustee for the benefit of the Certificateholders with respect to each Mortgage Loan and the Guarantor, with respect to each Mortgage Loan in Loan Group 2 or Loan Group 3.



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          Section 2.04 Representations and Warranties of the Depositor.

          The Depositor hereby represents and warrants to the Master Servicer and the Trustee as follows, as of the date hereof and as of each Subsequent Transfer Date:

               (1) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and each Subsequent Transfer Agreement.

               (2) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and each Subsequent Transfer Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement and each Subsequent Transfer Agreement; and this Agreement and each Subsequent Transfer Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to
     (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

               (3) The execution and delivery of this Agreement and each Subsequent Transfer Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

               (4) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or any Subsequent Transfer Agreement or the ability of the Depositor to perform its obligations under this Agreement or any Subsequent Transfer Agreement in accordance with the terms hereof or thereof.



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               (5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or any Subsequent Transfer Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

          The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans and to the Guarantor with respect to the Group 2 Mortgage Loans and the Group 3 Mortgage Loans, that with respect to each such Mortgage Loan, as of the Closing Date or the related Subsequent Transfer Date, as applicable, following the transfer of such Mortgage Loan to it by the Sellers, the Depositor had good title to such Mortgage Loan, and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

          It is understood and agreed that the representations and warranties set forth in the two immediately preceding paragraphs shall survive delivery of the Mortgage Files to the Co-Trustee. Upon discovery by the Depositor or the Trustee, with respect to any Mortgage Loan, or the Guarantor with respect to any Mortgage Loan in Loan Group 2 or Loan Group 3, of a breach of any of the foregoing representations and warranties set forth in the immediately preceding paragraph (referred to herein as a "breach"), which breach materially and adversely affects the interest of the Certificateholders, with respect to any Mortgage Loan, or the Guarantor with respect to any Mortgage Loan in Loan Group 2 or Loan Group 3, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency and the NIM Insurer. The Depositor hereby covenants with respect to the representations and warranties made by it in this Section 2.04 that within 90 days of the earlier of the discovery it or receipt of written notice by it from any party of a breach of any representation or warranty set forth herein made that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan or the Guarantor in any Group 2 Mortgage Loan or Group 3 Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, shall repurchase or replace the affected Mortgage Loan or Loans in accordance with the procedure set forth in Section 2.03(d).

          Section 2.05 Delivery of Opinion of Counsel in Connection with
                       Substitutions and Repurchases.

          (a) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02, 2.03 or
2.04 shall be made unless the Representing Party making such repurchase or substitution delivers to the Trustee, and, upon request, to the Guarantor, an Opinion of Counsel addressed to the Trustee, and, upon request, to the Guarantor, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on "prohibited transactions" of the Trust Fund or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause the any REMIC formed hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02, 2.03 or 2.04) upon the earlier of (a) the occurrence of a default or imminent default with respect to such loan and (b) receipt by the Trustee, and, upon request, delivery to the



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Guarantor, of an Opinion of Counsel to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause
(i) or clause (ii) of the preceding sentence.

          (b) Upon discovery by the Depositor, either Seller, the Master Servicer, the Guarantor or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five Business Days of discovery) give written notice thereof to the other parties and the NIM Insurer. In connection therewith, the Trustee shall require CHL, at CHL's option, to either (i) substitute, if the conditions in
Section 2.03(d) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in
Section 2.03. The Trustee shall reconvey to CHL the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

          Section 2.06 Authentication and Delivery of Certificates.

          The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed, authenticated and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

          Section 2.07 Covenants of the Master Servicer.

          The Master Servicer hereby covenants to the Depositor and the Trustee, and, with respect to the Group 2 Mortgage Loans and the Group 3 Mortgage Loans, to the Guarantor, as follows:

          (a) the Master Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

          (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement or report not misleading.

          Section 2.08 Rights of the Guarantor.

          In addition to the specific rights of the Guarantor identified in this Agreement but subject to the provisions of Section 8.01(a)(3) and Section 8.02(a)(9), the Guarantor shall have the right to direct the Trustee relating to the exercise of any remedy available to the Trustee or to



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the exercise of any power conferred on the Trustee pursuant to this Agreement
(with the prior consent of the Class 1-AV-1 Insurer (which consent shall not be unreasonably withheld), unless a Class 1-AV-1 Insurer Default has occurred and is continuing). Notwithstanding anything to the contrary anywhere in this Agreement, all rights of the Guarantor hereunder, except any rights to indemnification, shall permanently terminate upon the later to occur of (A) such time as the Guaranteed Certificates shall no longer be outstanding and
(B) the payment in full to the Guarantor of any amounts owed to the Guarantor in respect of the Fannie Mae Guaranty; provided that the Guarantor shall not have any rights hereunder, except indemnification rights, so long as any default has occurred and is continuing under the Fannie Mae Guaranty.

                                 ARTICLE III.
                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

          Section 3.01 Master Servicer to Service Mortgage Loans.

          For and on behalf of the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders in the respective states in which the Mortgaged Properties are located, including taking all required and appropriate actions under each Required Insurance Policy. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, subject to the terms hereof
(i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents,
(ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds, other Liquidation Proceeds and Subsequent Recoveries, and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall take no action that is inconsistent with or prejudices the interests of the Trustee or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor and the Trustee under this Agreement. The Master Servicer shall represent and protect the interest of the Trustee in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would (i) cause any REMIC formed hereunder to fail to qualify as a REMIC or (ii) result in the imposition of any tax under section 860(a) or 860(d) of the Code, but in any case the Master Servicer shall not act in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. Upon receipt of such documents, the



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Depositor and/or the Trustee shall execute such documents and deliver them to the Master Servicer. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

          In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. All costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

          The Master Servicer shall deliver a list of Servicing Officers to the Trustee by the Closing Date.

          In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any primary insurance policies and, in this regard, to take any reasonable action necessary to permit recovery under any primary insurance policies respecting defaulted Mortgage Loans. Any amounts collected by the Master Servicer under any primary insurance policies shall be deposited in the Certificate Account.

          In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Scheduled Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor, the Guarantor and any successor master servicer in respect of any such liability; provided, that in the case of the Guarantor such indemnity shall only apply with respect to Mortgage Loans in Loan Group 2 and Loan Group
3. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.01 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law and shall not be an expense of the Trust.



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          Section 3.02 Subservicing; Enforcement of the Obligations of Master
                       Servicer.

          (a) The Master Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer (each, a "Subservicer") pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided that (i) such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder, (ii) that such subservicing agreements would not result in a withdrawal or a downgrading by any Rating Agency of the ratings on any Class of Certificates (without regard to the Class 1-AV-1 Policy or the Fannie Mae Guaranty, in the case of the Class 1-AV-1 Certificates), as evidenced by a letter to that effect delivered by each Rating Agency to the Depositor, the Guarantor and the NIM Insurer and (iii) each of the NIM Insurer and the Guarantor shall have consented to such subservicing agreements (which consent shall not be unreasonably withheld) with Subservicers, for the servicing and administration of the Mortgage Loans. The Master Servicer shall deliver to the Guarantor and the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments. Each of the Master Servicer, with the written consent of the Guarantor and the NIM Insurer (which consent shall not be unreasonably withheld), and the Guarantor shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a subservicer or reference to actions taken through a Master Servicer or otherwise, the Master Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. Every subservicing agreement entered into by the Master Servicer shall contain a provision giving the successor Master Servicer the option to terminate such agreement without cost in the event a successor Master Servicer is appointed. All actions of each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Master Servicer with the same force and effect as if performed directly by the Master Servicer.

          (b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Master Servicer.

          (c) The Guarantor may require the Master Servicer to enter into a special subservicing agreement with a servicer with expertise in servicing delinquent mortgage loans as designated by the Guarantor (the "Special Servicer") (with the prior consent of the Class 1-AV-1 Insurer (which consent shall not be unreasonably withheld), unless a Class 1-AV-1 Insurer Default has occurred and is continuing) on or after the earliest Distribution Date with respect to which the Certificate Principal Balance of the Class BV Certificates has been reduced to zero. The parties hereto agree that, as of the Closing Date, Litton Loan Servicing LP is an approved



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Special Servicer. Such special subservicing agreement shall relate to the servicing of only Group 2 Mortgage Loans that (x) have been delinquent in payment with respect to three or more Monthly Payments (provided, however, that the third such Monthly Payment shall not be deemed to be delinquent for purposes of this clause (x) until the close of business on the last day of the month in which such Monthly Payment first became due) and (y) have been transferred to the Special Servicer in accordance with this Section 3.02 and the related special subservicing agreement (a "Specially Serviced Mortgage Loan").

          (d) The special subservicing agreement shall be consistent with the provisions of this Agreement. In addition, any special subservicing agreement with a Special Servicer appointed in accordance with Section 3.02(c) shall be on terms which shall be reasonably acceptable to the Guarantor and the Master Servicer and shall provide, at a minimum that:

               (1) the Special Servicer shall service only the Specially Serviced Mortgage Loans in a manner consistent with the provisions with this Agreement except as provided otherwise in the special subservicing agreement;

               (2) the Special Servicer shall use the Fannie Mae foreclosure network (and pay the customary fees therefor) for foreclosures and bankruptcies relating to Specially Serviced Mortgage Loans;

               (3) the Special Servicer shall use the Fannie Mae disposition service (and pay the customary fees therefor) for the disposition of REO Property related to Specially Serviced Mortgage Loans;

               (4) the Special Servicer shall make Servicing Advances on the Specially Serviced Mortgage Loans to the same extent and in the same manner as the Master Servicer with respect to the Group 2 Mortgage Loans pursuant to this Agreement;

               (5) the Special Servicer shall be entitled to receive the Servicing Fee with respect to all Specially Serviced Mortgage Loans;

               (6) prior to the transfer of servicing to the Special Servicer, the Master Servicer and the Special Servicer shall have provided all notices relating to such transfer of servicing as required to be delivered to the borrowers by applicable state and federal law;

               (7) the Special Servicer shall indemnify the Master Servicer and the Trustee for any liabilities to them arising from failures of the Special Servicer to perform its obligations according to the terms of the subservicing agreement;

               (8) the Master Servicer shall promptly give notice thereof to the Trustee and the Guarantor of the transfer of servicing to the Special Servicer, including the loan number together with the borrower's name and the unpaid principal balance of the transferred Mortgage Loan at the time of transfer;

               (9) each of the respective obligations, duties, and liabilities of the Master Servicer and the Special Servicer (or either of them) with respect to the servicing



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     of the Specially Serviced Mortgage Loans that have arisen prior to the date on which the servicing of such Specially Serviced Mortgage Loan was transferred to the Special Servicer (the "Effective Date"), or that arise on and after the Effective Date, under this Agreement and the subservicing agreement and that remain unperformed or unsatisfied shall survive any transfer of servicing;

               (10) once a Group 2 Mortgage Loan becomes a Specially Serviced Mortgage Loan, such Mortgage Loan shall remain a Specially Serviced Mortgage Loan, and shall continue to be serviced by the Special Servicer, until the earlier of the liquidation or other disposition of such Mortgage Loan or the termination of the subservicing agreement, regardless of delinquency status or otherwise;

               (11) the Guarantor may remove the Special Servicer if the Special Servicer at any time fails to meet any of the above criteria or otherwise, in the judgment of the Guarantor, fails to perform according to the terms of the subservicing agreement and the provisions of this
     Section 3.02; provided that prior to any such removal the Guarantor shall designate a successor Special Servicer meeting the requirements of this
     Section 3.02, and no removal of a Special Servicer shall be effective until a successor Special Servicer has entered into a special subservicing agreement meeting the requirements of this Section 3.02 and agreed to assume the duties of the Special Servicer or the Master Servicer has undertaken such duties (in each case, with the prior consent of the Class 1-AV-1 Insurer (which consent shall not be unreasonably withheld), unless a Class 1-AV-1 Insurer Default has occurred and is continuing); and

               (12) in connection with any transfer of a Group 2 Mortgage Loan to the Special Servicer as a Specially Serviced Mortgage Loan, the Master Servicer shall execute any appropriate assignments or other documents reasonable and necessary to further the prosecution of the Special Servicer obligations under the special subservicing agreement.

          Section 3.03 Rights of the Depositor, the Sellers, the
                       Certificateholders, the NIM Insurer, the Guarantor, the Class 1-AV-1 Insurer and the Trustee in Respect of the Master Servicer.

          None of the Trustee, the Sellers, the Certificateholders, the NIM Insurer, the Guarantor, the Class 1-AV-1 Insurer or the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer, and none of them is obligated to supervise the performance of the Master Servicer hereunder or otherwise. The Master Servicer shall afford (and any Subservicing Agreement shall provide that each Subservicer shall afford) the Depositor, the NIM Insurer, the Guarantor, the Class 1-AV-1 Insurer and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Subservicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Subservicer) responsible for such obligations; provided, that access to records for the Guarantor shall be limited to those related to the Mortgage Loans in Loan Group 2 and Loan Group 3 and its origination programs relating to mortgage loans similar to the Mortgage Loans. Upon request, the Master Servicer shall furnish to the Depositor, the NIM Insurer, the Class 1-AV-1 Insurer, the Guarantor and the



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Trustee its (and any such Subservicer's) most recent financial statements and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement that it possesses; provided, that any such information furnished to the Guarantor shall be limited to that which is related to the Mortgage Loans in Loan Group 2 and Loan Group 3. To the extent such information is not otherwise available to the public, the Depositor, the NIM Insurer, the Class 1-AV-1 Insurer, the Guarantor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Masters Servicer's (or any such Subservicer's) written consent, except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or
(ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee, the NIM Insurer, the Class 1-AV-1 Insurer, the Guarantor or the Trust Fund, and in either case, the Depositor, the NIM Insurer, the Guarantor, the Class 1-AV-1 Insurer or the Trustee, as the case may be, shall use its reasonable best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided by virtue of such performance by the Depositor of its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

          Section 3.04 Trustee to Act as Master Servicer.

          In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer pursuant to Section 3.10 hereof or any acts or omissions of the predecessor Master Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.03 or the first paragraph of
Section 6.02 hereof). If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Master Servicer under any subservicing agreement in accordance with the terms thereof; provided that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Master Servicer thereunder; and the Master Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession.

          The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each



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subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

          Section 3.05 Collection of Mortgage Loan Payments; Certificate
                       Account; Distribution Account; Pre-Funding Account; Seller Shortfall Interest Requirement.

          (a) The Master Servicer shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties are located to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, subject to Section 3.20, any Prepayment Charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 270 days. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. In addition, the NIM Insurer's prior written consent shall be required for any waiver of Prepayment Charges or, provided the Guarantor shall have otherwise consented, for the extension of the due dates for payments due on a Mortgage Note, if the aggregate number of outstanding Mortgage Loans that have been granted such waivers or extensions exceeds 5% of the aggregate number of Mortgage Loans. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

          (b) The Master Servicer shall establish and maintain a Certificate Account into which the Master Servicer shall deposit or cause to be deposited on a daily basis within two Business Days of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

               (1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

               (2) all payments on account of interest on the Mortgage Loans (net of the related Servicing Fee and Prepayment Interest Excess permitted under Section 3.15 to the extent not previously paid to or withheld by the Master Servicer);

               (3) all Insurance Proceeds;



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               (4) all Liquidation Proceeds and Subsequent Recoveries, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

               (5) all Compensating Interest;

               (6) any amount required to be deposited by the Master Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments;

               (7) any amounts required to be deposited by the Master Servicer pursuant to Section 3.10 hereof;

               (8) the Purchase Price and any Substitution Adjustment Amount;

               (9) all Advances made by the Master Servicer or the Trustee pursuant to Section 4.01;

               (10) all Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts; and

               (11) any other amounts required to be deposited hereunder.

          The foregoing requirements for remittance by the Master Servicer into the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Master Servicer. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the institution maintaining the Certificate Account, to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Certificate Account, that describes the amounts deposited in error in the Certificate Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Certificate Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08.

          No later than 1:00 p.m. Pacific time on the Business Day prior to the Master Servicer Advance Date in each of January, February and March 2005, CHL shall remit to the Master Servicer, and the Master Servicer shall deposit in the Certificate Account, the Seller Shortfall Interest Requirement (if any) for such Master Servicer Advance Date.

          (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

               (1) the aggregate amount remitted by the Master Servicer pursuant to the second paragraph of Section 3.08(a); and



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               (2) any amount required to be deposited by the Master Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments.

          The foregoing requirements for remittance by the Master Servicer and deposit by the Trustee into the Distribution Account shall be exclusive. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering a written notice to the Trustee that describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

          (d) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Pre-Funding Account. On the Closing Date, CHL shall remit the Pre-Funded Amount to the Trustee for deposit in the Pre-Funding Account.

          On the Business Day before the Distribution Date following the end of the Funding Period, the Trustee shall (i) withdraw the amount on deposit in the Pre-Funding Account (net of investment income), (ii) promptly deposit such amount in the Distribution Account, and (iii) distribute each amount to the Certificates on the Distribution Date pursuant to Section 4.04.

          (e) Each institution that maintains the Certificate Account, the Distribution Account or the Pre-Funding Account shall invest the funds in each such account, as directed by the Master Servicer, in Permitted Investments, which shall mature not later than (x) in the case of the Certificate Account, the second Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date) and (y) in the case of the Distribution Account and the Pre-Funding Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Distribution Account or Pre-Funding Account, then such Permitted Investment shall mature not later than such Distribution Date), in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. In the case of (i) the Certificate Account and the Distribution Account, all income and gain net of any losses realized from any such investment shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein and (ii) the Pre-Funding Account, all income and gain net of any losses realized from any such investment shall be for the benefit of CHL and shall be remitted to CHL as provided herein. The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of any such investments shall be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-



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Funding Account in respect of any such investments shall be paid by CHL to the
Trustee for deposit into the Pre-Funding Account out of CHL's own funds immediately as realized. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding
Account and made in accordance with this Section 3.05.

          (f) The Master Servicer shall give at least 30 days advance notice to the Trustee, each Seller, the Guarantor, each Rating Agency and the Depositor of any proposed change of location of the Certificate Account prior to any change thereof. The Trustee shall give at least 30 days advance notice to the Master Servicer, each Seller, the Guarantor, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account, the Pre-Funding Account or the Carryover Reserve Fund prior to any change thereof.

          (g) Except as otherwise expressly provided in this Agreement, if any default occurs under any Permitted Investment, the Trustee may and, subject to Sections 8.01 and 8.02(a)(4), at the request of the Holders of Certificates representing more than 50% of the Voting Rights, the Guarantor or the NIM Insurer, shall take any action appropriate to enforce payment or performance, including the institution and prosecution of appropriate proceedings.

          Section 3.06 Collection of Taxes, Assessments and Similar Items;
                       Escrow Accounts.

          To the extent required by the related Mortgage Note, the Master Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Master Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

          Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Master Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

          Section 3.07 Access to Certain Documentation and Information
                       Regarding the Mortgage Loans.

          The Master Servicer shall afford the Depositor, the NIM Insurer, the Trustee and, with respect to the Group 2 Mortgage Loans and the Group 3 Mortgage Loans, the Guarantor and the Class 1-AV-1 Insurer, reasonable access to all records and documentation regarding such Mortgage Loans and all related accounts, insurance policies and other matters relating to this



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Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. Upon request, the Master Servicer shall furnish to the Trustee, the Guarantor and the NIM Insurer its most recent publicly available financial statements and any other information relating to its capacity to perform its obligations under this Agreement reasonably requested by the NIM Insurer or, with respect to the Group 2 Mortgage Loans and the Group 3
Mortgage Loans, by the Guarantor.

          Upon reasonable advance notice in writing if required by federal regulation, the Master Servicer will provide to each Certificateholder or Certificate Owner that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder or Certificate Owner to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Master Servicer shall be entitled to be reimbursed by each such Certificateholder or Certificate Owner for actual expenses incurred by the Master Servicer in providing such reports and access.

          Section 3.08 Permitted Withdrawals from the Certificate Account,
                       Distribution Account, Carryover Reserve Fund and the Principal Reserve Fund.

          (a) The Master Servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

               (i) to pay to the Master Servicer (to the extent not previously paid to or withheld by the Master Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation to the Master Servicer, those other amounts set forth in Section 3.15;

               (ii) to reimburse each of the Master Servicer and the Trustee for Advances made by it with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

               (iii) [Reserved];

               (iv) to reimburse each of the Master Servicer and the Trustee for any Nonrecoverable Advance previously made;

               (v) to reimburse the Master Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

               (vi) to pay the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, the Master Servicer's



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          right to reimbursement of Servicing Advances pursuant to this subclause (vi) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06;

               (vii) to pay to the applicable Seller, the Depositor or the Master Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03, 2.04 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

               (viii) to reimburse the applicable Seller, the Master Servicer, the Guarantor, the NIM Insurer or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or Certificates and reimbursable pursuant to the last sentence of the first paragraph of Section 6.03 hereof; provided that such amount shall only be withdrawn following the withdrawal from the Certificate Account for deposit into the Distribution Account pursuant to the following paragraph; and provided, further, that any reimbursement to the Guarantor may only be drawn from amounts on deposit in the Certificate Account in respect of the Group 2 Mortgage Loans and the Group 3 Mortgage Loans; and provided, further, that the Master Servicer shall give notice to the Guarantor of any withdrawal pursuant to this subsection;

               (ix) to pay any lender-paid primary mortgage insurance premiums;

               (x) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein; and

               (xi) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01 hereof.

          In addition, no later than 1:00 p.m. Pacific time on the Distribution Account Deposit Date, the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee the Interest Remittance Amount and Principal Remittance Amount for each Loan Group, and the Trustee shall deposit such amount in the Distribution Account.

               The Trustee shall establish and maintain, on behalf of the Certificateholders, a Principal Reserve Fund in the name of the Trustee. On the Closing Date, CHL shall deposit into the Principal Reserve Fund $300.00. Funds on deposit in the Principal Reserve Fund shall not be invested. The Principal Reserve Fund shall be treated as an "outside reserve fund" under applicable Treasury regulations and shall not be part of any REMIC created under this Agreement.

          On the Business Day before the January 2005 Distribution Date, the Trustee shall transfer $100.00 from the Principal Reserve Fund to the Distribution Account and shall distribute such amount to the Class A-R Certificates on such Distribution Date.



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          On the Business Day before the Class PF Principal Distribution Date, the Trustee shall transfer $100.00 from the Principal Reserve Fund to the Distribution Account and shall distribute such amount to the Class PF Certificates on the Class PF Principal Distribution Date. On the Business Day before the Class PV Principal Distribution Date, the Trustee shall transfer from the Principal Reserve Fund to the Distribution Account $100.00 and shall distribute such amount to the Class PV Certificates on the Class PV Principal Distribution Date. Following the distributions to be made in accordance with the two preceding sentences, the Trustee shall then terminate the Principal Reserve Fund.

          The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to subclauses (i), (ii),
(iv), (v), (vi), (vii) and (viii) above. Prior to making any withdrawal from the Certificate Account pursuant to subclause (iv), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

          (b) The Trustee shall withdraw funds from the Distribution Account for distribution to the Certificateholders, the Guarantor and the Class 1-AV-1 Insurer in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to the penultimate paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

               (i) to pay the Trustee the Trustee Fee on each Distribution
          Date;

               (ii) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

               (iii) to withdraw pursuant to Section 3.05 any amount deposited in the Distribution Account and not required to be deposited therein;

               (iv) to reimburse the Trustee for any unreimbursed Advances made by it pursuant to Section 4.01(d) hereof, such right of reimbursement pursuant to this subclause (iv) being limited to (x) amounts received on the related Mortgage Loan(s) in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to Section 3.08(a)(ii) hereof;

               (v) to reimburse the Trustee for any Nonrecoverable Advance previously made by the Trustee pursuant to Section 4.01(d) hereof, such right of reimbursement pursuant to this subclause (v) being limited to amounts not otherwise reimbursed to the Trustee pursuant to Section 3.08(a)(iv) hereof; and

               (vi) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01 hereof.



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          (c) The Trustee shall withdraw funds from the Carryover Reserve Fund for distribution to the Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to the penultimate paragraph of
Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Carryover Reserve Fund for the following purposes:

               (1) to withdraw any amount deposited in the Carryover Reserve Fund and not required to be deposited therein; and

               (2) to clear and terminate the Carryover Reserve Fund upon termination of the Agreement pursuant to Section 9.01 hereof.

          Section 3.09  [Reserved]

          Section 3.10  Maintenance of Hazard Insurance.

          The Master Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Master Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to Section 3.05 hereof, any amounts collected by the Master Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Certificate Account. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds or Subsequent Recoveries to the extent permitted by
Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Master Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of such Mortgaged Property, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.



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          Section 3.11 Enforcement of Due-On-Sale Clauses; Assumption
                       Agreements.

          (a) Except as otherwise provided in this Section 3.11(a), when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Master Servicer shall notify the Trustee and the Guarantor that any such substitution, modification or assumption agreement has been completed by forwarding to the Co-Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. If the Class BV Certificates are no longer outstanding or if the number of Mortgage Loans in Loan Group 2 and Loan Group 3 which have been the subject of a substitution, modification or assumption agreement exceeds 5% of the number of Mortgage Loans in Loan Group 2 and Loan Group 3 as of the Closing Date, the Master Servicer shall not take or enter into any substitution, assumption or modification agreement without obtaining the prior written consent of the Guarantor to such substitution, assumption or modification agreement. The Master Servicer shall submit to the Guarantor, with its request for consent, such information related to the proposed substitution, assumption or modification agreement as can be expected to be needed by the Guarantor to evaluate the Master Servicer's request, including the terms of the proposed substitution, assumption or modification and the reasons for the Master Servicer's decision that such substitution, assumption or modification agreement should be taken or entered into with respect to such Loan Group 2 or Loan Group 3 Mortgage Loan. The Guarantor shall be deemed to have consented to the Master Servicer's request in the event that the Guarantor does not either provide the Master Servicer with its written consent to such requested substitution, assumption or modification agreement or written notice of its objection to such substitution, assumption or modification agreement within five Business Days of its receipt of the Master Servicer's request. Such requests shall be sent to the Guarantor at: Fannie Mae, Special Products



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Group, Mail Stop 5H-5W-03, 13150 Worldgate Drive, Herndon, VA 20170,
Attention: Director (facsimile number (703) 833-1816). The Master Servicer shall give written notice to the Guarantor with respect to each substitution, assumption or modification agreement to the following address: Fannie Mae, Special Products Group, Mail Stop 5H-5W-03, 13150 Worldgate Drive, Herndon, VA 20170, Attention: Director (facsimile number (703) 833-1816). Such notice shall be delivered within thirty Business Days following the date of such substitution, assumption or modification agreement and shall include information with respect to the modification, including, without limitation, the interest rate, the principal balance and the maturity date of the Loan Group 2 or Loan Group 3 Mortgage Loan before and after such modification. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section 3.11(a) by reason of any transfer or assumption that the Master Servicer reasonably believes it is restricted by law from preventing.

          (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Maximum Mortgage Rate, the Minimum Mortgage Rate, the Gross Margin, the Initial Periodic Rate Cap, the Subsequent Periodic Rate Cap, the Adjustment Date and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its underwriting standards as then in effect. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

          Section 3.12 Realization Upon Defaulted Mortgage Loans;
                       Determination of Excess Proceeds and Realized Losses; Repurchase of Certain Mortgage Loans.

          (a) The Master Servicer may agree to a modification of any Mortgage Loan (the "Modified Mortgage Loan") if (i) the modification is in lieu of a refinancing and (ii) the Mortgage Rate on the Modified Mortgage Loan is approximately a prevailing market rate for



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newly-originated mortgage loans having similar terms and (iii) the Master
Servicer purchases the Modified Mortgage Loan from the Trust Fund as described below. Effective immediately after the modification, and, in any event, on the same Business Day on which the modification occurs, all interest of the Trustee in the Modified Mortgage Loan shall automatically be deemed transferred and assigned to the Master Servicer and all benefits and burdens of ownership thereof, including the right to accrued interest thereon from the date of modification and the risk of default thereon, shall pass to the Master Servicer. The Master Servicer shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that all requirements of this paragraph have been satisfied with respect to the Modified Mortgage Loan. For federal income tax purposes, the Trustee shall account for such purchase as a prepayment in full of the Modified Mortgage Loan. The Master Servicer shall deposit the Purchase Price for any Modified Mortgage Loan in the Certificate Account pursuant to Section 3.05 within one Business Day after the purchase of the Modified Mortgage Loan. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Master Servicer any Modified Mortgage Loan previously transferred and assigned pursuant hereto. The Master Servicer covenants and agrees to indemnify the Trust Fund against any liability for any "prohibited transaction" taxes and any related interest, additions, and penalties imposed on the Trust Fund established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this subsection (b), any holding of a Modified Mortgage Loan by the Trust Fund or any purchase of a Modified Mortgage Loan by the Master Servicer (but such obligation shall not prevent the Master Servicer or any other appropriate Person from in good faith contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Master Servicer shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest, and penalties, together with interest thereon, is refunded to the Trust Fund or the Master Servicer. If the Master Servicer agrees to a modification of any Mortgage Loan pursuant to this Section 3.12(a), and if such Mortgage Loan carries a Prepayment Charge provision, the Master Servicer will deliver to the Trustee the amount of the Prepayment Charge, if any, that would have been due had such Mortgage Loan been prepaid at the time of such modification, for deposit into the Certificate Account (not later than 1:00 p.m. Pacific time on the Master Servicer Advance Date immediately succeeding the date of such modification) for distribution in accordance with the terms of this Agreement.

          (b) The Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation



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Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account pursuant to Section 3.08 hereof). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property and any related Subsequent Recoveries, as contemplated in Section 3.08 hereof. If the Master Servicer has knowledge that a Mortgaged Property that the Master Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures and, with respect to the Mortgage Loans in Loan Group 2 and Loan Group 3, the Master Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the Guarantor.

          With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee's nominee on behalf of the Certificateholders). The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity thereunder. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Master Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Master Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Certificate Account no later than the close of business on each Determination Date. The Master Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

          In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property as soon as practicable in a manner that maximizes the Liquidation Proceeds, but in no event later than three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, the Master Servicer shall request, more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period. In the event the Trustee and the Guarantor shall have been supplied with an Opinion of Counsel (such opinion not to be an expense of the Trustee or the Guarantor) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code or cause any REMIC formed hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, and the Trust Fund may



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continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) after the expiration of such three-year period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

          The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Certificate Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

          The Liquidation Proceeds from any liquidation of a Mortgage Loan and any Subsequent Recoveries, net of any payment to the Master Servicer as provided above, shall be deposited in the Certificate Account as provided in
Section 3.05 for distribution on the related Distribution Date, except that any Excess Proceeds shall be retained by the Master Servicer as additional servicing compensation.

          The proceeds of any Liquidated Mortgage Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.08(a)(vi) or this
Section 3.12; second, to reimburse the Master Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

          (c) On each Determination Date, the Master Servicer shall determine the respective aggregate amounts of Excess Proceeds and Realized Losses, if any, for the related Prepayment Period and shall remit such information with respect to the Mortgage Loans in Loan



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Group 2 and Loan Group 3 to the Guarantor upon request, together with an
Officer's Certificate of the Master Servicer with regard to the same.

          (d) The Master Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee) to purchase for its own account from the Trust Fund any Mortgage Loan that is 150 days or more delinquent at a price equal to the Purchase Price; provided, however, that the Master Servicer may only exercise this right on or before the last day of the calendar month in which such Mortgage Loan became 150 days delinquent (such month, the "Eligible Repurchase Month"); provided further, that any such Mortgage Loan which becomes current but thereafter becomes delinquent may be purchased by the Master Servicer pursuant to this Section in any ensuing Eligible Repurchase Month. In addition, if the Class BV Certificates are no longer outstanding, the Guarantor shall be entitled to purchase from the Trust Fund, any Mortgage Loan in Loan Group 2 or Loan Group 3 that is 90 days or more delinquent at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Certificate Account. Any purchase of a Mortgage Loan pursuant to this Section 3.12(d) shall be accomplished by remittance to the Master Servicer for deposit in the Certificate Account of the Purchase Price. The Trustee, upon receipt of certification from the Master Servicer of such deposit and a Request for File Release from the Master Servicer, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

          Section 3.13 Co-Trustee to Cooperate; Release of Mortgage Files.

          Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will promptly notify the Co-Trustee by delivering a Request for File Release. Upon receipt of such request, the Co-Trustee shall promptly release the related Mortgage File to the Master Servicer, and the Co-Trustee shall at the Master Servicer's direction execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Master Servicer, together with the Mortgage Note with written evidence of cancellation thereon. The Master Servicer is authorized to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trust Fund and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account, the Distribution Account, the Carryover Reserve Fund or the related subservicing account. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged



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Property from the lien of the Mortgage or the making of any corrections to the
Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Co-Trustee shall, upon delivery to the Co-Trustee of a Request for Document Release or a Request for File Release, as applicable, release the documents specified in such request or the Mortgage File, as the case may be, to the Master Servicer. Subject to the further limitations set forth below, the Master Servicer shall cause the Mortgage File or documents so released to be returned to the Co-Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Master Servicer shall deliver to the Co-Trustee a Request for File Release for any remaining documents in the Mortgage File not in the possession of the Master Servicer.

          If the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Master Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Master Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Co-Trustee to be returned to the Co-Trustee within 21 calendar days after possession thereof shall have been released by the Co-Trustee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account, and the Master Servicer shall have delivered to the Co-Trustee a Request for File Release or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Master Servicer shall have delivered to the Trustee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

          Section 3.14 Documents, Records and Funds in Possession of Master
                       Servicer to be Held for the Trustee.

          Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Co-Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or that otherwise are collected by the Master Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Subsequent Recoveries including but not limited to, any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Trust Fund and shall be and remain the sole and exclusive property of the Trust Fund, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account, the



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Distribution Account, the Carryover Reserve Fund or in any Escrow Account (as
defined in Section 3.06), or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

          Section 3.15 Servicing Compensation.

          As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Certificate Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan for the period covered by such interest payment.

          Additional servicing compensation in the form of any Excess Proceeds, assumption fees, late payment charges, Prepayment Interest Excess, and all income and gain net of any losses realized from Permitted Investments shall be retained by the Master Servicer to the extent not required to be deposited in the Certificate Account pursuant to Section 3.05 or 3.12(b) hereof. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.10 hereof and maintenance of the other forms of insurance coverage required by Section 3.10 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.08 and 3.12 hereof.

          Section 3.16 Access to Certain Documentation.

          The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and Certificate Owners and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Master Servicer designated by it. Nothing in this Section shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

          For a period of two years from the Closing Date, the Guarantor may contact the applicable Seller to confirm that the applicable Seller continues to actively engage in a program to originate mortgage loans to low-income families and to obtain other non-proprietary information about the Seller's activities that may assist the Guarantor in completing its own regulatory requirements during normal business hours and subject to reimbursement for expenses. The applicable Seller shall use reasonable efforts to provide such information to the Guarantor.



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          Section 3.17 Annual Statement as to Compliance.

          The Master Servicer shall deliver to the Depositor, the Guarantor and the Trustee on or before the 80th day after the end of the Master Servicer's fiscal year, commencing with its 2004 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, each Subservicer has fulfilled all its obligations under its Subservicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation specifying each such default known to such officer and the nature and status thereof. The Trustee shall forward a copy of each such statement to each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder or Certificate Owner upon request at the Master Servicer's expense, provided such statement is delivered by the Master Servicer to the Trustee.

          Section 3.18 Annual Independent Public Accountants' Servicing
                       Statement; Financial Statements.

          On or before the later of (i) the 80th day after the end of the Master Servicer's fiscal year, commencing with its 2004 fiscal year or (ii) within 30 days of the issuance of the annual audited financial statements beginning with the audit for the period ending in 2004, the Master Servicer at its expense shall cause a nationally recognized firm of independent public accountants (who may also render other services to the Master Servicer, CHL or any affiliate thereof) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee, the Guarantor, the Depositor and CHL in compliance with the Uniform Single Attestation Program for Mortgage Bankers. Copies of such report shall be provided by the Trustee to any Certificateholder or Certificate Owner upon request at the Master Servicer's expense, provided such report is delivered by the Master Servicer to the Trustee. Upon written request, the Master Servicer shall provide to the Certificateholders or Certificate Owners its publicly available annual financial statements (or the Master Servicer's parent company's publicly available annual financial statements, as applicable), if any, promptly after they become available.

          Section 3.19 The Corridor Contracts.

          CHL shall assign all of its right, title and interest in and to the interest rate corridor transactions evidenced by the Corridor Contracts to, and shall cause all of its obligations in respect of such transactions to be assumed by, the Trustee on behalf of the Trust Fund, on the terms and conditions set forth in the Corridor Contract Assignment Agreement. The Corridor Contracts will be assets of the Trust Fund but will not be an asset of any REMIC. The Master Servicer, on behalf of the Trustee, shall deposit any amounts received from time to time with respect to any Corridor Contract into the Carryover Reserve Fund.



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          The Master Servicer, on behalf of the Trustee, shall prepare and deliver any notices required to be delivered under each Corridor Contract.

          The Master Servicer, on behalf of the Trustee, shall act as calculation agent and/or shall terminate a Corridor Contract, in each case upon the occurrence of certain events of default or termination events to the extent specified thereunder. Upon any such termination, the Corridor Contract Counterparty will be obligated to pay the Trustee or the Master Servicer for the benefit of the Trust Fund an amount in respect of such termination. Any amounts received by the Trustee or the Master Servicer for the benefit of the Trust Fund, as the case may be, in respect of such termination shall be deposited and held in the Carryover Reserve Fund to pay Net Rate Carryover for the applicable Classes of Certificates as provided in Section 4.04(e) on the Distribution Dates following such termination to and including the applicable Corridor Contract Termination Date, but shall not be available for distribution to the applicable Class of Class C Certificates pursuant to
Section 4.08(c) or to CHL pursuant to Section 4.08(c) until such applicable Corridor Contract Termination Date. On the Corridor Contract Termination Date for the Class AF-1 Subordinate Corridor Contract, the Class 1-AV-1 Corridor Contract, the Class 2-AV Corridor Contract and the Adjustable Rate Subordinate Corridor Contract, after all other distributions on such date, if any such amounts in respect of early termination of the Class AF-1 Corridor Contract, the Class 1-AV-1 Corridor Contract, the Class 2-AV Corridor Contract or the Adjustable Rate Subordinate Corridor Contract remain in the Carryover Reserve Fund, such amounts shall be distributed by the Trustee to (i) in the case of any such amounts relating to the Class AF-1 Corridor Contract, the Class CF Certificates, and (ii) in the case of any such amounts relating to the Class 1-AV-1 Corridor Contract, the Class 2-AV Corridor Contract and the Adjustable Rate Subordinate Corridor Contract, the CV Certificates.

          Section 3.20 Prepayment Charges.

          (a) Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full or in part of a Mortgage Loan, the Master Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) such Mortgage Loan is in default or the Master Servicer believes that such a default is imminent, and the Master Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law. In the event of a Principal Prepayment in full or in part with respect to any Mortgage Loan, the Master Servicer shall deliver to the Trustee an Officer's Certificate substantially in the form of Exhibit T no later than the third Business Day following the immediately succeeding Determination Date with a copy to the Class P Certificateholders. If the Master Servicer has waived or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Master Servicer, other than as provided above, the Master Servicer shall deliver to the Trustee, together with the Principal Prepayment in full or in part, the amount of such Prepayment Charge (or such portion thereof as had been waived) for deposit into the Certificate Account (not later than 1:00 p.m. Pacific time on the immediately succeeding Master



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Servicer Advance Date, in the case of such Prepayment Charge) for distribution in accordance with the terms of this Agreement.

          (b) Upon discovery by the Master Servicer or a Responsible Officer of the Trustee of a breach of the foregoing subsection (a), the party discovering the breach shall give prompt written notice to the other parties.

          (c) CHL represents and warrants to the Depositor and the Trustee, as of the Closing Date and each Subsequent Transfer Date, that the information in the Prepayment Charge Schedule (including the attached prepayment charge summary) is complete and accurate in all material respects at the dates as of which the information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable state law, except as the enforceability thereof is limited due to acceleration in connection with a foreclosure or other involuntary payment.

          (d) Upon discovery by the Master Servicer or a Responsible Officer of the Trustee of a breach of the foregoing clause (c) that materially and adversely affects right of the Holders of the Class P Certificates to any Prepayment Charge, the party discovering the breach shall give prompt written notice to the other parties. Within 60 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of breach, the Master Servicer shall cure the breach in all material respects or shall pay into the Certificate Account the amount of the Prepayment Charge that would otherwise be due from the Mortgagor, less any amount representing such Prepayment Charge previously collected and paid by the Master Servicer into the Certificate Account.

          Section 3.21 Reports to the Guarantor; Certificate Account
                       Statements

          Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Guarantor, upon request, a statement prepared by the Master Servicer setting forth the status of the Certificate Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Certificate Account of each category of deposit specified in Section 3.05(b) and each category of withdrawal specified in Section 3.08(a). Such statement may be in the form of the then-current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. In addition, the Master Servicer will transmit full-file credit reporting data for each Mortgage Loan in Loan Group 2 pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan in Loan Group 2, the Master Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.



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                                  ARTICLE IV.
               DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER

          Section 4.01 Advances; Remittance Reports.

          (a) Within two Business Days after each Determination Date, the Master Servicer shall deliver to the Guarantor and the Trustee by facsimile or electronic mail (or by such other means as the Master Servicer, the Guarantor and the Trustee, as the case may be, may agree from time to time) a Remittance Report with respect to the related Distribution Date. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

          (b) Subject to the conditions of this Article IV, the Master Servicer, as required below, shall make an Advance and deposit such Advance in the Certificate Account. Each such Advance shall be remitted to the Certificate Account no later than 1:00 p.m. Pacific time on the Master Servicer Advance Date in immediately available funds. The Trustee will provide notice to the Guarantor and the Master Servicer by facsimile by the close of business on any Master Servicer Advance Date in the event that the amount remitted by the Master Servicer to the Trustee on the Distribution Account Deposit Date is less than the Advances required to be made by the Master Servicer for such Distribution Date. The Master Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Master Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Master Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency, the Guarantor and the Trustee an Officer's Certificate setting forth the basis for such determination.

          (c) In lieu of making all or a portion of such Advance from its own funds, the Master Servicer may (i) cause to be made an appropriate entry in its records relating to the Certificate Account that any Amount Held for Future Distributions has been used by the Master Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Certificate Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the Master Servicer by deposit in the Certificate Account no later than the close of business on the Business Day immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to this Agreement. The Master Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trustee pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 4.01.

          (d) If the Master Servicer determines that it will be unable to comply with its obligation to make the Advances as and when described in paragraphs (b) and (c) immediately above, it shall use its best efforts to give written notice thereof to the Trustee (each such notice a "Trustee Advance Notice"; and such notice may be given by facsimile), not later than 3:00 p.m.,



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New York time, on the Business Day immediately preceding the related Master
Servicer Advance Date, specifying the amount that it will be unable to deposit (each such amount an "Advance Deficiency") and certifying that such Advance Deficiency constitutes an Advance hereunder and is not a Nonrecoverable Advance. If the Trustee receives a Trustee Advance Notice on or before 3:30 p.m., (New York time) on a Master Servicer Advance Date, the Trustee shall, not later than 3:00 p.m., (New York time), on the related Distribution Date, deposit in the Distribution Account an amount equal to the Advance Deficiency identified in such Trustee Advance Notice unless it is prohibited from so doing by applicable law. Notwithstanding the foregoing, the Trustee shall not be required to make such deposit if the Trustee shall have received written notification from the Master Servicer that the Master Servicer has deposited or caused to be deposited in the Certificate Account an amount equal to such Advance Deficiency. All Advances made by the Trustee pursuant to this Section 4.01(d) shall accrue interest on behalf of the Trustee at the Trustee Advance Rate from and including the date such Advances are made to but excluding the date of repayment, with such interest being an obligation of the Master Servicer and not the Trust Fund. The Master Servicer shall reimburse the Trustee for the amount of any Advance made by the Trustee pursuant to this
Section 4.01(d) together with accrued interest, not later than 6:00 p.m. (New York time) on the Business Day following the related Distribution Date. In the event that the Master Servicer does not reimburse the Trustee in accordance with the requirements of the preceding sentence, the Trustee shall immediately
(i) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (ii) subject to the limitations set forth in Section 3.04, assume all of the rights and obligations of the Master Servicer hereunder.

          (e) The Master Servicer shall, not later than the close of business on the second Business Day immediately preceding each Distribution Date, deliver to the Trustee a report (in form and substance reasonably satisfactory to the Trustee) that indicates (i) the Mortgage Loans with respect to which the Master Servicer has determined that the related Scheduled Payments should be advanced and (ii) the amount of the related Scheduled Payments. The Master Servicer shall deliver to the Trustee on the related Master Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Master Servicer to be a Nonrecoverable Advance.

          Section 4.02 Reduction of Servicing Compensation in Connection with
                       Prepayment Interest Shortfalls.

          In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the Master Servicer shall remit any related Compensating Interest as part of the related Interest Remittance Amount as provided in this Agreement. The Master Servicer shall not be entitled to any recovery or reimbursement for Compensating Interest from the Depositor, the Trustee, either Seller, the Guarantor, the Trust Fund, the Class 1-AV-1 Insurer or the Certificateholders.



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          Section 4.03 [Reserved]

          Section 4.04 Distributions.

          (a) Distributions of Interest Funds for Loan Group 1. On each Distribution Date, the Interest Funds for such Distribution Date for Loan Group 1 shall be allocated from the Distribution Account in the following order of priority:

               (i) from the Interest Funds for Loan Group 1, concurrently to each Class of Class AF Certificates, the Current Interest and Interest Carry Forward Amount for each such Class and such Distribution Date, pro rata, based on their respective entitlements,

               (ii) from the remaining Interest Funds for Loan Group 1, sequentially:

                    (a) to the Class MF-1 Certificates, the Current Interest
               for such Class,

                    (b) to the Class MF-2 Certificates, the Current Interest
               for such Class,

                    (c) to the Class MF-3 Certificates, the Current Interest
               for such Class,

                    (d) to the Class MF-4 Certificates, the Current Interest
               for such Class,

                    (e) to the Class MF-5 Certificates, the Current Interest
               for such Class,

                    (f) to the Class MF-6 Certificates, the Current Interest
               for such Class,

                    (g) to the Class MF-7 Certificates, the Current Interest
               for such Class,

                    (h) to the Class MF-8 Certificates, the Current Interest
               for such Class,

                    (i) to the Class BF Certificates, the Current Interest for
               such Class, and

                    (j) any remainder as part of the Fixed Rate Loan Group
               Excess Cashflow.

          (b) Distributions of Interest Funds for Loan Group 2 and Loan Group
3. On each Distribution Date, the Interest Funds for such Distribution Date with respect to Loan Group



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2 and Loan Group 3 shall be allocated by the Trustee from the Distribution
Account in the following order of priority until such Interest Funds have been fully distributed:

               (i) concurrently:

                    (a) from Interest Funds for Loan Group 2, sequentially (1)
               to the Class 1-AV-1 Insurer, the premium payable with respect to the Class 1-AV-1 Policy for such Distribution Date, (2) to the Guarantor, the amount of the Class 1-AV-1 Guaranty Fee for such Distribution Date, (3) to the Class 1-AV-1 Certificates, the Current Interest for such Class and Distribution Date, (4) to the Guarantor, the Class 1-AV-1 Guarantor Reimbursement Amount for such Distribution Date in respect of any amounts previously paid by the Guarantor under the Guaranty other than any amounts used to cover Unpaid Compensating Interest, (5) to the Class 1-AV-1 Insurer, any Class 1-AV-1 Reimbursement Amount for such Distribution Date, (6) to the Guarantor, the Class 1-AV-1 Guarantor Reimbursement Amount for such Distribution Date in respect of any amounts previously paid by the Guarantor to cover Unpaid Compensating Interest, and (7) to the Class 1-AV-1 Certificates, the Interest Carry Forward Amount for such Class and such Distribution Date,

                    (b) from Interest Funds for Loan Group 3, concurrently to
               each Class of Class 2-AV Certificates, the Current Interest and Interest Carry Forward Amount for each such Class and such Distribution Date, pro rata, based on their respective entitlements,

          (ii) from the remaining Interest Funds for Loan Group 2 and Loan Group 3, in the following order of priority:

                    (a) to the Class 1-AV-1 Insurer, any remaining premium
               payable with respect to the Class 1-AV-1 Policy for such Distribution Date not paid pursuant to Section 4.04(b)(i)(a)(1) above,

                    (b) to the Guarantor, the amount of the Class 1-AV-1
               Guaranty Fee not paid pursuant to Section 4.04(b)(i)(a)(2) above,

                    (c) to each Class of Class AV Certificates, any remaining
               Current Interest not paid pursuant to Section 4.04(b)(i)(a)(3) and Section 4.04(b)(i)(b) above, pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest for each such Class; provided that Interest Funds remaining after such allocation to pay any Current Interest based on the Certificate Principal Balances of the Certificates will be distributed to each Class of Class AV Certificates with respect to which there remains any unpaid Current Interest (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such remaining unpaid Current Interest,



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                    (d) to the Guarantor, the Class 1-AV-1 Guarantor
               Reimbursement Amount for such Distribution Date in respect of any amounts previously paid by the Guarantor under the Guaranty other than any amounts used to cover Unpaid Compensating Interest not paid pursuant to Section 4.04(b)(i)(a)(4) above,

                    (e) to the Class 1-AV-1 Insurer, any remaining Class
               1-AV-1 Reimbursement Amount not paid pursuant to Section 4.04(b)(i)(a)(5) above,

                    (f) to the Guarantor, the Class 1-AV-1 Guarantor
               Reimbursement Amount for such Distribution Date in respect of any amounts previously paid by the Guarantor to cover Unpaid Compensating Interest not paid pursuant to Section
               4.04(b)(i)(a)(6) above, and

                    (g) to each Class of Class AV Certificates, any remaining
               Interest Carry Forward Amount not paid pursuant to Section 4.04(b)(i)(a)(7) and Section 4.04(b)(i)(b) above, pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Interest Carry Forward Amount for each such Class; provided that Interest Funds remaining after such allocation to pay any Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each Class of Class AV Certificates with respect to which there remains any unpaid Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such remaining unpaid Interest Carry Forward Amount,

               (iii) from the remaining Interest Funds for Loan Group 2 and Loan Group 3, sequentially:

                    (a) to the Class MV-1 Certificates, the Current Interest
               for such Class,

                    (b) to the Class MV-2 Certificates, the Current Interest
               for such Class,

                    (c) to the Class MV-3 Certificates, the Current Interest
               for such Class,

                    (d) to the Class MV-4 Certificates, the Current Interest
               for such Class,

                    (e) to the Class MV-5 Certificates, the Current Interest
               for such Class,

                    (f) to the Class MV-6 Certificates, the Current Interest
               for such Class,



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                    (g) to the Class MV-7 Certificates, the Current Interest
               for such Class,

                    (h) to the Class MV-8 Certificates, the Current Interest
               for such Class,

                    (i) to the Class BV Certificates, the Current Interest for
               such Class, and

                    (j) any remainder as part of the Adjustable Rate Loan
               Group Excess Cashflow.

          (c) On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to Loan Group 1 shall be allocated by the Trustee from the Distribution Account in the following order of priority:

               (1) with respect to any Distribution Date prior to the Fixed Rate Stepdown Date or on which a Fixed Rate Trigger Event is in effect, from the Principal Distribution Amount for Loan Group 1, sequentially:

               (A) to the Class AF Certificates, in the order and priorities set forth in Section 4.04(c)(3) below until the Certificate Principal Balances thereof are reduced to zero,

               (B) to the Class MF-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (C) to the Class MF-2 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (D) to the Class MF-3 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (E) to the Class MF-4 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (F) to the Class MF-5 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (G) to the Class MF-6 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (H) to the Class MF-7 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (I) to the Class MF-8 Certificates, until the Certificate Principal Balance thereof is reduced to zero,



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               (J) to the Class BF Certificates, until the Certificate
          Principal Balance thereof is reduced to zero, and

               (K) any remainder as part of the Fixed Rate Loan Group Excess Cashflow.

               (2) with respect to any Distribution Date on or after the Fixed Rate Stepdown Date and so long as a Fixed Rate Trigger Event is not in effect from the Principal Distribution Amount for Loan Group 1, sequentially:

               (A) in an amount up to the Class AF Principal Distribution Amount, to the Class AF Certificates in the order and priorities set forth in Section 4.04(c)(3) below, until the Certificate Principal Balances thereof are reduced to zero,

               (B) to the Class MF-1 Certificates, the Class MF-1 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

               (C) to the Class MF-2 Certificates, the Class MF-2 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

               (D) to the Class MF-3 Certificates, the Class MF-3 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

               (E) to the Class MF-4 Certificates, the Class MF-4 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

               (F) to the Class MF-5 Certificates, the Class MF-5 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

               (G) to the Class MF-6 Certificates, the Class MF-6 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

               (H) to the Class MF-7 Certificates, the Class MF-7 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

               (I) to the Class MF-8 Certificates, the Class MF-8 Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

               (J) to the Class BF Certificates, the Class BF Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero, and




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               (K) any remainder as part of the Fixed Rate Loan Group Excess
          Cashflow.

               (3) On each Distribution Date on which any principal amounts are to be distributed to the Class AF Certificates, such amounts shall be distributed to the Class AF Certificates in the following order of priority:

               (A) the NAS Principal Distribution Amount to the Class AF-6 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (B) sequentially, to the Class AF-1, Class AF-2, Class AF-3, Class AF-4 and Class AF-5 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero,

               (C) to the Class AF-6 Certificates without regard to the NAS Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

Notwithstanding the foregoing order of priority, on any Distribution Date on which the aggregate Certificate Principal Balance of the Class AF Certificates is greater than the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 and any amount on deposit in the Pre-Funding Account in respect of Loan Group 1, any principal amounts to be distributed to the Class AF Certificates shall be distributed pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance thereof is reduced to zero, and not as described above.

          (d) On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to Loan Group 2 and Loan Group 3 shall be allocated by the Trustee from the Distribution Account in the following order of priority:

               (1) with respect to any Distribution Date prior to the Adjustable Rate Stepdown Date or on which an Adjustable Rate Trigger Event is in effect, sequentially:

               (A) concurrently:

               (i) from the Principal Distribution Amount for Loan Group 2, sequentially:

                    (a) to the Class 1-AV-1 Insurer, any remaining premium
               payable with respect to the Class 1-AV-1 Policy, to the extent not paid pursuant to Section 4.04(b) above,

                    (b) to the Guarantor, the amount of any remaining Class
               1-AV-1 Guaranty Fee, to the extent not paid pursuant to Section 4.04(b) above,

                    (c) to the Class 1-AV-1 Certificates, until the
               Certificate Principal Balance thereof is reduced to zero,



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                    (d) to the Guarantor, any remaining Class 1-AV-1 Guarantor
               Reimbursement Amount for such Distribution Date in respect of any amounts previously paid by the Guarantor under the Guaranty, other than any amounts used to cover Unpaid Compensating Interest, to the extent not paid pursuant to
               Section 4.04(b) above,

                    (e) to the Class 1-AV-1 Insurer, any remaining Class
               1-AV-1 Reimbursement Amount, to the extent not paid pursuant to
               Section 4.04(b) above,

                    (f) to the Guarantor, any remaining Class 1-AV-1 Guarantor
               Reimbursement Amount for such Distribution Date in respect of any amounts previously paid by the Guarantor to cover Unpaid Compensating Interest, to the extent not paid pursuant to
               Section 4.04(b) above, and

                    (g) to each Class of Class 2-AV Certificates (after the
               distribution of the Principal Distribution Amount from Loan Group 3 as provided in Section 4.04(d)(1)(A)(ii)(a) below), in the order and priorities set forth in Section 4.04(d)(3) below, until the Certificate Principal Balances thereof are reduced to zero,

               (ii) from the Principal Distribution Amount for Loan Group 3, sequentially:

                    (a) to each Class of Class 2-AV Certificates, in the order and priorities set forth in Section 4.04(d)(3) below, until the Certificate Principal Balances thereof are reduced to zero, and

                    (b) from any remaining Principal Distribution Amount for
               Loan Group 3, sequentially:

                         (1) to the Class 1-AV-1 Insurer any remaining premium
                    payable with respect to the Class 1-AV-1 Policy for such Distribution Date, to the extent not previously paid pursuant to Section 4.04(d)(1)(A)(i)(a) above,

                         (2) to the Guarantor any remaining Class 1-AV-1
                    Guaranty Fee, to the extent not previously paid pursuant to Section 4.04(d)(1)(A)(i)(b) above,

                         (3) to the Class 1-AV-1 Certificates (after the
                    distribution of the Principal Distribution Amount from Loan Group 2 as provided in Section 4.04(d)(1)(A)(i)(c) above), until the Certificate Principal Balance thereof is reduced to zero,

                         (4) to the Guarantor, any remaining Class 1-AV-1
                    Guarantor Reimbursement Amount for such Distribution Date in respect of any amounts previously paid by the Guarantor under the



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



                    Guaranty, other than amounts used to cover Unpaid Compensating Interest, to the extent not previously paid pursuant to Section 4.04(d)(1)(A)(i)(d) above,

                         (5) to the Class 1-AV-1 Insurer any remaining Class
                    1-AV-1 Reimbursement Amount not previously paid pursuant to Section 4.04(d)(1)(A)(i)(e) above, and

                         (6) to the Guarantor, any remaining Class 1-AV-1
                    Guarantor Reimbursement Amount for such Distribution Date in respect of any amounts previously paid by the Guarantor to cover Unpaid Compensating Interest, to the extent not previously paid pursuant to Section 4.04(d)(1)(A)(i)(f) above,

               (B) from the remaining Principal Distribution Amounts for Loan Group 2 and Loan Group 3, sequentially:

               (i) to the Class MV-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (ii) to the Class MV-2 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (iii) to the Class MV-3 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (iv) to the Class MV-4 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (v) to the Class MV-5 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (vi) to the Class MV-6 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (vii) to the Class MV-7 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (viii) to the Class MV-8 Certificates, until the Certificate Principal Balance thereof is reduced to zero,

               (ix) to the Class BV Certificates, until the Certificate Principal Balance thereof is reduced to zero, and

               (x) any remainder as part of the Adjustable Rate Loan Group Excess Cashflow.



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               (2) with respect to any Distribution Date on or after the
     Adjustable Rate Stepdown Date and so long as an Adjustable Rate Trigger Event is in not effect, from the Principal Distribution Amounts for Loan Group 2 and Loan Group 3, sequentially:

               (A) concurrently:

               (i) from the Principal Distribution Amount for Loan Group 2, sequentially:

                    (a) to the Class 1-AV-1 Insurer, any remaining premium
               payable with respect to the Class 1-AV-1 Policy, to the extent not paid pursuant to Section 4.04(b) above,

                    (b) to the Guarantor, the amount of any remaining Class
               1-AV-1 Guaranty Fee, to the extent not paid pursuant to Section 4.04(b) above,

                    (c) to the Class 1-AV-1 Certificates, in an amount up to
               the lesser of the Class 1-AV-1 Principal Distribution Amount and the Class 1-AV-1 Principal Distribution Target Amount, until the Certificate Principal Balance thereof is reduced to zero,

                    (d) to the Guarantor, any remaining Class 1-AV-1 Guarantor
               Reimbursement Amount for such Distribution Date in respect of any amounts previously paid by the Guarantor under the Guaranty, other than any amounts used to cover Unpaid Compensating Interest, to the extent not paid pursuant to
               Section 4.04(b) above,

                    (e) to the Class 1-AV-1 Insurer, any remaining Class
               1-AV-1 Reimbursement Amount, to the extent not paid pursuant to
               Section 4.04(b) above,

                    (f) to the Guarantor, any remaining Class 1-AV-1 Guarantor
               Reimbursement Amount for such Distribution Date in respect of any amounts previously paid by the Guarantor to cover Unpaid Compensating Interest, to the extent not paid pursuant to
               Section 4.04(b) above, and

                    (g) to each Class of Class 2-AV Certificates, in an amount up to the lesser of the Class 2-AV Principal Distribution Amount and the Class 2-AV Principal Distribution Target Amount (in each case, after the distribution of the Principal Distribution Amount from Loan Group 3 as provided in Section 4.04(d)(2)(A)(ii)(a) below), in the order and priorities set forth in Section 4.04(d)(3) below, until the Certificate Principal Balances thereof are reduced to zero,

               (ii) from the Principal Distribution Amount for Loan Group 3, sequentially:



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                         (a) to each Class of Class 2-AV Certificates, in an
                    amount up to the lesser of the Class 2-AV Principal Distribution Amount and the Class 2-AV Principal Distribution Target Amount, in the order and priorities set forth in Section 4.04(d)(3) below, until the Certificate Principal Balances thereof are reduced to zero, and

                         (b) to the Class 1-AV-1 Certificates, in an amount up
                    to the lesser of the Class 1-AV-1 Principal Distribution Amount and the Class 1-AV-1 Principal Distribution Target Amount (in each case, after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in Section 4.04(d)(2)(A)(i)(c) above) until the Certificate Principal Balance thereof is reduced to zero,

                      (B) from the remaining Principal Distribution Amounts for
               Loan Group 2 and Loan Group 3, sequentially:

                    (i) to the Class MV-1 Certificates, the Class MV-1
               Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

                    (ii) to the Class MV-2 Certificates, the Class MV-2
               Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

                    (iii) to the Class MV-3 Certificates, the Class MV-3
               Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

                    (iv) to the Class MV-4 Certificates, the Class MV-4
               Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

                    (v) to the Class MV-5 Certificates, the Class MV-5
               Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

                    (vi) to the Class MV-6 Certificates, the Class MV-6
               Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

                    (vii) to the Class MV-7 Certificates, the Class MV-7
               Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

                    (viii) to the Class MV-8 Certificates, the Class MV-8
               Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero,

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                    (ix) to the Class BV Certificates, the Class BV Principal
               Distribution Amount until the Certificate Principal Balance thereof is reduced to zero, and

                    (x) any remainder as part of the Adjustable Rate Loan
               Group Excess Cashflow.

                    (3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-AV Certificates, such amounts shall be distributed sequentially, to the Class 2-AV-1, Class 2-AV-2 and Class 2-AV-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero.

Notwithstanding the foregoing order of priority, on any Distribution Date on which (x) the aggregate Certificate Principal Balance of the Class AV Certificates is greater than the sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 and (ii) any amount on deposit in the Pre-Funding Account in respect of Loan Group 2 and Loan Group 3 and (y) the aggregate Certificate Principal Balance of the Class 2-AV Certificates is greater than the sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 and (ii) any amount on deposit in the Pre-Funding Account in respect of Loan Group 3, any principal amounts to be distributed to the Class 2-AV Certificates shall be distributed pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balance thereof is reduced to zero, and not as described above.

          (e) With respect to any Distribution Date, any Fixed Rate Loan Group Excess Cashflow and, in the case of clauses 1, 3, 5, 7, 9, 11, 13, 15, 17 and 19 below, any amounts in the Credit Comeback Excess Account available for such Distribution Date, shall be paid to the Classes of Certificates in the following order of priority, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Fixed Rate Loan Group Excess Cashflow:

               (1) to the Holders of the Class or Classes of Class AF Certificates and Fixed Rate Subordinate Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for Loan Group 1, payable to such Holders as part of the Principal Distribution Amount pursuant to Section 4.04(c) above; provided however that Credit Comeback Excess Cashflow (if any) shall only be distributed pursuant to this clause, on or after the Distribution Date in February 2005 and if the Fixed Rate Overcollateralization Target Amount has at any previous time been met;

               (2) to the Holders of the Class MF-1 Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;

               (3) to the Holders of the Class MF-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;

               (4) to the Holders of the Class MF-2 Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;



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               (5) to the Holders of the Class MF-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;

               (6) to the Holders of the Class MF-3 Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;

               (7) to the Holders of the Class MF-3 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;

               (8) to the Holders of the Class MF-4 Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;

               (9) to the Holders of the Class MF-4 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;

               (10) to the Holders of the Class MF-5 Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;

               (11) to the Holders of the Class MF-5 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;

               (12) to the Holders of the Class MF-6 Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;

               (13) to the Holders of the Class MF-6 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;

               (14) to the Holders of the Class MF-7 Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;

               (15) to the Holders of the Class MF-7 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;

               (16) to the Holders of the Class MF-8 Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;

               (17) to the Holders of the Class MF-8 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;

               (18) to the Holders of the Class BF Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;

               (19) to the Holders of the Class BF Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;

               (20) to the Carryover Reserve Fund and from the Carryover Reserve Fund to each Class of Class AF Certificates and Fixed Rate Subordinate Certificates (in the case of the Class AF-1 Certificates after application of amounts received under the



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     Class AF-1 Corridor Contract to cover Net Rate Carryover), pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any unpaid Net Rate Carryover for each such Class; and then any Fixed Rate Loan Group Excess Cashflow remaining after such allocation to pay
     Net Rate Carryover based on the Certificate Principal Balances of the Certificates shall be distributed to each Class of Class AF Certificates and Fixed Rate Subordinate Certificates with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of such unpaid Net Rate Carryover;

               (21) on or after the Distribution Date in February 2005, if the Adjustable Rate Overcollateralization Target Amount has at any previous time been met, to the Holders of the Class or Classes of Class AV Certificates and Adjustable Rate Subordinate Certificates then entitled to receive distributions in respect of principal, payable to such Holders as part of the Principal Distribution Amount as described under Section 4.04(d) above, in an amount equal to the Extra Principal Distribution Amount for Loan Group 2 and Loan Group 3 not covered by the Adjustable Rate Loan Group Excess Cashflow, allocated pro rata based on the Extra Principal Distribution Amount for Loan Group 2 and Loan Group 3 not covered by the Adjustable Rate Loan Group Excess Cashflow;

               (22) to the Holders of the Class MV-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-1 Certificates remaining undistributed after application of the Adjustable Rate Loan Group Excess Cashflow;

               (23) to the Holders of the Class MV-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-2 Certificates remaining undistributed after application of the Adjustable Rate Loan Group Excess Cashflow;

               (24) to the Holders of the Class MV-3 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-3 Certificates remaining undistributed after application of the Adjustable Rate Loan Group Excess Cashflow;

               (25) to the Holders of the Class MV-4 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-4 Certificates remaining undistributed after application of the Adjustable Rate Loan Group Excess Cashflow;

               (26) to the Holders of the Class MV-5 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-5 Certificates remaining undistributed after application of the Adjustable Rate Loan Group Excess Cashflow;

               (27) to the Holders of the Class MV-6 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-6 Certificates remaining undistributed after application of the Adjustable Rate Loan Group Excess Cashflow;

               (28) to the Holders of the Class MV-7 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MV-7 Certificates remaining undistributed after application of the Adjustable Rate Loan Group Excess Cashflow;



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               (29) to the Holders of the Class MV-8 Certificates, in an
     amount equal to the Unpaid Realized Loss Amount for the Class MV-8 Certificates remaining undistributed after application of the Adjustable Rate Loan Group Excess Cashflow;

               (30) to the Holders of the Class BV Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class BV Certificates remaining undistributed after application of the Adjustable Rate Loan Group Excess Cashflow;

               (31) to the Carryover Reserve Fund, in an amount equal to the Required Secondary Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on such Distribution Date without regard to any excess Corridor Contract proceeds);

               (32) to the Class CF Certificateholders, the Class CF Distributable Amount for such Distribution Date; and

               (33) to the Class A-R Certificates, any remaining amount.

          (f) With respect to any Distribution Date, any Adjustable Rate Loan Group Excess Cashflow shall be paid to the Classes of Certificates in the following order of priority, in each case to the extent of remaining Adjustable Rate Loan Group Excess Cashflow:

               (1) to the Holders of the Class or Classes of Class AV Certificates and Adjustable Rate Subordinate Certificates then entitled to receive distributions in respect of principal, in an amount equal to the aggregate Extra Principal Distribution Amount of Loan Group 2 and Loan Group 3, payable to such Holders of each such Class as part of the Principal Distribution Amount for Loan Group 2 and Loan Group 3, respectively, pursuant to Section 4.04(d) above;

               (2) to the Holders of the Class MV-1 Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;

               (3) to the Holders of the Class MV-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;

               (4) to the Holders of the Class MV-2 Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;

               (5) to the Holders of the Class MV-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;

               (6) to the Holders of the Class MV-3 Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;

               (7) to the Holders of the Class MV-3 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;



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



               (8) to the Holders of the Class MV-4 Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;

               (9) to the Holders of the Class MV-4 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;

               (10) to the Holders of the Class MV-5 Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;

               (11) to the Holders of the Class MV-5 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;

               (12) to the Holders of the Class MV-6 Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;

               (13) to the Holders of the Class MV-6 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;

               (14) to the Holders of the Class MV-7 Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;

               (15) to the Holders of the Class MV-7 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;

               (16) to the Holders of the Class MV-8 Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;

               (17) to the Holders of the Class MV-8 Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;

               (18) to the Holders of the Class BV Certificates, in an amount equal to any Interest Carry Forward Amount for such Class;

               (19) to the Holders of the Class BV Certificates, in an amount equal to the Unpaid Realized Loss Amount for such Class;

               (20) to the Carryover Reserve Fund and from the Carryover Reserve Fund to each Class of Class AV Certificates and Adjustable Rate Subordinate Certificates (in each case after application of amounts received under the applicable Corridor Contract to cover Net Rate Carryover), pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such Class remaining after application of amounts under the applicable Corridor Contract; provided that any Adjustable Rate Loan Group Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the Certificates shall be distributed to each Class of Class AV Certificates and Adjustable Rate Subordinate Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover;



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               (21) on or after the Distribution Date in February 2005, if the
     Fixed Rate Overcollateralization Target Amount has at any previous time been met, to the Holders of the Class or Classes of Class AF Certificates and Fixed Rate Subordinate Certificates then entitled to receive distributions in respect of principal, payable to such Holders as part of the Principal Distribution Amount pursuant to Section 4.04(c) above, in an amount equal to the Extra Principal Distribution Amount for Loan Group 1 not covered by the Fixed Rate Loan Group Excess Cashflow or Credit Comeback Excess Cashflow;

               (22) to the Holders of the Class MF-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-1 Certificates remaining undistributed after application of the Fixed Rate Loan Group Excess Cashflow or Credit Comeback Excess Cashflow;

               (23) to the Holders of the Class MF-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-2 Certificates remaining undistributed after application of the Fixed Rate Loan Group Excess Cashflow or Credit Comeback Excess Cashflow;

               (24) to the Holders of the Class MF-3 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-3 Certificates remaining undistributed after application of the Fixed Rate Loan Group Excess Cashflow or Credit Comeback Excess Cashflow;

               (25) to the Holders of the Class MF-4 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-4 Certificates remaining undistributed after application of the Fixed Rate Loan Group Excess Cashflow or Credit Comeback Excess Cashflow;

               (26) to the Holders of the Class MF-5 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-5 Certificates remaining undistributed after application of the Fixed Rate Loan Group Excess Cashflow or Credit Comeback Excess Cashflow;

               (27) to the Holders of the Class MF-6 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-6 Certificates remaining undistributed after application of the Fixed Rate Loan Group Excess Cashflow or Credit Comeback Excess Cashflow;

               (28) to the Holders of the Class MF-7 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-7 Certificates remaining undistributed after application of the Fixed Rate Loan Group Excess Cashflow or Credit Comeback Excess Cashflow;

               (29) to the Holders of the Class MF-8 Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class MF-8 Certificates remaining undistributed after application of the Fixed Rate Loan Group Excess Cashflow or Credit Comeback Excess Cashflow;



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               (30) to the Holders of the Class BF Certificates, in an amount equal to the Unpaid Realized Loss Amount for the Class BF Certificates remaining undistributed after application of the Fixed Rate Loan Group Excess Cashflow or Credit Comeback Excess Cashflow;

               (31) to the Carryover Reserve Fund, in an amount equal to the Required Secondary Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on such Distribution Date without regard to any excess Corridor Contract proceeds);

               (32) to the Class CV Certificateholders, the Class CV Distributable Amount for such Distribution Date; and

               (33) to the Class A-R Certificates, any remaining amount.

          (g) On each Distribution Date on or prior to each Corridor Contract Termination Date, amounts received by the Trustee in respect of each Corridor Contract for such Distribution Date shall be withdrawn from the Carryover Reserve Fund and distributed:

               (1) in the case of any such amounts received on the Class AF-1 Corridor Contract, to the Class AF-1 Certificates to the extent needed to pay any Net Rate Carryover with respect to such Class;

               (2) in the case of any such amounts received on the Class 1-AV-1 Corridor Contract, to the Class 1-AV-1 Certificates to the extent needed to pay any Net Rate Carryover with respect to such Class;

               (3) in the case of any such amounts received on the Class 2-AV Corridor Contract, concurrently to each Class of Class 2-AV Certificates, pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such Class; and then, any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the Class 2-AV Certificates shall be distributed to each Class of Class 2-AV Certificates to the extent needed to pay any remaining unpaid Net Rate Carryover, pro rata, based on the amount of such remaining unpaid Net Rate Carryover;

               (4) in the case of any such amounts received on the Adjustable Rate Subordinate Corridor Contract, concurrently to each Class of Adjustable Rate Subordinate Certificates, pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such Class; and then, any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the Adjustable Rate Subordinate Certificates shall be distributed to each Class of Adjustable Rate Subordinate Certificates to the extent needed to pay any remaining unpaid Net Rate Carryover, pro rata, based on the amount of such remaining unpaid Net Rate Carryover; and



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               (5) any remaining amounts to the Holders of the Class C
     Certificates as provided in Section 4.08(c).

          (h) To the extent that a Class of Interest Bearing Certificates receives interest in excess of the Net Rate Cap, such interest shall be deemed to have been paid to the Carryover Reserve Fund and then paid by the Carryover Reserve Fund to those Certificateholders. For purposes of the Code, amounts deemed deposited in the Carryover Reserve Fund shall be deemed to have first been distributed (i) in the case of any such amounts relating to the Class AF-1 Corridor Contract, the Class CF Certificates, and (ii) in the case of any such amounts relating to the Class 1-AV-1 Corridor Contract, the Class 2-AV Corridor Contract and the Adjustable Rate Subordinate Corridor Contract, the Class CV Certificates.

          (i) On each Distribution Date, all Prepayment Charges (including amounts deposited in connection with the full or partial waiver of such Prepayment Charges pursuant to Section 3.20) with respect to Loan Group 1 shall be allocated to the Class PF Certificates. On each Distribution Date, all Prepayment Charges (including amounts deposited in connection with the full or partial waiver of such Prepayment Charges pursuant to Section 3.20) with respect to Loan Group 2 and Loan Group 3 shall be allocated to the Class PV Certificates. On the Class PF Principal Distribution Date, the Trustee shall make the $100.00 distribution to the Class PF Certificates as specified in Section 3.08. On the Class PV Principal Distribution Date, the Trustee shall make the $100.00 distribution to the Class PV Certificates as specified in Section 3.08.

          (j) On each Distribution Date, the Trustee shall allocate any Applied Realized Loss Amount for Loan Group 1 to reduce the Certificate Principal Balances of the Fixed Rate Subordinate Certificates in the following order of priority:

               (1) to the Class BF Certificates until the Certificate Principal Balance thereof is reduced to zero;

               (2) to the Class MF-8 Certificates until the Certificate Principal Balance thereof is reduced to zero;

               (3) to the Class MF-7 Certificates until the Certificate Principal Balance thereof is reduced to zero;

               (4) to the Class MF-6 Certificates until the Certificate Principal Balance thereof is reduced to zero;

               (5) to the Class MF-5 Certificates until the Certificate Principal Balance thereof is reduced to zero;

               (6) to the Class MF-4 Certificates until the Certificate Principal Balance thereof is reduced to zero;

               (7) to the Class MF-3 Certificates until the Certificate Principal Balance thereof is reduced to zero;



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               (8) to the Class MF-2 Certificates until the Certificate
     Principal Balance thereof is reduced to zero; and

               (9) to the Class MF-1 Certificates until the Certificate Principal Balance thereof is reduced to zero.

          (k) On each Distribution Date, the Trustee shall allocate any Applied Realized Loss Amount for Loan Group 2 and Loan Group 3 to reduce the Certificate Principal Balances of the Adjustable Rate Subordinate Certificates in the following order of priority:

               (1) to the Class BV Certificates until the Certificate Principal Balance thereof is reduced to zero;

               (2) to the Class MV-8 Certificates until the Certificate Principal Balance thereof is reduced to zero;

               (3) to the Class MV-7 Certificates until the Certificate Principal Balance thereof is reduced to zero;

               (4) to the Class MV-6 Certificates until the Certificate Principal Balance thereof is reduced to zero;

               (5) to the Class MV-5 Certificates until the Certificate Principal Balance thereof is reduced to zero;

               (6) to the Class MV-4 Certificates until the Certificate Principal Balance thereof is reduced to zero;

               (7) to the Class MV-3 Certificates until the Certificate Principal Balance thereof is reduced to zero;

               (8) to the Class MV-2 Certificates until the Certificate Principal Balance thereof is reduced to zero; and

               (9) to the Class MV-1 Certificates until the Certificate Principal Balance thereof is reduced to zero.

          (l) On each Distribution Date, the Trustee shall allocate the amount of the Subsequent Recoveries for Loan Group 1, if any, to increase the Certificate Principal Balances of the Fixed Rate Subordinate Certificates to which Applied Realized Loss Amounts have been previously allocated in the following order of priority:

               (1) to the Class MF-1 Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class MF-1 Certificates;

               (2) to the Class MF-2 Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class MF-2 Certificates;



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               (3) to the Class MF-3 Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class MF-3 Certificates;

               (4) to the Class MF-4 Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class MF-4 Certificates;

               (5) to the Class MF-5 Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class MF-5 Certificates;

               (6) to the Class MF-6 Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class MF-6 Certificates;

               (7) to the Class MF-7 Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class MF-7 Certificates;

               (8) to the Class MF-8 Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class MF-8 Certificates; and

               (9) to the Class BF Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class BF Certificates.

          (m) On each Distribution Date, the Trustee shall allocate the amount of the Subsequent Recoveries for Loan Group 2 and Loan Group 3, if any, to increase the Certificate Principal Balances of the Adjustable Rate Subordinate Certificates to which Applied Realized Loss Amounts have been previously allocated in the following order of priority:

               (1) to the Class MV-1 Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class MV-1 Certificates;

               (2) to the Class MV-2 Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class MV-2 Certificates;

               (3) to the Class MV-3 Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class MV-3 Certificates;

               (4) to the Class MV-4 Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class MV-4 Certificates;

               (5) to the Class MV-5 Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class MV-5 Certificates;

               (6) to the Class MV-6 Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class MV-6 Certificates;

               (7) to the Class MV-7 Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class MV-7 Certificates;



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               (8) to the Class MV-8 Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class MV-8 Certificates;

               (9) to the Class BV Certificates, but not by more than the amount of the Unpaid Realized Loss Amount of the Class BV Certificates;

Holders of Certificates to which any Subsequent Recoveries have been allocated shall not be entitled to any payment in respect of Current Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs.

          Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with an aggregate initial Certificate Principal Balance of not less than $1,000,000 or evidencing a Percentage Interest aggregating 10% or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

          Payments to the Guarantor on each Distribution Date shall be made by wire transfer of immediately available funds to the following account:

          FNMA Federal Reserve Account
          Telegraphic FNMA NYC ABA 021039500
          Ref. GR466 04-T10

          Payments to the Class 1-AV-1 Insurer on each Distribution Date shall be made by wire transfer of immediately available funds to the following account:

          Bank:  Fleet Bank NA
          777 Main Street
          Hartford, CT  06115-2001
          ABA #011900571

          For the Account of:  XL Capital Assurance Inc.
          1221 Avenue of the Americas
          New York, NY  10020-1001
          Account Number:      94278 35841

          On or before 5:00 p.m. Pacific time on the second Business Day following each Determination Date, the Master Servicer shall deliver a report to the Trustee (in the form of a computer readable magnetic tape or by such other means as the Master Servicer and the Trustee may agree from time to time) containing such data and information as agreed to by the Master



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Servicer and the Trustee (including, without limitation, the actual mortgage rate for each Credit Comeback Loan) such as to permit the Trustee to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date (the "Remittance Report"). The Trustee shall not be responsible to recompute, recalculate or verify information provided to it by the Master Servicer and shall be permitted to conclusively rely on any information provided to it by the Master Servicer.

          On or before 5:00 p.m. Eastern time on the fourth Business Day preceding each Distribution Date or, upon request, on or before 5:00 p.m. Pacific time on the second Business Day following each Determination Date, the Master Servicer shall deliver a report to the Guarantor (using the internet and the following domain name: whole_loan_remic@fanniemae.com or by such other means as the Master Servicer and the Guarantor may agree from time to time) containing such data and information regarding the Group 2 Mortgage Loans and Group 3 Mortgage Loans as is specified in Guarantor's "Private Label Wrap Deals - Quick Start Guide for Lenders" or such other data and information as the Master Servicer and the Guarantor may agree from time to time.

          Section 4.05 Monthly Statements to Certificateholders.

          (a) Not later than each Distribution Date, the Trustee shall prepare and cause to be forwarded by first class mail to each Holder of a Class of Certificates of the Trust Fund, the Master Servicer, each Seller, the Guarantor, the Class 1-AV-1 Insurer and the Depositor a statement setting forth for the Certificates:

               (1) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

               (2) the amount of such distribution to Holders of each Class allocable to interest;

               (3) any Interest Carry Forward Amount for each Class;

               (4) the Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date, (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date and (iii) the allocation of any Subsequent Recoveries for such Distribution Date;

               (5) the aggregate Stated Principal Balance of the Mortgage Loans for the Mortgage Pool and each Loan Group;

               (6) the related amount of the Servicing Fees paid to or retained by the Master Servicer for the related Due Period;

               (7) the Pass-Through Rate for each Class of Certificates with respect to the current Accrual Period;



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               (8) the Net Rate Carryover paid on any Class of Certificates on such Distribution Date and any Net Rate Carryover remaining on any Class of Certificates on such Distribution Date;

               (9) the amount of Advances for each Loan Group included in the distribution on such Distribution Date;

               (10) the number and aggregate principal amounts of Mortgage Loans in each Loan Group: (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, and (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

               (11) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month in each Loan Group, the loan number and Stated Principal Balance of such Mortgage Loan and the date of acquisition thereof;

               (12) the total number and Stated Principal Balance of any Mortgage Loans converted to REO Properties in each Loan Group as of the close of business on the Determination Date preceding such Distribution Date;

               (13) the aggregate Stated Principal Balance of all Liquidated Mortgage Loans;

               (14) with respect to any Liquidated Mortgage Loan in each Loan Group, the loan number and Stated Principal Balance relating thereto;

               (15) whether a Fixed Rate Trigger Event or an Adjustable Rate Trigger Event has occurred;

               (16) the amount of the distribution made to the Holders of the Class P Certificates;

               (17) prior to the end of the Funding Period, (A) the amount on deposit in the Pre-Funding Account (if any) on the related Determination Date (net of investment income) and (B) the aggregate Stated Principal Balances of the Subsequent Mortgage Loans for Subsequent Transfer Dates occurring during the related Due Period; and on the Distribution Date immediately following the end of the Funding Period, any unused Pre-Funded Amount (if any) included in the Principal Distribution Amount for such Distribution Date;

               (18) the amount, if any, of Realized Losses and Subsequent Recoveries allocated to the Fixed Rate Subordinate Certificates and the Adjustable Rate Subordinate Certificates for such Distribution Date;

               (19) the amount, if any, received under each Corridor Contract for such Distribution Date;



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               (20) all payments made by the Master Servicer in respect of
     Compensating Interest for such Distribution Date;

               (21) the information set forth in the Prepayment Charge
     Schedule;

               (22) with respect to any Mortgage Loan repurchased by a Seller or purchased by the Depositor, the Guarantor or the Master Servicer, the loan number and Stated Principal Balance relating thereto;

               (23) the amount paid by the Guarantor under the Fannie Mae Guaranty for such Distribution Date;

               (24) all amounts paid to the Guarantor in respect of the Guarantor Reimbursement Amount for such Distribution Date;

               (25) the amount paid by the Class 1-AV-1 Insurer under the Class 1-AV-1 Policy for such Distribution Date; and

               (26) all amounts paid to the Class 1-AV-1 Insurer in respect of the Class 1-AV-1 Reimbursement Amount for such Distribution Date.

          (b) The Trustee's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer. The Trustee shall send a copy of each statement provided pursuant to this
Section 4.05 to each Rating Agency, the Class 1-AV-1 Insurer, the Guarantor and the NIM Insurer. The Trustee may make the above information available to Certificateholders and the Class 1-AV-1 Insurer via the Trustee's website at http://www.bnyinvestorreporting.com.

          On the third Business Day preceding each Distribution Date, the Trustee shall deliver to the Guarantor (by electronic medium as specified in the next sentence) a statement identifying the Class Factor for the Class 1-AV-1 Certificates. The Trustee shall deliver such statement on or before 12:00 p.m. (New York time) on such day via the internet using the following domain name: bond_admin@fanniemae.com. If a Guarantor Payment will be payable on a Distribution Date, all information required under Section 4.05(a) must also be similarly delivered to the Guarantor on such third Business Day preceding such Distribution Date. The second consecutive failure by the Trustee to deliver such Class Factor for the Class 1-AV-1 Certificates (or to deliver an accurate Class Factor for the Class 1-AV-1 Certificates) to the Guarantor shall constitute an event of default and permit the Guarantor to remove the Trustee for cause; provided that the Master Servicer had delivered the information set forth above for the related Distribution Date to the Trustee.

          (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(1), (a)(2) and (a)(6) of this Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to



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have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

          (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class A-R Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class A-R Certificates with respect to the following matters:

               (1) The original projected principal and interest cash flows on the Closing Date on each related Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

               (2) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each related Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

               (3) The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

               (4) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each related Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

               (5) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the related REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

               (6) The amount and timing of any non-interest expenses of the related REMIC; and

               (7) Any taxes (including penalties and interest) imposed on the related REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

          The information pursuant to clauses (1), (2), (3) and (4) above shall be provided by the Depositor pursuant to Section 8.11.

          Section 4.06 Fannie Mae Guaranty.

          On each Distribution Date following receipt of a statement (as set forth in Section 4.05) that indicates a Deficiency Amount for such Distribution Date, the Guarantor shall distribute a Guarantor Payment in an aggregate amount equal to the Deficiency Amount for such Distribution Date directly to the Holders of the Guaranteed Certificates, without first depositing



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such amount in the Distribution Account, as follows: (i) the Class 1-AV-1
Guaranteed Interest Distribution Amount shall be distributed as interest with respect to the Guaranteed Certificates, as provided in Section 4.04(b)(i); and
(ii) the Class 1-AV-1 Guaranteed Principal Distribution Amount shall be distributed as principal with respect to the applicable Guaranteed Certificates, as provided in Section 4.04(d)(1)(A)(i) or Section
4.04(d)(2)(A)(i), as applicable.

          Section 4.07 Class 1-AV-1 Policy.

          (a) The Trustee shall establish a separate non-interest bearing trust account which shall be an Eligible Account for the benefit of Holders of the Class 1-AV-1 Certificates and the Class 1-AV-1 Insurer referred to herein as the "Class 1-AV-1 Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit upon receipt any amount paid under the Class 1-AV-1 Policy in the Class 1-AV-1 Policy Payments Account and distribute such amount only for purposes of payment to the Class 1-AV-1 Certificates of the Class 1-AV-1 Insured Payment for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee, the Co-Trustee or the Trust Fund or to pay any other Class of Certificates. Amounts paid under the Class 1-AV-1 Policy, to the extent needed to pay any Class 1-AV-1 Certificate Deficiency Amount, shall be transferred to the Distribution Account on the related Distribution Date, and the portion thereof representing the Class 1-AV-1 Certificate Deficiency Amount shall be disbursed by the Trustee to the Class 1-AV-1 Certificateholders, in each case as if it were a distribution to the Holders of such Certificates pursuant to Section
4.04. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay other distributions to the Class 1-AV-1 Certificateholders, as applicable, with other funds available to make such payment. However, the amount of any payment of principal or of interest on the Class 1-AV-1 Certificates to be paid from funds transferred from the Class 1-AV-1 Policy Payments Account shall be noted as provided in paragraph (d) below and in the statement to be furnished to Holders of such Class of Certificates pursuant to Section 4.05. Funds held in the Class 1-AV-1 Policy Payments Account shall not be invested. Any funds remaining in the Class 1-AV-1 Policy Payments Account on the first Business Day following a Distribution Date shall be returned to the Class 1-AV-1 Insurer pursuant to the written instructions of the Class 1-AV-1 Insurer by the end of such Business Day.

          (b) If the Trustee has determined that a Class 1-AV-1 Certificate Deficiency Amount is required to be paid under the Class 1-AV-1 Policy with respect to such Distribution Date, it shall deliver a Payment Notice (in the form attached as Exhibit A to the Class 1-AV-1 Policy) to the Class 1-AV-1 Insurer no later than 12:00 noon, New York City time on the second Business Day preceding such Distribution Date and shall provide a copy thereof to the Master Servicer at or prior to the time such Payment Notice is received by the Class 1-AV-1 Insurer. The Payment Notice shall constitute a claim therefor pursuant to the Class 1-AV-1 Policy.

          (c) If the Trustee receives a certified copy of an order of the appropriate court (an "Order") that any prior distribution made on the Class 1-AV-1 Certificates constitutes an Avoided Payment, the Trustee shall so notify the Class 1-AV-1 Insurer, shall comply with the provisions of the Class 1-AV-1 Policy to obtain payment by the Class 1-AV-1 Insurer of such Avoided Payment and shall, at the time it provides notice to the Class 1-AV-1 Insurer, notify each holder of the affected Class 1-AV-1 Certificates by mail that (x) subject to the terms of the



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Class 1-AV-1 Policy, the Class 1-AV-1 Insurer will disburse the Avoided
Payment directly to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order on the fourth Business Day following such Certificateholder's making timely delivery to the Trustee of (i) a certified copy of a final order of a court exercising jurisdiction in the related insolvency proceeding to the effect that the Certificateholder or the Trustee on behalf of the Certificateholder is required to return any such payment or portion thereof because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed, (ii) an assignment (substantially in the form attached as Exhibit B to the Class 1-AV-1 Policy), properly completed and executed by such Certificateholder, irrevocably assigning to the Class 1-AV-1 Insurer all rights and claims of such Owner relating to or arising under such Avoided Payment and (iii) a Payment Notice (in the form attached as Exhibit A to the Class 1-AV-1 Policy), appropriately completed and executed by the Trustee, provided that if such documents are received after 10:00 a.m., New York time, on such Business Day, they will be deemed to be received on the following Business Day, and (y) if any such Avoided Payment is recovered from such Certificateholder pursuant to such Order, such Certificateholder will be entitled to payment pursuant to the Class 1-AV-1 Policy. A copy of the Class 1-AV-1 Policy shall be made available to each affected Certificateholder through the Trustee, and the Trustee shall furnish to the Class 1-AV-1 Insurer or its fiscal agent, if any, a copy of its records evidencing the payments that have been made by the Trustee and subsequently recovered from Certificateholders and the dates on which such payments were made.

          (d) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class 1-AV-1 Certificates from moneys received under the Class 1-AV-1 Policy. The Class 1-AV-1 Insurer shall have the right to inspect such records at reasonable times during normal business hours upon two Business Day's prior notice to the Trustee.

          (e) The Holders of the Class 1-AV-1 Certificates are not entitled to institute proceedings directly against the Class 1-AV-1 Insurer. Each Holder of the Class 1-AV-1 Certificates, by its purchase of Class 1-AV-1 Certificates hereby agrees that the Class 1-AV-1 Insurer may at any time during the continuation of any proceeding relating to an Avoided Payment, direct all matters relating to such Avoided Payment on their behalf, including, without limitation, the direction of any appeal of any order relating to such preference claim and the posting of any surety, supersedes or performance bond pending any such appeal.

          (f) Any payments to the Class 1-AV-1 Insurer shall be made by wire transfer of immediately available funds to the following Federal Reserve Account (unless and until the Class 1-AV-1 Insurer notifies the Trustee of a change in such account information in writing):

              Fleet Bank, N.A.
              777 Main Street
              Hartford, CT 06115-2001
              ABA Number: 011900571
              For the Account of: XL Capital Assurance Inc.
              1221 Avenue of the Americas, 31st Floor
              New York, NY 10020-1001



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



              Account #: 942-783-5841
              Reference: Policy Number CA01538A-CWABS 2004-15

          (g) The Trustee shall, upon retirement of the Class 1-AV-1 Certificates, furnish to the Class 1-AV-1 Insurer a notice of such retirement, and, after retirement of the Class 1-AV-1 Certificates and the expiration of the term of the Class 1-AV-1 Policy, surrender the Class 1-AV-1 Insurance Policy to the Class 1-AV-1 Insurer for cancellation.

          (h) The Trustee shall hold the Class 1-AV-1 Policy in trust as agent for the Holders of the Class 1-AV-1 Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Neither the Class 1-AV-1 Policy nor the amounts paid on the Class 1-AV-1 Policy shall constitute part of the Trust Fund created by this Agreement. Each Holder of Class 1-AV-1 Certificates, by accepting its Class 1-AV-1 Certificates, appoints the Trustee as attorney-in-fact for the purpose of making claims on the Class 1-AV-1 Policy.

          (i) Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Class 1-AV-1 Certificates which is made with moneys received pursuant to the terms of the Class 1-AV-1 Policy shall not be considered payment of the Class 1-AV-1 Certificates from the Trust Fund. The Depositor, the Master Servicer, the Trustee and the Co-Trustee acknowledge, and each Holder by its acceptance of a Class 1-AV-1 Certificate agrees, that without the need for any further action on the part of the Class 1-AV-1 Insurer, the Depositor, the Master Servicer, the Trustee, the Co-Trustee or the Certificate Registrar (a) to the extent the Class 1-AV-1 Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class 1-AV-1 Certificates to the Holders of such Class of Certificates, the Class 1-AV-1 Insurer shall be fully subrogated to, and each such Certificateholder, the Master Servicer, the Co-Trustee and the Trustee hereby delegate and assign to the Class 1-AV-1 Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund, and (b) the Class 1-AV-1 Insurer shall be paid such amounts from the sources and in the manner provided herein for the payment of such amounts and as provided in this Agreement until full reimbursement of all Class 1-AV-1 Insured Payments (together with interest thereon at the Class 1-AV-1 Late Payment Rate from the date paid by the Class 1-AV-1 Insurer until the date of reimbursement thereof).

          Section 4.08 Carryover Reserve Fund.

          (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Certificates, the Carryover Reserve Fund and shall deposit $10,000 therein. The Carryover Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

          (b) On each Distribution Date, the Trustee shall deposit all amounts received pursuant to the Corridor Contracts in the Carryover Reserve Fund. The Trustee shall make withdrawals from the Carryover Reserve Fund to make distributions in respect of Net Rate Carryover as to the extent required by
Section 4.04.



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          (c) Any amounts received on the Class AF-1 Corridor Contract, the
Class 1-AV-1 Corridor Contract, the Class 2-AV Corridor Contract and the Adjustable Rate Subordinate Corridor Contract with respect to a Distribution Date and remaining after the distributions required pursuant to Section 4.04(g) shall be distributed (i) in the case of any such amounts relating to the Class AF-1 Corridor Contract, to the Class CF Certificates, and (ii) in the case of any such amounts relating to the Class 1-AV-1 Corridor Contract, the Class 2-AV Corridor Contract and the Adjustable Rate Subordinate Corridor Contract, to the CV Certificates; provided, however, that if the Class AF-1 Corridor Contract, the Class 1-AV-1 Corridor Contract, the Class 2-AV Corridor Contract and the Adjustable Rate Subordinate Corridor Contract is subject to early termination, early termination payments received on such Corridor Contract shall be deposited by the Trustee in the Carryover Reserve Fund and withdrawn from the Carryover Reserve Fund to pay any Net Rate Carryover for the applicable Classes of Certificates as provided in Section 4.04(g) on the Distribution Dates following such termination to and including the applicable Corridor Contract Termination Date, but such early termination payments shall not be available for distribution to the Class C Certificates on future Distribution Dates until the applicable Corridor Contract Termination Date.

          (d) (1) Funds in the Carryover Reserve Fund in respect of amounts received of under the Class AF-1 Corridor Contract may be invested in Permitted Investments at the written direction of the Majority Holder of the Class CF Certificates (voting as a single Class), which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Carryover Reserve Fund, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. In the absence of such written direction, all funds in the Carryover Reserve Fund in respect of amounts received of under the Class AF-1 Corridor Contract shall be invested by the Trustee in The Bank of New York cash reserves. Any net investment earnings on such amounts shall be payable pro rata to the Holders of the Class CF Certificates in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund in respect of any such investments shall be charged against amounts on deposit in the Carryover Reserve Fund (or such investments) immediately as realized.

               (2) Funds in the Carryover Reserve Fund in respect of amounts received of under the Class 1-AV-1 Corridor Contract, the Class 2-AV Corridor Contract and the Adjustable Rate Subordinate Corridor Contract may be invested in Permitted Investments at the written direction of the Majority Holder of the Class CV Certificates (voting as a single Class), which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Carryover Reserve Fund, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. In the absence of such written direction, all funds in the Carryover Reserve Fund in respect of amounts received of under the Class 1-AV-1 Corridor Contract, the Class 2-AV Corridor Contract and the Adjustable Rate Subordinate Corridor Contract shall be invested by the Trustee in The Bank of New



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     York cash reserves. Any net investment earnings on such amounts shall be payable pro rata to the Holders of the Class CV Certificates in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund in respect of any such investments shall be charged against amounts on deposit in the Carryover Reserve Fund (or such investments) immediately as realized.

               (3) The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with this Section
     4.08. The Carryover Reserve Fund shall not constitute an asset of any REMIC created hereunder. The Class C Certificates shall evidence ownership of the Carryover Reserve Fund for federal tax purposes.

          Section 4.09 Credit Comeback Excess Account.

          (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Certificates, the Credit Comeback Excess Account. The Credit Comeback Excess Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

          (b) On each Distribution Date, the Trustee shall deposit all Credit Comeback Excess Amounts in the Credit Comeback Excess Account. The Trustee shall make withdrawals from the Credit Comeback Excess Account to make distributions as and to the extent required by Section 4.04.

          (c) Funds in the Credit Comeback Excess Account may be invested in Permitted Investments at the written direction of the Majority Holder of the Class CF Certificates (voting as a single Class), which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Credit Comeback Excess Account, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. In the absence of such written direction, all funds in the Credit Comeback Excess Account shall be invested by the Trustee in The Bank of New York cash reserves. Any net investment earnings on such amounts shall be payable pro rata to the Holders of the Class CF Certificates in accordance with their Percentage Interests. Any losses incurred in the Credit Comeback Excess Account in respect of any such investments shall be charged against amounts on deposit in the Credit Comeback Excess Account (or such investments) immediately as realized.

          (d) The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Credit Comeback Excess Account and made in accordance with this Section
4.09. The Credit Comeback Excess Account shall not constitute an asset of any REMIC created hereunder. The Class CF Certificates shall evidence ownership of the Credit Comeback Excess Account for federal tax purposes.



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                                  ARTICLE V.
                               THE CERTIFICATES

          Section 5.01 The Certificates.

          The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-28, Exhibit B, Exhibit C, Exhibit D and Exhibit E. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof and aggregate dollar denominations as set forth in the following table:

                      Minimum      Integral Multiples in    Original Certificate
      Class       Denomination     Excess of Minimum        Principal Balance
--------------- -----------------  ---------------------    -----------------
       AF-1           $20,000          $1,000                  $124,635,000
       AF-2           $20,000          $1,000                  $23,718,000
       AF-3           $20,000          $1,000                  $82,221,000
       AF-4           $20,000          $1,000                  $29,882,000
       AF-5           $20,000          $1,000                  $45,144,000
       AF-6           $20,000          $1,000                  $40,000,000
       MF-1           $20,000          $1,000                  $11,400,000
       MF-2           $20,000          $1,000                   $9,600,000
       MF-3           $20,000          $1,000                   $5,800,000
       MF-4           $20,000          $1,000                   $6,400,000
       MF-5           $20,000          $1,000                   $5,200,000
       MF-6           $20,000          $1,000                   $4,000,000
       MF-7           $20,000          $1,000                   $4,000,000
       MF-8           $20,000          $1,000                   $4,000,000
        BF            $20,000          $1,000                   $4,000,000
      1-AV-1          $20,000          $1,000                   $569,880,000
      2-AV-1          $20,000          $1,000                   $160,065,000
      2-AV-2          $20,000          $1,000                   $215,572,000
      2-AV-3          $20,000          $1,000                   $28,028,000
       MV-1           $20,000          $1,000                   $63,345,000
       MV-2           $20,000          $1,000                   $46,125,000
       MV-3           $20,000          $1,000                   $25,830,000
       MV-4           $20,000          $1,000                   $22,755,000
       MV-5           $20,000          $1,000                   $22,140,000
       MV-6           $20,000          $1,000                   $19,680,000
       MV-7           $20,000          $1,000                   $19,680,000
       MV-8           $20,000          $1,000                   $15,375,000
        BV            $20,000          $1,000                   $14,760,000
       A-R           $99.95(1)          N/A                       $100
        CF              N/A             N/A                          N/A
        CV              N/A             N/A                          N/A
        PF              N/A             N/A                       $100
        PV              N/A             N/A                       $100

(1) The Tax Matters Person Certificate may be issued in a denomination of $0.05.



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          The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

          The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

          Section 5.02 Certificate Register; Registration of Transfer and
                       Exchange of Certificates.

          (a) The Trustee shall maintain a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

          At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

          All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.



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          (b) No Transfer of a Private Certificate shall be made unless such
Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such state securities laws, in order to assure compliance with the Securities Act and such state securities laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except in connection with any transfer of a Private Certificate to an affiliate of the Depositor (either directly or through a nominee) on or about the Closing Date) each certify to the Trustee in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit J (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit K (the "Investment Letter") or Exhibit L (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the Certificateholder desiring to effect such transfer an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act; provided, however, that in the case of the delivery of an Investment Letter in connection with the transfer of any Class C or Class P Certificate to a transferee that is formed with the purpose of issuing notes backed by such Class C or Class P Certificate, as the case may be, clause (b) and (c) of the form of Investment Letter shall not be applicable and shall be deleted by such transferee. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee, the Co-Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Co-Trustee, the Depositor, the Trust Fund, each Seller, the Master Servicer and the NIM Insurer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

          No Transfer of an ERISA-Restricted Certificate (other than a transfer of an ERISA-Restricted Certificate to an affiliate of the Depositor (either directly or through a nominee) on or about the Closing Date) shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit K or Exhibit L, or in the event such Certificate is a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I-1), to the effect that (x) such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, or
(y) in the case of an ERISA-Restricted Certificate that has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an "insurance company general account" (as such term is defined in



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section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"))
and that the purchase and holding of such Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60 or (ii) in the case of any ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or arrangement or any other person acting on behalf of any such plan or arrangement, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in a non-exempt prohibited transaction under ERISA or the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee. For purposes of the preceding sentence, one of such representations, as appropriate, shall be deemed to have been made to the Trustee by the transferee's acceptance of an ERISA-Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA-Restricted Certificates) unless the Trustee shall have received from the transferee an Opinion of Counsel as described in clause (ii) or a representation acceptable in form and substance to the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee meeting the requirements of clause (i) of the first sentence of this paragraph as described above shall be void and of no effect. The Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee, with respect to the transfer of such Classes of Certificates, required delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Agreement and examined such certificates and other documentation or evidence to determine compliance as to form with the express requirements hereof. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code or a Person acting on behalf of any such plan or arrangement at the time it became a Holder or, at such subsequent time as it became such a plan or arrangement or Person acting on behalf of such a plan or arrangement, all payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a plan or arrangement or Person acting on behalf of a plan or arrangement.

          (c) Each Person who has or who acquires any Ownership Interest in a Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class A-R Certificate are expressly subject to the following provisions:

               (1) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.



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



               (2) Except in connection with any registration in the name of, or transfer of a Class A-R Certificate to, an affiliate of the Depositor (either directly or through a nominee) on or about the Closing Date, no Ownership Interest in a Class A-R Certificate may be registered or transferred, and the Trustee shall not register the Transfer of any Class A-R Certificate unless, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

               (3) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class A-R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class A-R Certificate and (C) not to Transfer its Ownership Interest in a Class A-R Certificate, or to cause the Transfer of an Ownership Interest in a Class A-R Certificate to any other Person, if it has actual knowledge that such Person is not a Permitted Transferee or that such Transfer Affidavit is false.

               (4) Any attempted or purported Transfer of any Ownership Interest in a Class A-R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class A-R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class A-R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class A-R Certificate that is in fact not permitted by
     Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Trustee shall be entitled but not obligated to recover from any Holder of a Class A-R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class A-R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

               (5) The Master Servicer shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Class A-R Certificate to any Holder who is not a Permitted Transferee.

          The restrictions on Transfers of a Class A-R Certificate set forth in this section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class A-R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee, either Seller or the



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Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC formed hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate, by acceptance of its Ownership Interest, shall be deemed to consent to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class A-R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class A-R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

          (d) The preparation and delivery of all affidavits, certifications and opinions referred to above in this section 5.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor, either Seller or the Master Servicer.

          Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

          If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Master Servicer and the Trustee (and with respect to the Class 1-AV-1 Certificates, the Guarantor and the Class 1-AV-1 Insurer) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this
Section 5.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

          Section 5.04 Persons Deemed Owners.

          The Master Servicer, the Trustee, the NIM Insurer, the Class 1-AV-1 Insurer, the Guarantor and any agent of the Master Servicer, the Trustee, the NIM Insurer or the Class 1-AV-1 Insurer may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer, the Trustee, the NIM Insurer or the Class 1-AV-1 Insurer or any agent of the Master Servicer, the Trustee, the NIM Insurer or the Class 1-AV-1 Insurer shall be affected by any notice to the contrary.



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          Section 5.05 Access to List of Certificateholders' Names and
                       Addresses.

          If three or more Certificateholders or Certificate Owners (a) request such information in writing from the Trustee, (b) state that such Certificateholders or Certificate Owners desire to communicate with other Certificateholders or Certificate Owners with respect to their rights under this Agreement or under the Certificates and (c) provide a copy of the communication that such Certificateholders or Certificate Owners propose to transmit or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders or Certificate Owners at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder or Certificate Owner, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

          Section 5.06 Book-Entry Certificates.

          The Book-Entry Certificates, upon original issuance, shall be issued in the form of one typewritten Certificate (or more than one, if required by the Depository) for each Class of such Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 5.08:

          (a) the provisions of this Section shall be in full force and effect;

          (b) the Depositor, the Sellers, the Master Servicer and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

          (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

          (d) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

          (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;



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          (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

          (g) to the extent the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

          For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

          Section 5.07 Notices to Depository.

          Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

          Section 5.08 Definitive Certificates.

          If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor or (b) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.



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



          Section 5.09 Maintenance of Office or Agency.

          The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust MBS Administration, as offices for such purposes. The Trustee will give prompt written notice to the Certificateholders and the Class 1-AV-1 Insurer of any change in such location of any such office or agency.

                                  ARTICLE VI.
              THE DEPOSITOR, THE MASTER SERVICER AND THE SELLERS

          Section 6.01 Respective Liabilities of the Depositor, the Master
                       Servicer and the Sellers.

          The Depositor, the Master Servicer and each Seller shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

          Section 6.02 Merger or Consolidation of the Depositor, the Master
                       Servicer or the Sellers.

          The Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement. The Master Servicer will keep in effect its existence, rights and franchises as a limited partnership under the laws of the United States or under the laws of one of the states thereof and will obtain and preserve its qualification or registration to do business as a foreign partnership in each jurisdiction in which such qualification or registration is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

          Any Person into which the Depositor, the Master Servicer or either Seller may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or either Seller shall be a party, or any person succeeding to the business of the Depositor, the Master Servicer or either Seller, shall be the successor of the Depositor, the Master Servicer or such Seller, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae and Freddie Mac.

          Section 6.03 Limitation on Liability of the Depositor, the Sellers,
                       the Master Servicer, the NIM Insurer, the Guarantor and Others.

          None of the Depositor, the Sellers, the NIM Insurer, the Guarantor or the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Sellers, the NIM Insurer, the Guarantor or the Master Servicer shall be under any liability to the Trustee (except as provided in Section 8.05), the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Depositor, the Sellers, the Master Servicer, the Guarantor or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Sellers, the Master Servicer, the Guarantor or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Sellers, the NIM Insurer, the Master Servicer, the Guarantor and any director, officer, employee or agent of the Depositor, the Sellers, the NIM Insurer, the Guarantor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Sellers, the NIM Insurer, the Master Servicer, the Guarantor (only to the extent of amounts received in respect of the Group 2 Mortgage Loans and the Group 3 Mortgage Loans) and any director, officer, employee or agent of the Depositor, the Sellers, the NIM Insurer, the Guarantor (only to the extent of amounts received in respect of the Group 2 Mortgage Loans and the Group 3 Mortgage Loans) or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Sellers, the NIM Insurer, the Guarantor or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided that any of the Depositor, the Sellers, the NIM Insurer, the Guarantor or the Master Servicer may, in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Fund, and the Depositor, the Sellers, the NIM Insurer, the Guarantor (only to the extent of amounts received in respect of the Group 2 Mortgage Loans and the Group 3 Mortgage Loans) and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Section 3.08 hereof.

          The Master Servicer (except the Trustee to the extent it has succeeded the Master Servicer as required hereunder) indemnifies and holds the Guarantor harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Guarantor may sustain in any way related to the



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failure of the Master Servicer to perform its duties and service the Mortgage
Loans in compliance with the terms of this Agreement. The Master Servicer shall immediately notify the Guarantor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Master Servicer shall assume (with the consent of the Guarantor) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Master Servicer and/or the Guarantor in respect of such claim. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

          Section 6.04 Limitation on Resignation of Master Servicer.

          The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) upon appointment of a successor servicer that is reasonably acceptable to the Trustee, the NIM Insurer and the Guarantor and the written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor, the Trustee, the Guarantor and the NIM Insurer) that such resignation will not cause such Rating Agency to reduce the then-current rating of the Certificates (such determination to be made without regard to the Class 1-AV-1 Policy or the Fannie Mae Guaranty, in the case of the Class 1-AV-1 Certificates). Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer designated by the Guarantor (subject to Section 2.08) shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement. If the Guarantor shall not have designated a successor servicer within 15 days after the receipt by it of a request so to do, the Trustee shall have the power to make such appointment.

          Section 6.05 Errors and Omissions Insurance; Fidelity Bonds.

          The Master Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae and Freddie Mac for persons performing servicing for mortgage loans purchased by Fannie Mae and Freddie Mac. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

          The Master Servicer shall provide the Trustee, the Guarantor, the Class 1-AV-1 Insurer and the NIM Insurer (upon such party's reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer.



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                                 ARTICLE VII.
                    DEFAULT; TERMINATION OF MASTER SERVICER

          Section 7.01 Events of Default.

          "Event of Default," wherever used herein, means any one of the following events:

               (1) any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account or remit to the Trustee any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for five calendar days and, with respect to a payment required to be made under Section 4.01(b) or (c) hereof, for one Business Day, after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the Trustee, the NIM Insurer and the Master Servicer by the Guarantor or the Holders of Certificates evidencing not less than 25% of the Voting Rights; or

               (2) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the Trustee by the Guarantor or the Holders of Certificates evidencing not less than 25% of the Voting Rights; provided that the sixty-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to repurchase or substitute in lieu thereof; or

               (3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

               (4) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

               (5) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (6) the Master Servicer shall fail to reimburse in full the Trustee not later than 6:00 p.m. (New York time) on the Business Day following the related



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     Distribution Date for any Advance made by the Trustee pursuant to Section
     4.01(d) together with accrued and unpaid interest.

          If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee shall (i) at the direction of either the NIM Insurer or the Holders of Certificates evidencing not less than 25% of the Voting Rights (in each case subject to the consent of the Guarantor and the Class 1-AV-1 Insurer (in each case which consent shall not be unreasonably withheld)), by notice in writing to the Master Servicer and the Guarantor (with a copy to each Rating Agency), or (ii) at the direction of the Guarantor (with the prior consent of the Class 1-AV-1 Insurer (which consent shall not be unreasonably withheld), unless a Class 1-AV-1 Insurer Default has occurred and is continuing), by notice in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee shall thereupon make any Advance described in Section 4.01 hereof subject to Section 3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Mortgage Loans. The Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default.

          Notwithstanding any termination of the activities of a Master Servicer hereunder, such Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating such Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

          Section 7.02 Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in Section 3.04, be the successor to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all fees, costs and expenses relating to the



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Mortgage Loans that the Master Servicer would have been entitled to if the
Master Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, (i) appoint any established mortgage loan servicing institution reasonably acceptable to the Guarantor and the NIM Insurer (as evidenced by the prior written consent of each such party), or (ii) if it is unable for 60 days to appoint a successor servicer reasonably acceptable to the Guarantor and the NIM Insurer, petition a court of competent jurisdiction to appoint any established mortgage loan servicing institution, the appointment of which does not adversely affect the then-current rating of the Certificates (without regard to the Class 1-AV-1 Policy or the Fannie Mae Guaranty, in the case of the Class 1-AV-1 Certificates) and the NIM Insurer guaranteed notes (without giving any effect to any policy or guaranty provided by the NIM Insurer) by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any successor Master Servicer shall be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000 and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities and indemnities of the Master Servicer under Section 6.03 hereof incurred prior to termination of the Master Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation (without regard to the Class 1-AV-1 Policy or the Fannie Mae Guaranty, in the case of the Class 1-AV-1 Certificates). No appointment of a successor to the Master Servicer hereunder shall be effective until the Trustee shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder and the Class 1-AV-1 Insurer. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

          Any successor to the Master Servicer as servicer shall give notice to the NIM Insurer, the Guarantor and the Mortgagors of such change of servicer and shall, during the term



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of its service as servicer maintain in force the policy or policies that the
Master Servicer is required to maintain pursuant to Section 6.05.

          In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The successor Master Servicer shall cause such assignment to be delivered to the Co-Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

          Section 7.03 Notification to Certificateholders.

          (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, to the Guarantor, to the Class 1-AV-1 Insurer and to each Rating Agency.

          (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and the Guarantor notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                 ARTICLE VIII.
                   CONCERNING THE TRUSTEE AND THE CO-TRUSTEE

          Section 8.01 Duties of Trustee.

          The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee (or the Co-Trustee, to the extent provided in this Agreement) that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement, to the extent provided in this Agreement. If any such



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instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected.

          No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own gross negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided that:

               (1) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

               (2) the Trustee shall not be liable, individually or as Trustee, for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was grossly negligent or acted in bad faith or with willful misfeasance;

               (3) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Guarantor or the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

               (4) without in any way limiting the provisions of this Section
     8.01 or Section 8.02 hereof, the Trustee shall be entitled to rely conclusively on the information delivered to it by the Master Servicer in a Trustee Advance Notice in determining whether or not it is required to make an Advance under Section 4.01(d), shall have no responsibility to ascertain or confirm any information contained in any Trustee Advance Notice, and shall have no obligation to make any Advance under Section 4.01(d) in the absence of a Trustee Advance Notice or actual knowledge by a Responsible Officer that (A) a required Advance was not made and (B) such required Advance was not a Nonrecoverable Advance.




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          Section 8.02 Certain Matters Affecting the Trustee.

          (a) Except as otherwise provided in Section 8.01:

               (1) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (2) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (3) the Trustee shall not be liable, individually or as Trustee, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (4) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the NIM Insurer, the Guarantor or the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the NIM Insurer, the Guarantor or such Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from the NIM Insurer, the Guarantor or such Certificateholders as a condition to taking any such action;

               (5) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

               (6) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

               (7) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);




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               (8) the Trustee shall not be deemed to have knowledge of an
     Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

               (9) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of the NIM Insurer or any of the Certificateholders or the Guarantor, pursuant to the provisions of this Agreement, unless the NIM Insurer, the Guarantor or such Certificateholders, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

          (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement.

          Section 8.03 Trustee Not Liable for Mortgage Loans.

          The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document or of MERS or the MERS(R) System other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Master Servicer.

          Section 8.04 Trustee May Own Certificates.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

          Section 8.05 Master Servicer to Pay Trustee's Fees and Expenses.

          The Master Servicer covenants and agrees to pay or reimburse the Trustee, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Trustee on behalf of the Trust Fund in accordance with any of the provisions of this Agreement (including, without limitation: (A) the reasonable compensation and the expenses and disbursements of its counsel, but only for representation of the Trustee acting in its capacity as Trustee hereunder and (B) to the extent that the Trustee must engage persons not regularly in its employ to perform acts or services on behalf of the Trust Fund, which acts or services are not in the ordinary course of the duties of a trustee, paying agent or certificate registrar, in the absence of a breach or default by any party hereto, the reasonable compensation, expenses and disbursements of such persons, except any such expense, disbursement or advance as may arise



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from its negligence, bad faith or willful misconduct). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Master Servicer and held harmless against any loss, liability or expense
(i) incurred in connection with any legal action relating to this Agreement or the Certificates, or in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or by reason of reckless disregard of the Trustee's obligations and duties hereunder or (ii) resulting from any error in any tax or information return prepared by the Master Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.

          Section 8.06 Eligibility Requirements for Trustee.

          The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates (without regard to the Class 1-AV-1 Policy or the Fannie Mae Guaranty, in the case of the Class 1-AV-1 Certificates) below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Sellers and the Master Servicer and their respective affiliates; provided that such corporation cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

          Section 8.07 Resignation and Removal of Trustee.

          The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Guarantor, the Depositor, the Master Servicer, Certificateholders, the Class 1-AV-1 Insurer and each Rating Agency. Upon receiving such notice of resignation, the Guarantor shall promptly appoint a successor trustee (reasonably acceptable to the Depositor and the Master Servicer) by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee and to the Holders of Certificates entitled to at least 51% of the Voting Rights. A copy of such instrument shall be delivered to the Depositor, the Certificateholders, the Trustee and the Master Servicer by the Guarantor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.



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          If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the NIM Insurer, the Guarantor or the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, then the Depositor, the Guarantor, the Master Servicer or, subject to the consent of the Guarantor (which consent may not be unreasonably withheld), the NIM Insurer, may remove the Trustee and appoint a successor trustee, reasonably acceptable to the NIM Insurer, by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicer and one copy of which shall be delivered to the successor Trustee.

          The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates, with the consent of the Guarantor, may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor Trustee.

          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

          Section 8.08 Successor Trustee.

          Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

          No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof and its appointment shall not adversely affect the then-current ratings of the Certificates (without regard to the Class 1-AV-1 Policy or the Fannie Mae Guaranty, in the case of the Class 1-AV-1 Certificates).

          Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to the NIM Insurer, the Guarantor and all Holders of Certificates. If the Depositor fails to mail such notice



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within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

          Section 8.09 Merger or Consolidation of Trustee.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of
Section 8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 8.10 Appointment of Co-Trustee or Separate Trustee.

          Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and reasonably acceptable to both the NIM Insurer and the Guarantor to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment or the Guarantor and the NIM Insurer shall not have approved such appointment within 15 days after receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee or the Guarantor shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (1) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any



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          portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (2) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

               (3) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 8.11 Tax Matters.

          It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC created pursuant to the Preliminary Statement qualifies as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the Trust Fund and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC created hereunder containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders and the Guarantor the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such



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information at the time or times in the manner required by the Code for the
Trust Fund; (c) make or cause to be made elections, on behalf of each REMIC created hereunder to be treated as a REMIC on the federal tax return of each such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class A-R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created hereunder; (h) pay, from the sources specified in the penultimate paragraph of this Section 8.11, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC created hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) sign or cause to be signed federal, state or local income tax or information returns; (j) maintain records relating to each REMIC created hereunder, including but not limited to the income, expenses, assets and liabilities of each such REMIC, and the fair market value and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent, after consultation with the Guarantor and upon recommendation of the Guarantor's reasonable requests, the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of any REMIC created hereunder in relation to any tax matter involving any such REMIC. Additionally, on or before April 15 of each year, the Trustee will deliver to the Guarantor, upon request, a certificate of compliance with the REMIC Provisions for the preceding calendar year, substantially in the form of Exhibit V.

          In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans (and, to the extent not part of the aforementioned, the information referred to in paragraphs (1), (2), (3) and
(4) of Section 4.05(d)). Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or



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data that the Trustee may, from time to time, request in order to enable the
Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

          In the event that any tax is imposed on "prohibited transactions" of the Trust Fund as defined in section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in section 860G(c) of the Code, on any contribution to the Trust Fund after the startup day pursuant to section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon the Trust Fund pursuant to sections 23153 and 24872 of the California Revenue and Taxation Code if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) (x) the Master Servicer, in the case of any such minimum tax, and (y) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class A-R Certificateholders, and second with amounts otherwise to be distributed to all other Certificateholders in the same manner as if such tax were a Realized Loss that occurred ratably within each Loan Group. Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class A-R Certificates, the Trustee is hereby authorized to retain on any Distribution Date, from the Holders of the Class A-R Certificates (and, if necessary, second, from the Holders of the all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

          The Trustee shall treat the Carryover Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Holders of the Class C Certificates, and that is not an asset of any REMIC created hereunder. The Trustee shall treat the rights of the Holders of each Class of Certificates (other than the Class P and Class A-R Certificates) to receive payments from the Carryover Reserve Fund as rights in an interest rate corridor contract written by: (i) the Corridor Contract Counterparty in respect of any Net Rate Carryover funded by any Corridor Contract and in respect of any residual payments from such Corridor Contract received by the Class CF or Class CV Certificates, as the case may be, and
(ii) the Holders of the Class CF and Class CV Certificates in respect of (a) any monies distributed pursuant to Sections 4.04(e)(18) and 4.04(f)(20) herein, in favor of the other Certificateholders. Thus, the Class AF-1, Class 1-AV-1 and Class 2-AV Certificates and the Adjustable Rate Subordinate Certificates, shall be treated as representing ownership of not only an Master REMIC regular interest, but also ownership of an interest in an interest rate corridor contract. For purposes of determining the issue price of the Master REMIC regular interests, the Trustee shall assume that the Class AF-1 Corridor Contract, the Class 1-AV-1 Corridor Contract, the Class 2-AV Corridor Contract and the Adjustable Rate Subordinate Corridor Contract have values of $6,000, $563,000, $240,000 and $441,000, respectively. The Trustee shall treat the entitlement to Credit Comeback Excess Amounts as owned by the Holders of the
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Certificates and not as an asset of, or interest in, any REMIC created hereunder. Further, the Trustee shall treat any payments of Credit Comeback Excess Amounts to persons other than the Holders of the Class C Certificates as payments made by the Holders of the Class C Certificates pursuant to a credit enhancement contract under Treasury Regulation 1.860G-2(c).

          Section 8.12 Co-Trustee.

          (a) The Co-Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Co-Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement, to the extent required by this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Co-Trustee shall take action as it deems appropriate to have the instrument corrected.

          (b) No provision of this Agreement shall be construed to relieve the Co-Trustee from liability for its own grossly negligent action, its own gross negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided that:

               (1) the duties and obligations of the Co-Trustee shall be determined solely by the express provisions of this Agreement with the exception of Section 8.10, the Co-Trustee shall not be liable, individually or as Co-Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Co-Trustee and the Co-Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Co-Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder; and

               (2) the Co-Trustee shall not be liable, individually or as Co-Trustee, for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Co-Trustee was grossly negligent or acted in bad faith or with willful misfeasance.

          (c) Except as otherwise provided in paragraph (b) above:

               (1) the Co-Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (2) the Co-Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action



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     taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (3) the Co-Trustee shall not be liable, individually or as Co-Trustee, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (4) the Co-Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document;

               (5) the Co-Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys; and

               (6) the Co-Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it.

          (d) The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer, as the case may be, and the Co-Trustee assumes no responsibility for their correctness. The Co-Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document or of MERS or the MERS(R) System. The Co-Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Master Servicer.

          (e) The Co-Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Co-Trustee.

          (f) The Master Servicer covenants and agrees (i) to pay to the Co-Trustee from time to time, and the Co-Trustee shall be entitled to, such compensation as shall be agreed in writing by the Master Servicer and the Co-Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Co-Trustee and
(ii) to pay or reimburse the Co-Trustee, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Co-Trustee on behalf of the Trust Fund in accordance with any of the provisions of this Agreement (including, without limitation: (A) the reasonable compensation and the expenses and disbursements of its counsel, but only for representation of the Co-Trustee acting in its capacity as Co-Trustee hereunder and (B) to the extent that the Co-Trustee must engage persons not regularly in its employ to perform acts or services on behalf of the Trust Fund, which acts or services are not in the ordinary course of the duties of a trustee, paying agent or certificate



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registrar, in the absence of a breach or default by any party hereto, the reasonable compensation, expenses and disbursements of such persons, except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct). The Co-Trustee and any director, officer, employee or agent of the Co-Trustee shall be indemnified by the Master Servicer and held harmless against any loss, liability or expense (i) incurred in connection with any legal action relating to this Agreement or the Certificates, or in connection with the performance of any of the Co-Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Co-Trustee's duties hereunder or by reason of reckless disregard of the Co-Trustee's obligations and duties hereunder and (ii) resulting from any error in any tax or information return prepared by the Master Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Co-Trustee hereunder.

          (g) The Co-Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates (without regard to the Class 1-AV-1 Policy or the Fannie Mae Guaranty, in the case of the Class 1-AV-1 Certificates) below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.12 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Co-Trustee shall cease to be eligible in accordance with the provisions of this Section 8.12, the Co-Trustee shall resign immediately in the manner and with the effect specified in paragraph (h) below. The corporation or national banking association serving as Co-Trustee may have normal banking and trust relationships with the Depositor, the Sellers and the Master Servicer and their respective affiliates; provided that such corporation cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

          (h) The Co-Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days prior written notice of resignation to the Trustee, the Depositor and the Master Servicer. Upon such resignation the Trustee (x) may appoint a successor Co-Trustee meeting the requirements in paragraph (g) above and acceptable to the Master Servicer, the Guarantor and the NIM Insurer (in their sole discretion), so long as such Co-Trustee executes and delivers to the other parties hereto an instrument agreeing to be bound by the provisions of this Agreement or (y) may if permitted by the Master Servicer (in its sole discretion) assume the rights and duties of the resigning Co-Trustee so long as the Trustee executes and delivers an instrument to that effect.

          Section 8.13 Access to Records of the Trustee.

          The Trustee and any Co-Trustee shall afford the Sellers, the Depositor, the Master Servicer, the NIM Insurer, the Guarantor, the Class 1-AV-1 Insurer and each Certificate Owner



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upon reasonable notice during normal business hours access to all records maintained by the Trustee or Co-Trustee in respect of its duties under this Agreement and access to officers of the Trustee responsible for performing its duties. Upon request, the Trustee or Co-Trustee shall furnish the Depositor, the Master Servicer, the NIM Insurer, the Guarantor, the Class 1-AV-1 Insurer and any requesting Certificate Owner with its most recent financial statements. The Trustee shall cooperate fully with the Sellers, the Master Servicer, the Depositor, the NIM Insurer, the Guarantor, the Class 1-AV-1 Insurer and the Certificate Owner for review and copying any books, documents, or records requested with respect to the Trustee's and Co-Trustee's respective duties under this Agreement. The Sellers, the Depositor, the Master Servicer, the Guarantor, the Class 1-AV-1 Insurer and the Certificate Owner shall not have any responsibility or liability for any action for failure to act by the Trustee or Co-Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

          Section 8.14 Suits for Enforcement.

          If an Event of Default or other material default by the Master Servicer or the Depositor under this Agreement occurs and is continuing, at the direction of the Certificateholders holding not less than 51% of the Voting Rights, the Guarantor or the NIM Insurer, the Trustee shall proceed to protect and enforce its rights and the rights of the Certificateholders, the Guarantor or the NIM Insurer under this Agreement by a suit, action, or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable, or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the NIM Insurer, the Guarantor and the Certificateholders.

                                  ARTICLE IX.
                                  TERMINATION

          Section 9.01 Termination upon Liquidation or Repurchase of all
                       Mortgage Loans.

          Subject to Section 9.03, the Trust Fund shall terminate and the obligations and responsibilities of the Depositor, the Master Servicer, the Sellers, the Guarantor, the Trustee and the Co-Trustee created hereby shall terminate upon the earlier of (a) the purchase by the Master Servicer or NIM Insurer (the party exercising such purchase option, the "Terminator") of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in the Trust Fund (other than in respect of an REO Property),
(ii) accrued interest thereon at the applicable Mortgage Rate (or, if such repurchase is effected by the Master Servicer, at the applicable Net Mortgage
Rate), (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Trustee and (iv) plus, if the Terminator is the NIM Insurer, any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to the exercise of such repurchase and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage



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Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to related Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

          The right to purchase all Mortgage Loans and REO Properties by the Terminator pursuant to clause (a) of the immediately preceding paragraph shall be conditioned upon (1) the Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent (10%) or less of the sum of the Cut-off Date Principal Balance of the Initial Mortgage Loans and the Pre-Funded Amount, (2) unless the NIM Insurer otherwise consents, the purchase price for such Mortgage Loans and REO Properties shall result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay such notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to such notes, (3) unless the Guarantor otherwise consents, the purchase price for such Mortgage Loans and REO Properties shall result in a final distribution on the Guaranteed Certificates that is sufficient (x) to pay such Guaranteed Certificates in full (without the need for any Guarantor Payment) and (y) to pay any amounts due and payable to the Guarantor pursuant to the terms hereof, and (4) unless the Class 1-AV-1 Insurer otherwise consents, the purchase price for such Mortgage Loans and REO Properties shall result in a final distribution on the Class 1-AV-1 Certificates that is sufficient (x) to pay such Class 1-AV-1 Certificates in full and (y) to pay any amounts due and payable to the Class 1-AV-1 Insurer pursuant to the terms hereof.

          The NIM Insurer's right to purchase all Mortgage Loans and REO Properties shall be further conditioned upon the written consent of the Master Servicer.

          Section 9.02 Final Distribution on the Certificates.

          If on any Determination Date, (i) the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account related to such Loan Group, the Master Servicer shall direct the Trustee to send a final distribution notice promptly to each related Certificateholder, the Guarantor and the Class 1-AV-1 Insurer or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the related Certificateholders, the Guarantor and the Class 1-AV-1 Insurer within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the Corporate Trust Office of the Trustee. If the Terminator elects to terminate pursuant to clause (a) of Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, such electing party shall notify the Depositor, the Guarantor, the Class 1-AV-1 Insurer and the Trustee of the date such electing party intends to terminate and of the applicable repurchase price of the related Mortgage Loans and REO Properties.

          Notice of any termination, specifying the Distribution Date on which related Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to related Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on related Certificates will be made upon presentation and surrender of such Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and
(d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of such Certificates at the office therein specified. The Terminator will give such notice to each Rating Agency at the time such notice is given to the affected Certificateholders.

          In the event such notice is given, the Master Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit and the receipt by the Trustee of a Request for File Release therefor, the Co-Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

          Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each affected Class, the Guarantor and the Class 1-AV-1 Insurer the amounts allocable to such Certificates, the Guarantor and the Class 1-AV-1 Insurer held in the Distribution Account (and, if applicable, the Carryover Reserve Fund) in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests. Notwithstanding the reduction of the Certificate Principal Balance of any Class of Certificates to zero, such Class will be outstanding hereunder (solely for the purpose of receiving distributions (if any) to which it may be entitled pursuant to the terms of this Agreement and not for any other purpose) until the termination of the respective obligations and responsibilities of the Depositor, each Seller, the Master Servicer and the Trustee hereunder in accordance with Article IX.

          In the event that any affected Certificateholders shall not surrender related Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their related Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all related Certificates shall not have been surrendered for cancellation, the Class 1-AV-1 Insurer, with respect any unpaid Class 1-AV-1 Reimbursement Amounts (only to the extent of amounts received in respect of the Group 2 Mortgage Loans and the Group 3 Mortgage Loans), the Guarantor, with respect to any unpaid Class 1-AV-1 Guarantor Reimbursement Amounts (only to the extent of amounts received in respect of the Group 2 Mortgage Loans and the Group 3


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


Mortgage Loans), and then the Class A-R Certificates shall be entitled to all unclaimed funds and other assets that remain subject hereto.

          Section 9.03 Additional Termination Requirements.

          (a) In the event the Terminator exercises its purchase option, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Guarantor have been supplied with an Opinion of Counsel, at the expense of the Terminator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of a REMIC, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (1) The Master Servicer shall establish a 90-day liquidation period and notify the Trustee thereof, which shall in turn specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury Regulation Section 1.860F-1. The Master Servicer shall prepare a plan of complete liquidation and shall otherwise satisfy all the requirements of a qualified liquidation under
     Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel delivered to the Trustee, the Guarantor and the Depositor obtained at the expense of the Terminator;

               (2) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Master Servicer as agent of the Trustee shall sell all of the assets of the Trust Fund to the Terminator for cash; and

               (3) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class A-R Certificateholders all cash on hand (other than cash retained to meet claims) related to such Class of Certificates, and the Trust Fund shall terminate at that time.

          (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders. The Trustee shall attach a statement to the final federal income tax return for each of any REMIC created hereunder stating that pursuant to Treasury Regulation Section 1.860F-1, the first day of the 90-day liquidation period for each the REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Terminator.

          (c) The Trustee as agent for each REMIC created hereunder hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1), and together with the Holders of the Class A-R Certificates agree to take such other action in connection therewith as may be reasonably requested by the Terminator.



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



                                  ARTICLE X.

                           MISCELLANEOUS PROVISIONS

          Section 10.01 Amendment.

          This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Sellers, the Guarantor, the Co-Trustee and the Trustee with the consent of the NIM Insurer, without the consent of any of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein, (iii) to conform this Agreement to the Prospectus Supplement, the Prospectus or the Information Circular, (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time, or (v) to make such other provisions with respect to matters or questions arising under this Agreement, as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates (without regard to the Class 1-AV-1 Policy or the Fannie Mae Guaranty, in the case of the Class 1-AV-1 Certificates), it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Any amendment described above made solely to conform this Agreement to the Prospectus, the Prospectus Supplement or the Information Circular shall be deemed not to adversely affect in any material respect the interests of the Certificateholders. Notwithstanding the foregoing, no amendment that significantly changes the permitted activities of the trust created by this Agreement may be made without the consent of Certificateholders representing not less than 51% of the Voting Rights of each Class of Certificates affected by such amendment. Each party hereby agrees that it will cooperate with each other party in amending this Agreement pursuant to clause (iv) above.

          The Trustee, the Co-Trustee, the Depositor, the Master Servicer, the Guarantor and the Sellers with the consent of the NIM Insurer may also at any time and from time to time amend this Agreement, without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Fund as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

          This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Sellers, the Co-Trustee, the Guarantor and the Trustee with the consent of the NIM Insurer and the Holders of each Class of Certificates affected thereby evidencing not less than 51% of the Voting Rights of such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66% or more of the Voting Rights of such Class, (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding, or (iv) adversely affect in any material respect the rights and interests of the Class 1-AV-1 Insurer in any of the provisions of this Agreement without its consent, which consent shall not be unreasonably withheld.

          Notwithstanding any contrary provision of this Agreement, the Guarantor, the Trustee and the NIM Insurer shall not consent to any amendment to this Agreement unless each shall have first received an Opinion of Counsel satisfactory to the Trustee, the Guarantor and the NIM Insurer, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, the Guarantor or the NIM Insurer, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund or the Certificateholders or cause any REMIC formed hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

          Promptly after the execution of any amendment to this Agreement, the Trustee shall furnish written notification of the substance of such amendment to the Guarantor, the Class 1-AV-1 Insurer and, if the amendment required the consent of Certificateholders, to each Certificateholder, the Class 1-AV-1 Insurer and each Rating Agency.

          It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, reasonably satisfactory to the Trustee, the Guarantor and the NIM Insurer that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

          Section 10.02 Recordation of Agreement; Counterparts.

          This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the



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



properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 10.03 Governing Law.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 10.04 Intention of Parties.

          It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement or any Subsequent Transfer Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement (within the meaning of the Uniform Commercial Code of the State of New York) with respect to all such assets and security interests and (ii) the conveyance provided for in this Agreement and any Subsequent Transfer Agreement shall be deemed to be an assignment and a grant pursuant to the terms of this Agreement by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

          The Depositor for the benefit of the Certificateholders, the Guarantor and the NIM Insurer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.



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



          Section 10.05 Notices.

          (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency, to the Guarantor and the Class 1-AV-1 Insurer, with respect to each of the following of which it has actual knowledge:

               (1) Any material change or amendment to this Agreement;

               (2) The occurrence of any Event of Default that has not been cured;

               (3) The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

               (4) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.04 and 3.12; and

               (5) The final payment to Certificateholders.

          (b) In addition, the Trustee shall promptly furnish to each Rating Agency, and upon request, to the Guarantor and the Class 1-AV-1 Insurer, copies of the following:

               (1) Each report to Certificateholders described in Section
     4.05;

               (2) Each annual statement as to compliance described in Section 3.17; and

               (3) Each annual independent public accountants' servicing report described in Section 3.18.

          (c) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when sent by facsimile transmission, first class mail or delivered to (i) in the case of the Depositor, CWABS, Inc., 4500 Park Granada, Calabasas, California 91302, facsimile number: (818) 225-4053, Attention: David A. Spector, or such other address as may be hereafter furnished to the Sellers, the Master Servicer, the Guarantor and the Trustee by the Depositor in writing; (ii) in the case of CHL, Countrywide Home Loans, Inc., 4500 Park Granada, Calabasas, California 91302, facsimile number (818) 225-4053, Attention: David A. Spector, or such other address as may be hereafter furnished to the Depositor, the Master Servicer, the Guarantor and the Trustee by the Sellers in writing; (iii) in the case of Park Monaco, Park Monaco Inc., 4500 Park Granada, Calabasas, California 91302, facsimile number (818) 225-4028, Attention: Paul Liu, or such other address as may be hereafter furnished to the Depositor, the Master Servicer and the Trustee by the Sellers in writing; (iv) in the case of the Master Servicer, Countrywide Home Loans Servicing LP, 7105 Corporate Drive, Plano, Texas 75024, facsimile number (805) 520-5623, Attention: Mark Wong or such other address as may be hereafter furnished to the Depositor, the Sellers, the Guarantor and the Trustee by the Master Servicer in writing; (v) in the case of the Trustee, The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust MBS Administration, CWABS, Series 2004-15, or such other address as the Trustee may hereafter furnish to the Depositor or the Master Servicer; (vi) in the case of the Co-Trustee, The Bank of New York Trust Company,



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



N.A., 700 S. Flower Street, Suite 200, Los Angeles, California, 90017,
Attention: MBS Support Services, or such other address as the Co-Trustee may be hereafter furnished to the Depositor, the Master Servicer and the Trustee;
(vii) in the case of the Guarantor, Fannie Mae, Special Products Group, Mail Stop 5H-5W-03, 13150 Worldgate Drive, Herndon, VA 20170, Attention: Director (facsimile number (703) 833-1816); (viii) in the case of the Rating Agencies,
(x) Moody's Investors Service, Inc., Attention: ABS Monitoring Department, 99 Church Street, Sixth Floor, New York, New York 10007 and (y) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Attention: Mortgage Surveillance Group, 55 Water Street, 41st Floor, New York, New York 10041; and
(ix) in the case of the Class 1-AV-1 Insurer, XL Capital Assurance Inc., 1221 Avenue of the Americas, New York, New York 10021-1001, Attention:
Surveillance, Facsimile: (212) 478-3587, Confirmation: (212) 478-3400 or such other address as may be hereafter furnished by the Class 1-AV-1 Insurer. Notices to Certificateholders shall be deemed given when mailed, first postage prepaid, to their respective addresses appearing in the Certificate Register. A copy of any notice required to be given hereunder shall also be mailed, upon request, to the Guarantor.

          Section 10.06 Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 10.07 Assignment.

          Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and the Depositor.

          Section 10.08 Limitation on Rights of Certificateholders.

          The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon



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



or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 10.09 Inspection and Audit Rights.

          The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, either Seller, the NIM Insurer, the Guarantor or the Trustee during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, a Seller, the NIM Insurer, the Guarantor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor, either Seller, the NIM Insurer, the Guarantor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer.

          Section 10.10 Certificates Nonassessable and Fully Paid.

          It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

          Section 10.11 Rights of NIM Insurer.

          (a) The rights of the NIM Insurer under this Agreement shall exist only so long as either:



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



               (1) the notes certain payments on which are guaranteed by the NIM Insurer remain outstanding or

               (2) the NIM Insurer is owed amounts paid by it with respect to that guaranty.

          (b) The rights of the NIM Insurer under this Agreement are exercisable by the NIM Insurer only so long as no default by the NIM Insurer under its guaranty of certain payments under notes backed or secured by the Class C or Class P Certificates has occurred and is continuing. If the NIM Insurer is the subject of any insolvency proceeding, the rights of the NIM Insurer under this Agreement will be exercisable by the NIM Insurer only so long as:

               (1) the obligations of the NIM Insurer under its guaranty of notes backed or secured by the Class C or Class P Certificates have not been disavowed and

               (2) CHL and the Trustee have received reasonable assurances that the NIM Insurer will be able to satisfy its obligations under its guaranty of notes or secured by the Class C or Class P Certificates.

          (c) The NIM Insurer is a third party beneficiary of this Agreement to the same extent as if it were a party to this Agreement and may enforce any of those rights under this Agreement.

          (d) A copy of any documents of any nature required by this Agreement to be delivered by the Trustee, or to the Trustee or the Rating Agencies, shall in each case at the same time also be delivered to the NIM Insurer. Any notices required to be given by the Trustee, or to the Trustee or the Rating Agencies, shall in each case at the same time also be given to the NIM Insurer. If the Trustee receives a notice or document that is required hereunder to be delivered to the NIM Insurer, and if such notice or document does not indicate that a copy thereof has been previously sent to the NIM Insurer, the Trustee shall send the NIM Insurer a copy of such notice or document. If such document is an Opinion of Counsel, the NIM Insurer shall be an addressee thereof or such Opinion of Counsel shall contain language permitting the NIM Insurer to rely thereon as if the NIM Insurer were an addressee thereof.

          (e) Anything in this Agreement that is conditioned on not resulting in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies shall also be conditioned on not resulting in the downgrading or withdrawal of the ratings then assigned by the Rating Agencies to the notes backed or secured by the Class C or Class P Certificates (without giving effect to any policy or guaranty provided by the NIM Insurer).

          Section 10.12 The Class 1-AV-1 Insurer Rights.

          (a) All notices, statements reports, certificates or opinions required by this Agreement to be sent to the Rating Agencies or the Class 1-AV-1 Certificateholders shall also be sent at such time to the Class 1-AV-1 Insurer at the notice address set forth in Section 10.05.

          (b) The Class 1-AV-1 Insurer shall be an express third party beneficiary of this Agreement for the purpose of enforcing the provisions hereof to the extent of the Class 1-AV-1 Insurer's rights explicitly specified herein as if a party hereto.

          (c) All references herein to the ratings assigned to the Certificates and to the interests of any Certificateholders shall be without regard to the Class 1-AV-1 Policy, in the case of the Class 1-AV-1 Certificates.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       CWABS, INC.,
                                           as Depositor


                                       By:________________________
                                           Name:   Leon Daniels, Jr.
                                           Title:  Vice President


                                       COUNTRYWIDE HOME LOANS, INC.,
                                           as a Seller


                                       By:________________________
                                           Name:   Leon Daniels, Jr.
                                           Title:  Senior Vice President


                                       PARK MONACO INC.,
                                           as a Seller


                                       By:________________________
                                           Name:   Leon Daniels, Jr.
                                           Title:  Vice President


                                       COUNTRYWIDE HOME LOANS SERVICING
                                       LP,
                                           as Master Servicer


                                       By:  COUNTRYWIDE GP, INC.


                                       By:________________________
                                           Name:   Leon Daniels, Jr.
                                           Title:  Vice President

                                       THE BANK OF NEW YORK,
                                       as Trustee


                                       By:________________________
                                           Name:
                                           Title:



                                       THE BANK OF NEW YORK TRUST
                                       COMPANY, N.A.,
                                       as Co-Trustee


                                       By:________________________
                                           Name:
                                           Title:



                                       THE BANK OF NEW YORK
                                      (solely with respect to its obligations
                                       under Section 4.01(d))



                                       By:________________________
                                           Name:
                                           Title:



                                       FANNIE MAE,
                                       as Guarantor (with respect to the Class
                                       1-AV-1 Certificates)



                                       By:________________________
                                           Name:
                                           Title:

STATE OF CALIFORNIA          )
                             )   ss.:
COUNTY OF LOS ANGELES        )

          On this ___ day of December, 2004, before me, a notary public in and for said State, appeared Leon Daniels, Jr., personally known to me on the basis of satisfactory evidence to be a Senior Vice President of Countrywide Home Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                ----------------------------------
                                         Notary Public



[Notarial Seal]

STATE OF CALIFORNIA         )
                            )   ss.:
COUNTY OF LOS ANGELES       )

          On this ___ day of December, 2004, before me, a notary public in and for said State, appeared Leon Daniels, Jr., personally known to me on the basis of satisfactory evidence to be a Vice President of Countrywide GP, Inc., the parent company of Countrywide Home Loans Servicing LP, one of the organizations that executed the within instrument, and also known to me to be the person who executed it on behalf of such limited partnership and acknowledged to me that such limited partnership executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                ----------------------------------
                                         Notary Public


[Notarial Seal]

STATE OF CALIFORNIA      )
                         )   ss.:
COUNTY OF LOS ANGELES    )

          On this ___ day of December, 2004, before me, a notary public in and for said State, appeared Leon Daniels, Jr., personally known to me on the basis of satisfactory evidence to be a Vice President of CWABS, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                ----------------------------------
                                         Notary Public



[Notarial Seal]

STATE OF CALIFORNIA       )
                          )   ss.:
COUNTY OF LOS ANGELES     )

          On this ___ day of December, 2004, before me, a notary public in and for said State, appeared Leon Daniels, Jr., personally known to me on the basis of satisfactory evidence to be a Vice President of Park Monaco Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ----------------------------------
                                                   Notary Public



[Notarial Seal]

STATE OF NEW YORK      )
                       )   ss.:
COUNTY OF NEW YORK     )

          On this ___ day of December, 2004 before me, a notary public in and for said State, appeared ________________, personally known to me on the basis of satisfactory evidence to be a ________________ of The Bank of New York, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ----------------------------------
                                                 Notary Public



[Notarial Seal]

STATE OF CALIFORNIA     )
                        ) ss.:
COUNTY OF LOS ANGELE    )

          On this ___ day of December, 2004 before me, a notary public in and for said State, appeared ________________, personally known to me on the basis of satisfactory evidence to be a ________________ of The Bank of New York Trust Company, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ----------------------------------
                                                    Notary Public



[Notarial Seal]

STATE OF NEW YORK          )
                           )   ss.:
COUNTY OF NEW YORK         )

          On this ____ day of December, 2004 before me, a notary public in and for said State, appeared ___________, personally known to me on the basis of satisfactory evidence to be a ______________ of The Bank of New York, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                ----------------------------------
                                         Notary Public



[Notarial Seal]

STATE OF __________        )
                           )   ss.:
COUNTY OF ___________      )

          On this ____ day of December, 2004 before me, a notary public in and for said State, appeared ___________, personally known to me on the basis of satisfactory evidence to be a ______________ of Federal National Mortgage Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                 ----------------------------------
                                         Notary Public



[Notarial Seal]

                                                                   Exhibit A-1
                                                                  through A-28

                 [Exhibits A-1 through A-28 are photocopies of
                       such Certificates as delivered.]

               [See appropriate documents delivered at closing.]

                                                                     Exhibit B


                  Exhibit B-1 and Exhibit B-2 are photocopies
                   of the Class PF and Class PV Certificates
                                 as delivered.

               [See appropriate documents delivered at closing.]

                                                                      Exhibit C

                  Exhibit C-1 and Exhibit C-2 are photocopies
                   of the Class CF and Class CV Certificates
                                 as delivered.

              [See appropriate documents delivered at closing.]

                                                                      Exhibit D

                           Exhibit D is a photocopy
                         of the Class A-R Certificate
                                 as delivered.


               [See appropriate documents delivered at closing.]

                                                                     Exhibit E

                           Exhibit E is a photocopy
               of the Tax Matters Person Certificate (Class A-R)
                                 as delivered.

               [See appropriate documents delivered at closing.]

                                                            Exhibit F-1 and F-2

             [Exhibit F-1 and F-2 are schedules of Mortgage Loans]

        [Delivered to Trustee at closing and on file with the Trustee.]

                                  EXHIBIT G-1

                   FORM OF INITIAL CERTIFICATION OF TRUSTEE
                           (INITIAL MORTGAGE LOANS)

                                    [Date]


[Depositor]

[Sellers]

[Master Servicer]

[Guarantor]


              Re: CWABS Asset-Backed Certificates, Series 2004-15

Gentlemen:

          In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of December 1, 2004 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, the undersigned, as Trustee, The Bank of New York Trust Company, N.A., as Co-Trustee, Federal National Mortgage Association, as Guarantor, the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed in the attached list of exceptions) the Co-Trustee has received:

          (i) the original Mortgage Note, endorsed by the applicable Seller or the originator of such Mortgage Loan, without recourse in the following form:
"Pay to the order of ______________, without recourse", or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the applicable Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note; and

          (ii) a duly executed assignment of the Mortgage in the form permitted by Section 2.01 of the Pooling and Servicing Agreement.

          Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of



                                     G-1-1
the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.



                                     G-1-2

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       The Bank of New York,
                                                 as Trustee



                                       By: _______________________________
                                           Name:
                                           Title:




                                     G-1-3

                                  EXHIBIT G-2

                   FORM OF INTERIM CERTIFICATION OF TRUSTEE

                                    [Date]


[Depositor]

[Sellers]

[Master Servicer]

[Guarantor]

              Re: CWABS Asset-Backed Certificates, Series 2004-15

Gentlemen:

          In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of December 1, 2004 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, Federal National Mortgage Association, as Guarantor, the undersigned, as Trustee, and The Bank of New York Trust Company, N.A., as Co-Trustee, the undersigned, as Trustee, hereby certifies that[, with respect to the Subsequent Mortgage Loans delivered in connection with the Subsequent Transfer Agreement, dated as of __________, 2004 (the "Subsequent Transfer Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller,] and The Bank of New York, as Trustee], except as listed in the following paragraph, as to each [Initial Mortgage Loan][Subsequent Mortgage Loan] listed in the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] (other than any [Mortgage Loan][Loan Number and Borrower Identification Mortgage Loan Schedule] paid in full or listed on the attached list of exceptions) the Co-Trustee has received:

          (i) original Mortgage Note, endorsed by the applicable Seller or the originator of such Mortgage Loan, without recourse in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the applicable Seller, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the applicable Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

          (ii) the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan, the original recorded Mortgage, and in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is a MERS Mortgage Loan, the original Mortgage, noting thereon the presence of the MIN of the [Initial Mortgage Loan][Subsequent Mortgage Loan] and language indicating that the [Initial Mortgage Loan][Subsequent Mortgage



                                     G-2-1

Loan] is a MOM Loan if the [Initial Mortgage Loan][Subsequent Mortgage Loan] is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

          (iii) the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 2004-15, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of December 1, 2004, without recourse", or, in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] with respect to property located in the State of California that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

          (iv) original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage [(noting the presence of a MIN in the case of each MERS Mortgage Loan)];

          (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, with evidence of recording thereon if recordation thereof is permissible under applicable law; and

          (vi) the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date.

          In the event that in connection with any [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan the applicable Seller cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause
(ii), (iii) or (iv), as applicable, the Co-Trustee has received, in lieu thereof, a true and complete copy of such Mortgage and/or such assignment or assignments of the Mortgage, as applicable, each certified by the applicable Seller, the applicable title company, escrow agent or attorney, or the originator of such [Initial Mortgage Loan][Subsequent Mortgage Loan], as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording.

          Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and related to such [Initial Mortgage Loan][Subsequent Mortgage Loan], and (ii) the information set forth in items (i), (iv), (v), (vi), (viii), (ix) and (xvii) of the definition of the "Mortgage Loan Schedule" in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency,



                                    G-2-2
enforceability or genuineness of any of the documents contained in each Mortgage File of any of the [Initial Mortgage Loans][Subsequent Mortgage Loans] identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.



                                    G-2-3

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       The Bank of New York,
                                            as Trustee



                                       By:_____________________________
                                          Name:
                                          Title:



                                    G-2-4

                                  EXHIBIT G-3

                     FORM OF DELAY DELIVERY CERTIFICATION

                                    [Date]


[Depositor]

[Sellers]

[Master Servicer]

[Guarantor]

              Re: CWABS Asset-Backed Certificates, Series 2004-15

Gentlemen:

          [Reference is made to the Initial Certification of Trustee relating to the above-referenced series, with the schedule of exceptions attached thereto, delivered by the undersigned, as Trustee, on the Closing Date in accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of December 1, 2004 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, the undersigned, as Trustee, The Bank of New York Trust Company, N.A., as Co-Trustee.] The undersigned hereby certifies that [, with respect to the Subsequent Mortgage Loans delivered in connection with the Subsequent Transfer Agreement, dated as of __________, 2004 (the "Subsequent Transfer Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, and The Bank of New York, as Trustee,] as to each Delay Delivery Mortgage Loan listed on the Schedule A attached hereto (other than any [Initial Mortgage Loan][Subsequent Mortgage Loan] paid in full or listed on Schedule B attached hereto) it has received:

          (1) the original Mortgage Note, endorsed by the applicable Seller or the originator of such Mortgage Loan, without recourse in the following form:
"Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the applicable Seller, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the applicable Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

          (2) in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 2004-15, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of December 1, 2004, without recourse", or, in the case of each [Initial Mortgage Loan][Subsequent




                                    G-3-1

Mortgage Loan] with respect to property located in the State of California that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates).

          Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the [Initial Mortgage Loans][Subsequent Mortgage Loans] identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or
(ii) the collectibility, insurability, effectiveness or suitability of any such [Initial Mortgage Loan][Subsequent Mortgage Loan].

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       The Bank of New York,
                                            as Trustee



                                       By:______________________________
                                          Name:
                                          Title:




                                    G-3-2

                                  EXHIBIT G-4

                   FORM OF INITIAL CERTIFICATION OF TRUSTEE
                          (SUBSEQUENT MORTGAGE LOANS)

                                    [Date]


[Depositor]

[Sellers]

[Master Servicer]

[Guarantor]

          Re:  CWABS Asset-Backed Certificates, Series 2004-15
               -----------------------------------------------

Gentlemen:

          In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of December 1, 2004 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, Federal National Mortgage Association, as Guarantor, the undersigned, as Trustee, The Bank of New York Trust Company, N.A., as Co-Trustee, the undersigned hereby certifies that, as to each Subsequent Mortgage Loan listed in the Loan Number and Borrower Identification Mortgage Loan Schedule (other than any Subsequent Mortgage Loan paid in full or listed in the attached list of exceptions) the Co-Trustee has received:

          (1) the original Mortgage Note, endorsed by the applicable Seller or the originator of such Subsequent Mortgage Loan, without recourse in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the applicable Seller, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the applicable Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

          (2) a duly executed assignment of the Mortgage in the form permitted by Section 2.01 of the Pooling and Servicing Agreement.

          Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency,


                                    G-3-1
enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Subsequent Mortgage Loans identified on the Loan Number and Borrower Identification Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Subsequent Mortgage Loan.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       The Bank of New York,
                                           as Trustee



                                       By: ____________________________________
                                           Name:
                                           Title:


                                    G-3-2

                                   EXHIBIT H

                    FORM OF FINAL CERTIFICATION OF TRUSTEE

                                    [Date]


[Depositor]

[Master Servicer]

[Sellers]

[Guarantor]

[Class 1-AV-1 Insurer]


          Re:  CWABS Asset-Backed Certificates, Series 2004-15
               -----------------------------------------------

Gentlemen:

          In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of December 1, 2004 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Countrywide Home Loans Servicing LP, Park Monaco Inc., as a Seller, as Master Servicer, Federal National Mortgage Association, as Guarantor, the undersigned, as Trustee, The Bank of New York Trust Company, N.A., as Co-Trustee, the undersigned, as Trustee, hereby certifies that that[, with respect to the Subsequent Mortgage Loans delivered in connection with the Subsequent Transfer Agreement, dated as of __________, 2004 (the "Subsequent Transfer Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, and The Bank of New York, as Trustee,] as to each [Initial Mortgage Loan][Subsequent Mortgage Loan] listed in the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] (other than any [Initial Mortgage Loan][Subsequent Mortgage Loan] paid in full or listed on the attached Document Exception Report) it has received:

          (i) the original Mortgage Note, endorsed by the applicable Seller or the originator of such Mortgage Loan, without recourse in the following form:
"Pay to the order of _________________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the applicable Seller, or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the applicable Seller, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note;

          (ii) in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan, the original recorded Mortgage, and in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is a MERS Mortgage Loan, the original Mortgage, noting thereon the presence of the MIN of the [Initial Mortgage

Loan][Subsequent Mortgage Loan] and language indicating that the [Initial Mortgage Loan][Subsequent Mortgage Loan] is a MOM Loan if the [Initial Mortgage Loan][Subsequent Mortgage Loan] is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded];

          (iii) in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 2004-15, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of December 1, 2004, without recourse", or, in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] with respect to property located in the State of California that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

          (iv) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage (noting the presence of a MIN in the case of each MERS Mortgage Loan);

          (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, with evidence of recording thereon if recordation thereof is permissible under applicable law; and

          (vi) the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto or any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

          If the public recording office in which a Mortgage or assignment thereof is recorded has retained the original of such Mortgage or assignment, the Trustee has received, in lieu thereof, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office.

          Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and related to such Mortgage Loan, and (ii) the information set forth in items (i), (iv), (v),
(vi), (viii), (ix) and (xvii) of the definition of the "Mortgage Loan Schedule" in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the [Initial Mortgage Loans][Subsequent Mortgage Loans] identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or
(ii) the collectibility, insurability, effectiveness or suitability of any such [Initial Mortgage Loan][Subsequent Mortgage Loan].

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                      The Bank of New York,
                                        as Trustee



                                       By: ___________________________________
                                           Name:
                                           Title:

                                  EXHIBIT I-1

               TRANSFER AFFIDAVIT FOR THE CLASS A-R CERTIFICATES

STATE OF              )
                      )      ss.:
COUNTY OF             )

          The undersigned, being first duly sworn, deposes and says as follows:

          1. The undersigned is an officer of _______________, the proposed Transferee of an Ownership Interest in a Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2004 (the "Agreement"), by and among CWABS, Inc., as depositor (the "Depositor"), Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, The Bank of New York Trust Company, N.A., as Co-Trustee, Federal National Mortgage Association, as Guarantor, and The Bank of New York, as Trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

          2. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or to section 4975 of the Internal Revenue Code of 1986, nor is it acting on behalf of or with plan assets of any such plan. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee will endeavor to remain a Permitted Transferee for so long as it retains its Ownership Interest in the Certificate. The Transferee is acquiring its Ownership Interest in the Certificate for its own account.

          3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

          4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)


                                    I-1-1

          5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

          6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit J-1 to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

          7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Class A-R Certificates.

          8. The Transferee's taxpayer identification number is _____.

          9. The Transferee is a U.S. Person as defined in Code section 7701(a)(30).

          10. The Transferee is aware that the Class A-R Certificates may be "noneconomic residual interests" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. In addition, as the holder of a noneconomic residual interest, the Transferee may incur tax liabilities in excess of any cash flows generated by the interest and the Transferee hereby represents that it intends to pay taxes associated with holding the residual interest as they become due.

          11. The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Class A-R Certificates to permit the Transferor to assess the financial capability of the Transferee to pay such taxes.

                                  *   *   *


                                    I-1-2

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of _____________, 20__.

                                      [NAME OF TRANSFEREE]


                                       By: ____________________________________
                                           Name:
                                           Title:


[Corporate Seal]

ATTEST:

-------------------------
[Assistant] Secretary

          Personally appeared before me the above-named _____________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

          Subscribed and sworn before me this ____ day of _______, 20__.



                                 -------------------------------------
                                              NOTARY PUBLIC
                                 My Commission expires the ___ day of
                                              , 20__.


                                    I-1-3

                              Certain Definitions

          "Ownership Interest": As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

          "Permitted Transferee": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the
Code) with respect to any Class A-R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" as defined in section 775 of the Code, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI, and (vii) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class A-R Certificate to such Person may cause any REMIC formed hereunder to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

          "Person": Any individual, corporation, limited liability company, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

          "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.


                                    I-1-4

                       Section 5.02(c) of the Agreement

          (c) Each Person who has or who acquires any Ownership Interest in a Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class A-R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Class A-R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class A-R Certificate unless, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I-1 or Exhibit I-2, respectively.

          (iii) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class A-R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class A-R Certificate and (C) not to Transfer its Ownership Interest in a Class A-R Certificate, or to cause the Transfer of an Ownership Interest in a Class A-R Certificate to any other Person, if it has actual knowledge that such Person is not a Permitted Transferee.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Class A-R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class A-R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class A-R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class A-R Certificate that is in fact not permitted by Section 5.02(b) and this
     Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Trustee shall be entitled but not obligated to recover from any Holder of a Class A-R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class A-R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (v) The Master Servicer shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax



                                    I-1-5
     imposed under section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Class A-R Certificate to any Holder who is not a Permitted Transferee.

          The restrictions on Transfers of a Class A-R Certificate set forth in this section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class A-R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee, the Sellers or the Master Servicer to the effect that the elimination of such restrictions will not cause any constituent REMIC of any REMIC formed hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any ownership Interest in a Class A-R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class A-R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class A-R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.


                                    I-1-6

                                  EXHIBIT J-1

           FORM OF TRANSFEROR CERTIFICATE FOR CLASS A-R CERTIFICATES

                                     Date:


CWABS, Inc.
as Depositor
4500 Park Granada
Calabasas, California  91302

The Bank of New York
as Trustee
101 Barclay Street
New York, New York  10286


            Re:  CWABS, Inc. Asset Backed
                 Certificates, Series 2004-15
                 ----------------------------

Ladies and Gentlemen:

          In connection with our disposition of the Class A-R Certificates, we certify that we have no knowledge that the Transferee is not a Permitted Transferee. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of December 1, 2004, among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, The Bank of New York Trust Company, N.A., as Co-Trustee, Federal National Mortgage Association, as Guarantor, and The Bank of New York, as Trustee.

                                     Very truly yours,



                                     -------------------------------------
                                     Name of Transferor


                                     By: _________________________________
                                     Name:
                                     Title:


                                    J-1-1

                                  EXHIBIT J-2

                      FORM OF TRANSFEROR CERTIFICATE FOR
                             PRIVATE CERTIFICATES

                                     Date:


CWABS, Inc.,
      as Depositor
4500 Park Granada
Calabasas, California 91302

The Bank of New York,
      as Trustee
101 Barclay Street
New York, New York  10286


           Re:  CWABS, Inc. Asset-Backed Certificates,
                Series 2004-15, Class [  ]


Ladies and Gentlemen:

          In connection with our disposition of the above-captioned Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of December 1, 2004, among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, The Bank of New York Trust Company, N.A., as Co-Trustee, Federal National Mortgage Association, as Guarantor, and The Bank of New York, as Trustee.

                                     Very truly yours,


                                     ----------------------------------
                                     Name of Transferor


                                    J-2-1

                                     By: _______________________________
                                     Name:
                                     Title:


                                    J-2-2

                                   EXHIBIT K

                   FORM OF INVESTMENT LETTER (NON-RULE 144A)

                                     Date:


CWABS, Inc.,
      as Depositor
4500 Park Granada
Calabasas, California 91302

The Bank of New York,
      as Trustee
101 Barclay St., 8W
New York, New York  10286


          Re:  CWABS, Inc. Asset-Backed Certificates,
               Series 2004-15, Class [  ]


Ladies and Gentlemen:

          In connection with our acquisition of the above-captioned Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, [(b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d)] either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to
Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement, or using the assets of any such plan or arrangement to effect such acquisition or (ii) if the Certificates have been the subject of an ERISA-Qualifying Underwriting, we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below),
(f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any

Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

          All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of December 1, 2004, among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, The Bank of New York Trust Company, N.A., as Co-Trustee, Federal National Mortgage Association, as Guarantor, and The Bank of New York, as Trustee.

                                     Very truly yours,

                                     ----------------------------------
                                     Name of Transferee

                                     By: _______________________________
                                          Authorized Officer

                                   EXHIBIT L

                           FORM OF RULE 144A LETTER

                                     Date:


CWABS, Inc.,
      as Depositor
4500 Park Granada
Calabasas, California 91302

The Bank of New York,
      as Trustee
101 Barclay Street
New York, New York  10286


          Re:  CWABS, Inc. Asset-Backed Certificates,
               Series 2004-15, Class [  ]

Ladies and Gentlemen:

          In connection with our acquisition of the above-captioned Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to
Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement, or using the assets of any such plan or arrangement to effect such acquisition or (ii) if the Certificates have been the subject of an ERISA-Qualifying Underwriting, we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the

Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates,
(f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of December 1, 2004, among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, The Bank of New York Trust Company, N.A., as Co-Trustee, Federal National Mortgage Association, as Guarantor, and The Bank of New York, as Trustee.

                                     Very truly yours,

                                     ----------------------------------
                                     Name of Transferee

                                     By: _______________________________
                                          Authorized Officer

                             ANNEX 1 TO EXHIBIT L

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         [For Transferees Other Than Registered Investment Companies]

The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

       As indicated below, the undersigned is the President, Chief Financial
          Officer, Senior Vice President or other executive officer of the Buyer.

       In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis either at least $100,000,000 in securities or, if Buyer is a dealer, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

          ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ___  Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934.

          ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

          ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

          ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

          ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

          The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

          For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

          Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                      ------------------------------------
                                                   Print Name of Buyer


                                      By:______________________________________
                                          Name:
                                          Title:

                                      Date: _________________

                                                           ANNEX 2 TO EXHIBIT L
                                                           --------------------


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees That are Registered Investment Companies]

The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

          1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

          ___ The Buyer owned $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          The Buyer is familiar with Rule 144A and under-stands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

          Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee
             Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                      -----------------------------------------
                                            Print Name of Buyer or Adviser


                                      By: _____________________________________
                                      Name:
                                      Title:


                                      IF AN ADVISER:



                                      -----------------------------------------
                                            Print Name of Buyer
                                      Date: ______________________

                                   EXHIBIT M


                     FORM OF REQUEST FOR DOCUMENT RELEASE

Loan Information

     Name of Mortgagor:                     ___________________________________

     Master Servicer
     Loan No.:                              ___________________________________

Co-Trustee

      Name:                                 ___________________________________

      Address:                              ___________________________________



      Co-Trustee
      Mortgage File No.:                    ___________________________________

          The undersigned Master Servicer hereby acknowledges that it has received from _______________________________________, as Co-Trustee for the
Holders of Asset-Backed Certificates, Series 2004-15, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Document Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of December 1, 2004 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, Federal National Mortgage Association, as Guarantor, The Bank of New York, as Trustee and The Bank of New York Trust Company, N.A., as Co-Trustee.

( ) Mortgage Note dated ___________, ____, in the original principal sum of $________, made by __________________, payable to, or endorsed to the order of, the Trustee.

( )  Mortgage recorded on _________________ as instrument no. ________________
     in the County Recorder's Office of the County of ________________, State of _______________ in book/reel/docket _______________ of official records at page/image _____________.

( )  Deed of Trust recorded on _________________ as instrument no.
     ________________ in the County Recorder's Office of the County of
     ________________, State of _______________ in book/reel/docket
     _______________ of official records at page/image _____________.

( )  Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
     _________________ as instrument no. __________ in the County Recorder's Office of the County of __________, State of _______________ in book/reel/docket _______________ of official records at page/image _____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

( )  ______________________________________________

( )  ______________________________________________

( )  ______________________________________________

( )  ______________________________________________

     The undersigned Master Servicer hereby acknowledges and agrees as follows:

          (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trust Fund, solely for the purposes provided in the Pooling and Servicing Agreement.

          (2) The Master Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Co-Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Pooling and Servicing Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Fund, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                      [Master Servicer]


                                      By   ____________________________________


                                      Its  ____________________________________


                                       Date: _________________, ____

                                   EXHIBIT N

                       FORM OF REQUEST FOR FILE RELEASE

                    OFFICER'S CERTIFICATE AND TRUST RECEIPT
                          ASSET-BACKED CERTIFICATES,
                                Series 2004-15

__________________________________________ HEREBY CERTIFIES THAT HE/SHE IS AN
OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

[ALL PAYMENTS OF PRINCIPAL AND INTEREST HAVE BEEN MADE.] [THE [PURCHASE PRICE] [MORTGAGE LOAN REPURCHASE PRICE] FOR SUCH MORTGAGE LOANS HAS BEEN PAID.] [THE MORTGAGE LOANS HAVE BEEN LIQUIDATED AND THE RELATED [INSURANCE PROCEEDS] [LIQUIDATION PROCEEDS] HAVE BEEN DEPOSITED PURSUANT TO SECTION 3.13 OF THE POOLING AND SERVICING AGREEMENT.] [A REPLACEMENT MORTGAGE LOAN HAS BEEN DELIVERED TO THE TRUSTEE IN THE MANNER AND OTHERWISE IN ACCORDANCE WITH THE CONDITIONS SET FORTH IN SECTIONS 2.02 AND 2.03 OF THE POOLING AND SERVICING AGREEMENT.]

LOAN NUMBER:_______________             BORROWER'S NAME:_____________

COUNTY:____________________

[For Substitution or Repurchase Only: The Master Servicer certifies that [an] [no] opinion is required by Section 2.05 [and is attached hereto].]

I HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, THAT ARE REQUIRED TO BE DEPOSITED IN THE CERTIFICATE ACCOUNT PURSUANT TO SECTION
3.05 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

____________                                _____________________
                                            DATED:____________

/ /                                         VICE PRESIDENT
/ /                                         ASSISTANT VICE PRESIDENT

                                                                      Exhibit O

                           Exhibit O is a photocopy
                          of the Depository Agreement
                                 as delivered.

               [See appropriate documents delivered at closing.]

                                  EXHIBIT P

                     FORM OF SUBSEQUENT TRANSFER AGREEMENT

          SUBSEQUENT TRANSFER AGREEMENT, dated as of ____________, 200[_] (this "Subsequent Transfer Agreement"), among CWABS, INC., a Delaware corporation, as depositor (the "Depositor"), COUNTRYWIDE HOME LOANS, INC., a New York corporation, in its capacity as a seller under the Pooling and Servicing Agreement referred to below ("CHL"), PARK MONACO INC., a Delaware corporation, in its capacity as a seller under the Pooling and Servicing Agreement ("Park Monaco" and, together with CHL, the "Sellers"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee");

          WHEREAS, the Depositor, CHL, Park Monaco, the Trustee and Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York Trust Company, N.A., as Co-Trustee, have entered in the Pooling and Servicing Agreement, dated as of December 1, 2004 (the "Pooling and Servicing Agreement"), relating to the CWABS, Inc. Asset-Backed Certificates, Series 2004-15 (capitalized terms not otherwise defined herein are used as defined in the Pooling and Servicing Agreement);

          WHEREAS, Section 2.01(b) of the Pooling and Servicing Agreement provides for the parties hereto to enter into this Subsequent Transfer Agreement in accordance with the terms and conditions of the Pooling and Servicing Agreement;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged the parties hereto agree as follows:

          (a) The "Subsequent Transfer Date" with respect to this Subsequent Transfer Agreement shall be ________ __, 200[_].

          (b) The "Subsequent Transfer Date Purchase Amount" with respect to this Subsequent Transfer Agreement shall be $_______________; provided, however, that such amount shall not exceed the amount on deposit in the Pre-Funding Account.

          (c) The Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date shall be subject to the terms and conditions of the Pooling and Servicing Agreement. by the Sellers as follows.

          (d) Annex A hereto set forth a list of the Mortgage Loans which are Delay Delivery Mortgage Loans.

          (e) In case any provision of this Subsequent Transfer Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

          (f) In the event of any conflict between the provisions of this Subsequent Transfer Agreement and the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall prevail.

          (g) This Subsequent Transfer Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York.

          (h) The Subsequent Transfer Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties to this Subsequent Transfer Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.



                                       CWABS, INC.,
                                         as Depositor



                                       By:__________________________________
                                          Name:
                                          Title:



                                       COUNTRYWIDE HOME LOANS, INC.,
                                         as a Seller



                                       By:__________________________________
                                          Name:
                                          Title:



                                       PARK MONACO INC.,
                                         as a Seller



                                       By:__________________________________
                                          Name:
                                          Title:



                                       THE BANK OF NEW YORK,
                                           not in its individual capacity,
                                           but solely as Trustee



                                       By:___________________________________
                                          Name:
                                          Title:

                                                                        Annex I

  Mortgage Loans for which All or a Portion of a Related Mortgage File is not Delivered to the Trustee on or prior to the Subsequent Transfer Date

                                  EXHIBIT Q-1

                     FORM OF CLASS AF-1 CORRIDOR CONTRACT

               [See appropriate documents delivered at closing.]



                                    Q-1-1

                                  EXHIBIT Q-2

                             FORM OF CLASS 1-AV-1

                               CORRIDOR CONTRACT

               [See appropriate documents delivered at closing.]


                                    Q-2-1

                                  EXHIBIT Q-3

                     FORM OF CLASS 2-AV CORRIDOR CONTRACT


                                    Q-3-1

                                  EXHIBIT Q-4

             FORM OF ADJUSTABLE RATE SUBORDINATE CORRIDOR CONTRACT

                                   EXHIBIT R

                                  [RESERVED]

                                   EXHIBIT S

                FORM OF CORRIDOR CONTRACT ASSIGNMENT AGREEMENT


                      [see document delivered at closing]

                                   EXHIBIT T


               OFFICER'S CERTIFICATE WITH RESPECT TO PREPAYMENTS


                          ASSET-BACKED CERTIFICATES,
                                Series 2004-15

                                    [Date]
Via Facsimile

The Bank of New York,
      as Trustee
101 Barclay Street
New York, New York  10286

Dear Sir or Madam:

          Reference is made to the Pooling and Servicing Agreement, dated as of December 1, 2004, (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, The Bank of New York Trust Company, N.A., as Co-Trustee, Federal National Mortgage Association, as Guarantor, and The Bank of New York, as Trustee. Capitalized terms used herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

          __________________ hereby certifies that he/she is a Servicing Officer, holding the office set forth beneath his/her name and hereby further certifies as follows:

          With respect to the Distribution Date in _________ 20[ ] and each Mortgage Loan set forth in the attached schedule:

          1. A Principal Prepayment in full or in part was received during the related Prepayment Period;

          2. Any Prepayment Charge due under the terms of the Mortgage Note with respect to such Principal Prepayment was or was not, as indicated on the attached schedule using "Yes" or "No", received from the Mortgagor and deposited in the Certificate Account;

          3. As to each Mortgage Loan set forth on the attached schedule for which all or part of the Prepayment Charge required in connection with the Principal Prepayment was waived by the Master Servicer, such waiver was, as indicated on the attached schedule, based upon:

                (i) the Master Servicer's determination that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or

                (ii)(A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law; and

          4. We certify that all amounts due in connection with the waiver of a Prepayment Charge inconsistent with clause 3 above which are required to be deposited by the Master Servicer pursuant to Section 3.20 of the Pooling and Servicing Agreement, have been or will be so deposited.

                                       COUNTRYWIDE HOME LOANS, INC.,
                                         as Master Servicer

        SCHEDULE OF MORTGAGE LOANS FOR WHICH A PREPAYMENT WAS RECEIVED
                     DURING THE RELATED PREPAYMENT PERIOD

--------------------------------- ------------------------------- -------------------------------
Loan Number                       Clause 2:  Yes/No               Clause 3:  (i) or (ii)
--------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- -------------------------------

                                   EXHIBIT U


                          FORM OF CLASS 1-AV-1 POLICY


[GRAPHIC OMITTED] CAPITAL ASSURANCE

                                                   1221 Avenue of the Americas
                                                   New York, New York 10020
                                                   Telephone:  (212) 478-3400
                                                   Facsimile:  (212) 478-3597

     FINANCIAL GUARANTY
     INSURANCE POLICY



  Insured                                                               Policy No:  CA01538A
  Obligations:  CWABS, Inc. Asset-Backed Certificates,
                Series 2004-15
                U.S. $569,880,000 Class 1-AV-1                          Effective Date:  December 30, 2004


     XL Capital Assurance Inc. (XLCA), a New York stock insurance company, in consideration of the payment of the premium, hereby unconditionally and irrevocably guarantees to the Trustee for the benefit of the Owners of the Insured Obligations, the full and complete payment of the Scheduled Payments in respect of the Insured Obligations, subject only to the terms of this Policy (which includes the Endorsement attached hereto).

     XLCA will pay the Insured Amount to the Trustee upon the presentation of a Payment Notice to XLCA (which Payment Notice shall include an irrevocable assignment to XLCA of all rights and claims in respect of the relevant Insured Obligation, as specified in the Payment Notice, free of any adverse claim), on the later of (a) one (1) Business Day following receipt by XLCA of a Payment Notice or (b) the Business Day on which Scheduled Payments are due for payment. XLCA shall be subrogated to the Owners' rights to payment on the Insured Obligations to the extent of any payment by XLCA hereunder. The obligations of XLCA with respect to a Scheduled Payment will be discharged to the extent funds to pay such Scheduled Payment are deposited in the account specified in the Payment Notice, whether such funds are properly applied by the Trustee or claimed by an Owner.

     In addition, in the event that any Scheduled Payment which has become due for payment and which is made to an Owner by or on behalf of the Trustee is recovered or is recoverable from the Owner pursuant to a final order of a court of competent jurisdiction in an Insolvency Proceeding that such payment constitutes an Avoided Payment to such Owner within the meaning of any applicable bankruptcy law, XLCA unconditionally and irrevocably guarantees payment of the amount of such recovery if sufficient funds are not otherwise available (in accordance with Endorsement No. 1 hereto).

     This Policy sets forth in full the undertaking of XLCA and shall not be cancelled or revoked by XLCA for any reason, including failure to receive payment of any premium due hereunder, and may not be further endorsed or modified without the written consent of XLCA. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of XLCA, nor against any risk other than Nonpayment and Avoided Payment, including any shortfalls, if any, attributable to the liability of the Obligor for taxes or withholding taxes if any, including interest and penalties in respect of such liability.

     THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     Any capitalized terms not defined herein shall have the meaning given such terms in the Endorsement attached hereto and forming a part hereof. In witness whereof, XLCA has caused this Policy to be executed as of the Effective Date.

          ----------------------------              ---------------------------
          Name:  David Czerniecki                   Name:  Susan B. Comparato
          Title:  Senior Managing Director          Title:  General Counsel

                Financial Guaranty Insurance Policy Endorsement
                       Effective Date December 30, 2004

                        Attached to and forming part of
               Financial Guaranty Insurance Policy No. CA01538A

Obligor: The trust formed pursuant to the Pooling and Servicing Agreement referred to herein (the "Trust")


Insured Obligations:        CWABS, Inc. Asset-Backed Certificates, Series
                            2004-15
                            U.S. $569,880,000 Class 1-AV-1

Beneficiary:                The Bank of New York, not in its individual
                            capacity, but solely as Trustee of the Trust, for the benefit of the Owners of the Insured
                            Obligations

Capitalized terms used herein and not otherwise defined herein or in the Policy shall have the meanings assigned to them in the Pooling and Servicing Agreement.

     As used herein the term "Business Day" means any day other than a Saturday, a Sunday or a day on which either XLCA or banking or savings and loan institutions in the State of New York, or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

     As used herein the term "Class 1-AV-1 Certificate Deficiency Amount" means, with respect to Scheduled Payments on the Insured Obligations and any Distribution Date, an amount equal to the sum of the following amounts, in each case after giving effect to distributions made on the Insured Obligations on such Distribution Date from sources other than this Policy:

          (i) the excess of (A) the Current Interest and Interest Carry Forward Amount on the Insured Obligations for such Distribution Date over
     (B) any Interest Remittance Amounts allocated to pay such amounts pursuant to Section 4.04 of the Pooling and Servicing Agreement;

          (ii) the Class 1-AV-1 Principal Loss Amount, if any, for such Distribution Date; and

          (iii) without duplication of the amount specified in clause (ii), the Certificate Principal Balance of the Insured Obligations on their Final Scheduled Distribution Date.

     As used herein, the term "Class 1-AV-1 Principal Loss Amount" means, as to any Distribution Date, the excess, if any, of the Certificate Principal Balance of the Insured Obligations, after taking into account distributions in reduction of such Certificate Principal Balance from sources other than this Policy on such Distribution Date, over the aggregate Stated Principal Balance of the Group 2 Mortgage Loans for such Distribution Date.

     As used herein the term "Final Scheduled Distribution Date" means the Distribution Date occurring in June 2035.

     As used herein the term "Insolvency Proceeding" means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any Person, the commencement, after the date hereof, of any proceedings by or against any Person for the winding up or liquidation of its affairs, or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to any Person.

     As used herein the term "Insured Amount" means on any Distribution Date, that portion of the Scheduled Payments that shall become due for payment but shall be unpaid by reason of Nonpayment on such Distribution Date (which shall equal the amount of any related Class 1-AV-1 Certificate Deficiency Amount).

     As used herein the term "Nonpayment" means, with respect to any Distribution Date, the failure of the Trustee to receive in full, in accordance with the terms of the Pooling and Servicing Agreement, funds legally available to pay all or a portion of the Scheduled Payment that is due for payment with respect to such Distribution Date.

     As used herein the term "Owner" means the registered owner of any Insured Obligation as indicated in the registration books maintained by or on behalf of the Trustee for such purpose or, if the Insured Obligation is in bearer form, the holder of the Insured Obligation not including any such owner that is the Trustee, the Seller, the Depositor, the Master Servicer or any of their respective affiliates.

     As used herein, the term "Person" means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department or agency thereof.

     As used herein, the term "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of December 1, 2004, among CWABS, Inc., as depositor, Countrywide Home Loans, Inc., as a seller, Park Monaco Inc., as a seller, Countrywide Home Loans Servicing LP, as master servicer, Federal National Mortgage Association, as guarantor (with respect to the Class 1-AV-1 Certificates), the Trustee and The Bank of New York Trust Company, N.A., as co-trustee, as amended, supplemented or otherwise modified in accordance with its terms.

     As used herein the term "Scheduled Payment" means, with respect to any Distribution Date with respect to the Insured Obligations during the Term of this Policy, (i) the Current Interest and Interest Carry Forward Amount due and payable in respect of the Insured Obligations on such Distribution Date and (ii) (A) for any Distribution Date earlier than the Final Scheduled Distribution Date, distributions allocated to reduce the Certificate Principal Balance of the Insured Obligations in an amount at least sufficient to ensure that no Class 1-AV-1 Principal Loss Amount exists on such Distribution Date and (B) without duplication of the amount specified in clause (ii)(A), for the Final Scheduled Distribution Date, the Certificate Principal Balance of the Insured Obligations outstanding on such Distribution Date, in each case, in accordance with the original terms of the Insured Obligations and the Pooling and Servicing Agreement when the Insured Obligations were issued and without regard to any subsequent amendment or modification of the Insured Obligations or the Pooling and Servicing Agreement that has not been consented to in writing by XLCA. Notwithstanding the foregoing, "Scheduled Payments" shall in no event include payments which become due on an accelerated basis as a result of an optional termination, in whole or in part, or any other cause, unless XLCA elects, in its sole discretion, to pay such amounts in whole or in part (in which event "Scheduled Payments" shall include such accelerated payments as, when, and to the extent so elected by XLCA). In the event that XLCA does not make such election, "Scheduled Payments" shall include payments due in accordance with the original scheduled terms of the Insured Obligations without regard to any acceleration. In addition, "Scheduled Payments" shall not include, nor shall coverage be provided under this Policy in respect of, (i) any amounts due in respect of the Insured Obligations attributable to any increase in interest rate, penalty or other sum payable by the Obligor by reason of any default or event of default in respect of the Insured Obligations, or by reason of any deterioration of the creditworthiness of the Obligor, (ii) any Relief Act Interest Shortfalls, (iii) any Net Rate Carryover, (iv) any Prepayment Interest Shortfalls or (v) any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to any Owner of an Insured Obligation.

     As used herein the term "Term of this Policy" means the period from and including the Effective Date to and including the first date on which (i) all Scheduled Payments have been paid that are required to be paid under the Pooling and Servicing Agreement; (ii) any period during which any Scheduled Payment could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii) above, a final and nonappealable order in resolution of each such proceeding has been entered; provided, further, that if the Owners are required to return any Avoided Payment (as defined below) as a result of such Insolvency Proceeding, then the Term of the Policy shall terminate on the date on which XLCA has made all payments required to be made under the terms of this Policy in respect of all such Avoided Payments.

     To make a claim under the Policy, the Trustee shall deliver to XLCA a Payment Notice in the form of Exhibit A hereto (a "Payment Notice"), appropriately completed and executed by the Trustee. A Payment Notice under this Policy may be presented to XLCA by (i) delivery of the original Payment Notice to XLCA at its address set forth below, or (ii) facsimile transmission of the original Payment Notice to XLCA at its facsimile number set forth below. If presentation is made by facsimile transmission, the Trustee shall
(x) simultaneously confirm transmission by telephone to XLCA at its telephone number set forth below, and (y) as soon as reasonably practicable, deliver the original Payment Notice to XLCA at its address set forth below. Any Payment Notice received by XLCA after 10:00 a.m., New York City time, on a Business Day, or on any day that is not a Business Day, will be deemed to be received by XLCA at 9:00 a.m., New York City time, on the next succeeding Business Day.

     Following receipt by XLCA of a Payment Notice from the Trustee, XLCA shall unconditionally and irrevocably pay an amount payable hereunder in respect of an Insured Amount resulting from a Class 1-AV-1 Certificate Deficiency Amount out of the funds of XLCA on the later to occur of (a) 12:00 noon, New York City time, on the first Business Day following such receipt and
(b) 12:00 noon, New York City time, on the Distribution Date to which such Class 1-AV-1 Certificate Deficiency Amount relates. Payments due hereunder in respect of an

Insured Amount resulting from a Class 1-AV-1 Certificate Deficiency Amount will be disbursed by wire transfer of immediately available funds to the Policy Payment Account established pursuant to the Pooling and Servicing Agreement or, if no such Policy Payment Account has been established, to the Trustee.

     Subject to the foregoing, if the payment of any amount with respect to the Scheduled Payment is voided (a "Preference Event") as a result of an Insolvency Proceeding and as a result of such Preference Event, an Owner is required to return such voided payment, or any portion of such voided payment, made in respect of the Insured Obligation (an "Avoided Payment"), XLCA will pay an amount equal to such Avoided Payment, following receipt by XLCA from the Trustee on behalf of such Owner of (x) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Owner or the Trustee on behalf of the Owner is required to return any such payment or portion thereof because such payment was avoided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y) an assignment, substantially in the form attached hereto as Exhibit B, properly completed and executed by such Owner irrevocably assigning to XLCA all rights and claims of such Owner relating to or arising under such Avoided Payment, and (z) a Payment Notice in the form of Exhibit A hereto appropriately completed and executed by the Trustee.

     XLCA shall make payments due in respect of Avoided Payments no later than 2:00 p.m. New York City time on the Business Day following XLCA's receipt of the documents required under clauses (x) through (z) of the preceding paragraph. Any such documents received by XLCA after 10:00 a.m. New York City time on any Business Day or on any day that is not a Business Day shall be deemed to have been received by XLCA at 9:00 a.m., New York City time, on the next succeeding Business Day. All payments made by XLCA hereunder on account of any Avoided Payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee or any Owner directly (unless an Owner has provided evidence satisfactory to XLCA that it has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order, in which case such payment shall be disbursed to the Trustee). XLCA hereby waives, and agrees not to assert, any and all rights to require the Trustee to make demand on or to proceed against any person, party or security prior to the Trustee demanding payment under this Policy.

     No defenses, set-offs and counterclaims of any kind available to XLCA so as to deny payment of any amount due in respect of this Policy will be valid and XLCA hereby waives, and agrees not to assert, any and all such defenses (including, without limitation, defense of fraud in the inducement or fact, or any other circumstances which would have the effect of discharging a surety in law or in equity), set-offs and counterclaims, including, without limitation, any such rights acquired by subrogation, assignment or otherwise. Upon any payment hereunder, in furtherance and not in limitation of XLCA's equitable right of subrogation and XLCA's rights under the Pooling and Servicing Agreement, XLCA will be subrogated to the rights of the Owner in respect of which such payment was made to receive any and all amounts due in respect of the obligations in respect of which XLCA has made a payment hereunder. Any rights of subrogation acquired by XLCA as a result of any payment made under this Policy shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of any amounts due the Owner on account of payments due under the Insured Obligation. Notwithstanding the foregoing, XLCA does not waive its rights to seek payment in full of all Class 1-AV-1 Reimbursement Amounts owed to it under the Pooling and Servicing Agreement.

     This Policy is neither transferable nor assignable, in whole or in part, except to a successor trustee duly appointed and qualified under the Pooling and Servicing Agreement. All Payment Notices and other notices, presentations, transmissions, deliveries and communications made by the Trustee to XLCA with respect to this Policy shall specifically refer to the number of this Policy and shall be made to XLCA at:

                XL Capital Assurance Inc.
                1221 Avenue of the Americas
                New York, New York 10020
                Attention: Surveillance
                Telephone: (212) 478-3400
                Facsimile:  (212) 478- 3597

or such other address, telephone number or facsimile number as XLCA may designate to the Trustee in writing from time to time. Each such Payment Notice and other notice, presentation, transmission, delivery and communication shall be effective only upon actual receipt by XLCA.

     The obligations of XLCA under this Policy are irrevocable, primary, absolute and unconditional, subject to satisfaction of the conditions for making a claim under this Policy, and neither the failure of any Person to perform any covenant or obligation in favor of XLCA (or otherwise), nor the commencement of any Insolvency Proceeding shall in any way affect or limit XLCA's obligations under this Policy. If a successful action or proceeding to enforce this Policy is brought by the Trustee, the Trustee shall be entitled to recover from XLCA costs and expenses reasonably incurred, including, without limitation, reasonable fees and expenses of counsel.

     This Policy and the obligations of XLCA hereunder shall terminate on the expiration of the Term of this Policy. This Policy shall be returned to XLCA by the Trustee upon the expiration of the Term of this Policy.

     The Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law does not cover this Policy. The Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code does not cover this Policy. In the event that XLCA were to become insolvent, the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code excludes from coverage any claims arising under this Policy.

     THIS POLICY SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

     In the event any term or provision of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and be binding.


                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, XL Capital Assurance Inc. has caused this Endorsement to the Policy to be executed on the Effective Date.


-----------------------------------         -----------------------------------
Name:  David Czerniecki                     Name:  Susan B. Comparato
Title:  Senior Managing Director            Title:  General Counsel

         Exhibit A to Financial Guaranty Insurance Policy No. CA01538A

XL Capital Assurance Inc.
1221 Avenue of the Americas
New York, New York 10020
Attention:  Surveillance

                                PAYMENT NOTICE
            UNDER FINANCIAL GUARANTY INSURANCE POLICY NO. CA01538A

     The Bank of New York, as Trustee (the "Trustee"), hereby certifies to XL Capital Assurance Inc. ("XLCA") with reference to that certain Financial Guaranty Insurance Policy, No. CA01538A, dated December 30, 2004 together with the Endorsement attached thereto (the "Policy"), issued by XLCA in favor of the Trustee on behalf of the Owner under the Pooling and Servicing Agreement, as follows:

     1. The Trustee is the Trustee under the Pooling and Servicing Agreement and the Beneficiary on behalf of each Owner of the Policy.

     2. The Trustee is entitled to make a demand under the Policy pursuant to
Section 4.06 of the Pooling and Servicing Agreement.

     3. This notice relates to the [insert date] Distribution Date. The amount demanded is to be paid in immediately available funds to the [Specify Account] at [Identify Financial Institution Holding Account] account number[_____].

     [For a Payment Notice in respect of Insured Amounts resulting from a Class 1-AV-1 Certificate Deficiency Amount, use paragraph 4.]

     4. The Trustee demands payment of $________ which is an amount equal to the sum of the following amounts:

          (i) $_________, which is the amount of the excess of (A) the Current Interest and Interest Carry Forward Amount on the Insured Obligations for such Distribution Date over (B) any Interest Remittance Amounts allocated to pay such amounts pursuant to Section 4.04 of the Pooling and Servicing Agreement;

          (ii) $_________, which is the amount of the Class 1-AV-1 Principal Loss Amount, if any, for such Distribution Date; and

          (iii) without duplication of the amount specified in clause (ii), $_________, which is the amount of the Certificate Principal Balance of the Insured Obligations on the current Distribution Date, which is the Final Scheduled Distribution Date.

     [For a Payment Notice in respect of an Avoided Payment use the following paragraphs [4] or [5].]

     [4.] or [5.] The Trustee hereby represents and warrants, based upon information available to it, that (i) the amount entitled to be drawn under the Policy on the date hereof in respect of Avoided Payments is the amount paid or to be paid simultaneously with such draw on the Policy, by the Owner on account of a Preference Event [$________] (the "Avoided Payment Amount") and (ii) the documents required by the Policy to be delivered in connection with such Avoided Payment and Avoided Payment Amount have previously been presented to XLCA or are attached hereto.

     [6] The Trustee agrees that, following payment of funds by XLCA, it shall use reasonable efforts to ensure (a) that such amounts are applied directly to the payment of any Insured Amount which is due for payment; (b) that such funds are not applied for any other purpose; and (c) the maintenance of an accurate record of such payments in respect of each Insured Obligation and the corresponding claim on the Policy and the proceeds thereof.

     [7] The Trustee, on behalf of itself and the Owners, hereby assigns to XLCA all rights and claims (including rights of actions and claims in respect of securities laws violations or otherwise) of the Trustee and the Owners with respect to the Insured Obligation to the extent of any payments under the Policy. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to XLCA in respect of such payments. The Trustee shall take such action and deliver such instruments as may be reasonably required by XLCA to effectuate the purposes of provisions of this Clause 7.

     [8] The Trustee, on behalf of itself and the Owners, hereby appoints XLCA as agent and attorney-in-fact for the Trustee and the Owners in any legal proceeding in respect of the Insured Obligation. The Trustee, on behalf of itself and the Owners, hereby (and without limiting the generality of the preceding sentence) agrees that XLCA may at any time during the continuation of any proceeding by or against any debtor with respect to which a Preference Claim (as defined below) or other claim with respect to the Insured Obligation is asserted under any Insolvency Proceeding, direct all matters relating to such Insolvency Proceeding, including, without limitation, (a) all matters relating to any claim in connection with an Insolvency Proceeding seeking the avoidance as a preferential transfer of any payment made with respect to the obligations (a "Preference Claim"), (b) the direction of any appeal of any order relating to any Preference Claim and (c) the posting of any surety, supersedes or performance bond pending any such appeal. In addition, the Trustee, on behalf of itself and the Owners, hereby agrees that XLCA shall be subrogated to, and the Trustee, on behalf of itself and the Owners, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Trustee and the Owners in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

s


     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Policy or the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, this notice has been executed this ____ day of ________, ____.

                               THE BANK OF NEW YORK, not in its individual capacity, but solely as Trustee for CWABS, Inc. Asset-Backed Certificates, Series 2004-15



                               By:
                                  -----------------------------------------
                                             Authorized Officer

     Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading Information Concerning Any Fact Material Thereof, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation

        Exhibit B to Financial Guaranty Insurance Policy, No. CA001538A

     Form of Assignment

     Reference is made to the Financial Guaranty Insurance Policy No. CA01538A, dated December 30, 2004 (together with the Endorsement attached thereto, the "Policy") issued by XL Capital Assurance Inc. ("XLCA") relating to the CWABS, Inc. Asset-Backed Certificates, Series 2004-15, Class 1-AV-1. Unless otherwise defined herein, capitalized terms used in this Assignment shall have the meanings assigned thereto in the Policy as incorporated by reference therein. In connection with the Avoided Payment of [$________] paid by the undersigned (the "Owner") on [__________] and the payment by XLCA in respect of such Avoided Payment pursuant to the Policy, the Owner hereby irrevocably and unconditionally, without recourse, representation or warranty (except as provided below), sells, assigns, transfers, conveys and delivers all of such Owner's rights, title and interest in and to any rights or claims, whether accrued, contingent or otherwise, which the Owner now has or may hereafter acquire, against any person relating to, arising out of or in connection with such Avoided Payment. The Owner represents and warrants that such claims and rights are free and clear of any lien or encumbrance created or incurred by such Owner.(1)

                                      ----------------------------------
                                      Owner





----------------
     1 In the event that the terms of this form of assignment are reasonably determined to be insufficient solely as a result of a change of law or applicable rules after the date of the Policy to fully vest all of the Owner's right, title and interest in such rights and claims, the Owner and XLCA shall agree on such other form as is reasonably necessary to effect such assignment, which assignment shall be without recourse, representation or warranty except as provided above.

                                   EXHIBIT V

            FORM OF TRUSTEE NOTICE WITH RESPECT TO REMIC PROVISIONS


                                    [date]

Fannie Mae
4000 Wisconsin Avenue, N.W.
Washington, DC 20016

Dear Sir:

          Reference is hereby made to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of December 1, 2004, among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, Federal National Mortgage Association, as Guarantor, The Bank of New York Trust Company, N.A., as Co-Trustee, and The Bank of New York, as Trustee. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in Pooling and Servicing Agreement.

          The undersigned, an officer of the Trustee, hereby certifies to you that the Trustee has complied with the REMIC Provisions for the preceding calendar year.

                                            THE BANK OF NEW YORK
                                            By:
                                            Name:
                                            Title:

                                  SCHEDULE I

           PREPAYMENT CHARGE SCHEDULE AND PREPAYMENT CHARGE SUMMARY


        [Delivered to Trustee at closing and on file with the Trustee.]



                                    S-I-1

                                  SCHEDULE II

                              COLLATERAL SCHEDULE


--------------------------------------- -------------- ------------- -------------- ---------------
Characteristic                          Applicable     Loan Group 1  Loan Group 2   Loan Group 3
                                        Section
--------------------------------------- -------------- ------------- -------------- ---------------
Single-Family Detached Dwellings        2.03(b)(32)    79.94%        74.23%         75.41%
--------------------------------------- -------------- ------------- -------------- ---------------
Two- to Four-Family Dwellings           2.03(b)(32)    3.75%         3.79%          4.24%
--------------------------------------- -------------- ------------- -------------- ---------------
Low-Rise Condominium Units              2.03(b)(32)    3.73%         5.59%          4.86%
--------------------------------------- -------------- ------------- -------------- ---------------
High-Rise Condominium Units             2.03(b)(32)    0.15%         0.3%           0.43%
--------------------------------------- -------------- ------------- -------------- ---------------
Manufactured Housing                    2.03(b)(32)    0.15%         0%             0.13%
--------------------------------------- -------------- ------------- -------------- ---------------
PUDs                                    2.03(b)(32)    12.28%        16.09%         15.49%
--------------------------------------- -------------- ------------- -------------- ---------------
Earliest Origination Date               2.03(b)(33)    7/29/1999     9/10/2004      3/20/2000
--------------------------------------- -------------- ------------- -------------- ---------------
Prepayment Penalty                      2.03(b)(35)    77.23%        67.97%         67.47%
--------------------------------------- -------------- ------------- -------------- ---------------
Investor Properties                     2.03(b)(36)    1.7%          0.94%          1.28%
--------------------------------------- -------------- ------------- -------------- ---------------
Primary Residences                      2.03(b)(36)    97.67%        98.62%         97.89%
--------------------------------------- -------------- ------------- -------------- ---------------
Lowest Current Mortgage Rate            2.03(b)(48)       N/A         4.5%           5%
--------------------------------------- -------------- ------------- -------------- ---------------
Highest Current Mortgage Rate           2.03(b)(48)       N/A         12%            16%
--------------------------------------- -------------- ------------- -------------- ---------------
Weighted Average Current Mortgage Rate  2.03(b)(48)       N/A         6.973%         7.332%
--------------------------------------- -------------- ------------- -------------- ---------------
Lowest Gross Margin                     2.03(b)(51)       N/A         2.25%          2.25%
--------------------------------------- -------------- ------------- -------------- ---------------
Highest Gross Margin                    2.03(b)(51)       N/A         8%             12.43%
--------------------------------------- -------------- ------------- -------------- ---------------
Weighted Average Gross Margin           2.03(b)(51)       N/A         6.465%         7.007%
--------------------------------------- -------------- ------------- -------------- ---------------
Date   before   which   each   Initial  2.03(b)(52)    12/28/2004    12/24/2004     12/28/2004
Mortgage Loan has a Due Date
--------------------------------------- -------------- ------------- -------------- ---------------

---------------------- ------------------ -------------------------- -------------- --------------
Adjustment Date        Applicable         Adjustable  Rate Mortgage  Two-Year       Three-Year
                       Section            Loans (other than          Hybrid         Hybrid
                                          Two-Year  and  Three-Year  Mortgage       Mortgage
                                          Hybrid Mortgage Loans)     Loans          Loans
---------------------- ------------------ -------------------------- -------------- --------------
Latest Next            2.03(b)(34)        7/1/2005                   1/1/2007       1/1/2008
Adjustment Date
---------------------- ------------------ -------------------------- -------------- --------------



                                   S-III-1